UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No. 2)
Check the appropriate box:
☑	Preliminary Information Statement
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☐	Definitive Information Statement

NATIONAL QUALITY CARE, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS
NATIONAL QUALITY CARE, INC.
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
(310) 860-9936
DATE FIRST MAILED TO STOCKHOLDERS: March 2, 2009
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.
To the holders of common stock of National Quality Care, Inc.:
This Notice and the accompanying Information Statement (the “Information Statement”) are furnished to the stockholders (the “Stockholders”) of National Quality Care, Inc. (“NQCI,” the “Company,” “we,” “us” or “our”) in connection with the action taken by the written consent of holders of more than a majority of the Company’s issued and outstanding common stock with respect to the transaction (the “Technology Transaction”) contemplated by the interim arbitration awards dated June 9 and August 4, 2008 and January 30, 2009 relating to the Merger Agreement dated as of September 1, 2006, by and among Xcorporeal, Inc. (“Xcorporeal”), NQCI Acquisition Corporation and NQCI. The Technology Transaction involves the assignment of NQCI’s technology relating to its wearable artificial kidney and other medical devices in consideration of shares of Xcorporeal’s common stock, and will constitute a sale of substantially all of the assets of the Company. This Information Statement is being sent to our Stockholders in accordance with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 228(e) of the Delaware General Corporation Law (the “DGCL”).
On September 15, 2008, the holders of 34,885,608 shares (or 54.75%) of the issued and outstanding common stock of NQCI, considered and approved by written consent the Technology Transaction. This written consent is sufficient to approve the Technology Transaction and the Company’s execution and delivery of any and all documents necessary to the consummation of the Technology Transaction. As the matters set forth in this Notice and the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of our common stock, your vote or consent is not requested or required to approve these matters. Pursuant to Rule 14c-2 of the Exchange Act, the Technology Transaction will not be effectuated until at least twenty (20) days after the date this Information Statement is mailed to the Stockholders. The issuance of common stock to NQCI in Technology Transaction is also subject to the vote of Xcorporeal’s stockholders. Xcorporeal has filed a preliminary proxy statement with the Securities and Exchange Agreement indicating a date of “March 20, 2009” for the meeting of its stockholders to approve such issuance.
The enclosed Information Statement is for information purposes and is being mailed on or about March 2, 2009 to Stockholders of record as of the close of business on September 15, 2008 (the “Record Date”).
Under Section 228 of the DGCL, we are required to provide prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to us. As of the Record Date, there were 63,716,252 shares of our common stock outstanding, each of which would have been entitled to one vote at a meeting called to approve the Technology Transaction.

Pursuant to the Delaware General Corporation Law, our Stockholders are not entitled to appraisal rights with respect to the actions described herein, and we will not independently provide Stockholders with any such right.
The Information Statement describes the Technology Transaction in more detail. You are encouraged to read the entire Information Statement carefully.

By Order of the Board of Directors,

Robert M. Snukal
President and CEO
Beverly Hills, California
March 2, 2009

NATIONAL QUALITY CARE, INC.
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
(310) 860-9936

INFORMATION STATEMENT
March 2, 2009

GENERAL INFORMATION
This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.01 per share (the “Common Stock”), of National Quality Care, Inc., a Delaware corporation (the “Company”), to notify such Stockholders of the action taken by holders of a majority of the outstanding Common Stock.
The close of business on September 15, 2008 is the “Record Date” for the determination of Stockholders who are entitled to receive this Information Statement. As of the Record Date, there were 63,716,252 shares of our Common Stock outstanding, each of which is entitled to one vote per share.
On September 15, 2008, the Company received written consent in lieu of a meeting of Stockholders from Stockholders holding 34,885,608 shares (or 54.75%) of the Common Stock, approving the transaction (the “Technology Transaction”) contemplated by the interim arbitration awards dated June 9 and August 4, 2008 and January 30, 2009 relating to the Merger Agreement dated as of September 1, 2006, by and among Xcorporeal, Inc. (“Xcorporeal”), NQCI Acquisition Corporation and NQCI (the “Merger Agreement”). The Technology Transaction involves the assignment of NQCI’s technology relating to its wearable artificial kidney and other medical devices in consideration of shares of Xcorporeal’s common stock. Your consent is not required and is not being solicited in connection with the approval of the Technology Transaction or the Company’s execution and delivery of any and all documents necessary to the consummation of the Technology Transaction.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
This Information Statement is being mailed on or about March 2, 2009, to all Stockholders of record as of the Record Date. Pursuant to Rule 14c-2 of the Exchange Act, the action by written consent described herein will not be effective until 20 days after the date this Information Statement is mailed to the Stockholders.
This information statement also serves as notice to you of an action taken by less than unanimous written consent, which is required by Section 228 of the Delaware General Corporation Law. Pursuant to the Delaware General Corporation Law, our Stockholders are not entitled to appraisal rights with respect to the actions described herein, and we will not independently provide Stockholders with any such right. This Information Statement describes the Technology Transaction and the Merger Agreement in more detail. You are encouraged to read the entire document carefully.

SUMMARY OF INFORMATION
The following summary contains certain information from this Information Statement. It does not contain all the details concerning the Technology Transaction, including information that may be important to you. To better understand the Technology Transaction, you should carefully review this entire Information Statement and any and all documents it refers to.
Summary Term Sheet of the Technology Transaction
The following summarizes the terms of the Technology Transaction. You are urged to read the more detailed description under “The Technology Transaction” below.
•	Xcorporeal will issue to NQCI 9,230,000 shares of its common stock (or 39% of Xcorporeal’s outstanding common stock immediately after the closing of the Technology Transaction).

•	NQCI will transfer and assign to Xcorporeal all of its intellectual property (including know-how) relating to the wearable artificial kidney and other medical devices.

•	Closing of the Technology Transaction is contingent upon approval by Xcorporeal’s shareholders of the issuance of the common stock to NQCI. Xcorporeal has filed a preliminary proxy statement with the Securities and Exchange Agreement indicating a date of “March 20, 2009” for the meeting of its stockholders to approve the issuance of the common stock to NQCI in the Technology Transaction.

•	If the Technology Transaction is not approved by Xcorporeal’s shareholders, all of the technology relating to the wearable kidney and other medical devices will be decreed by an arbitration award to be NQCI’s sole and exclusive property. In addition, in such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages.

•	The closing of the Technology Transaction will not occur until at least 20 days after the mailing of this Information Statement to Stockholders and, assuming approval by Xcorporeal’s stockholders, is expected to be completed on or about March 22, 2009. However, it is possible that factors outside NQCI’s and Xcorporeal’s control, including approval of Xcorporeal’s stockholders and developments related to the arbitration, could require the parties to complete the Technology Transaction at a later time or not complete it at all.

•	As soon as it is clear that the shares issued to NQCI can be issued in compliance with applicable law and SEC requirements, the arbitrator will issue a partial final award that will specify Xcorporeal’s remaining obligations to register the shares for resale. The second interim award provided that within 90 days of the closing, Xcorporeal is required to register the shares issued to NQCI for potential resale to the public. NQCI has no current plans to resell such shares to the public. Nonetheless, at any time or from time to time, and as permitted by applicable law, the Company may determine to resell some or all of the shares as may be in the best interests of the Company and its shareholders.
The following are some of the questions that NQCI Stockholders may have regarding the material terms of the Technology Transaction, and answers to those questions:
Q: Why am I receiving this document?
A: On September 15, 2008, the Company received written consent in lieu of a meeting of Stockholders from Stockholders holding 34,885,608 shares (or 54.75%) of the Common Stock, approving the Technology Transaction, which will constitute a sale of substantially all of the assets of the Company. This Information Statement is being sent to our stockholders to comply with the requirements of Section 14(c) of the Exchange Act and Section 228(e) of the DGCL.
This Information Statement includes important information about the Technology Transaction. NQCI Stockholders should read this information carefully and in its entirety.

Q: What will NQCI Stockholders receive through the Technology Transaction?
A: NQCI Stockholders will not directly receive any consideration from the Technology Transaction. All shares of Xcorporeal common stock issued to NQCI in the Technology Transaction will be owned by and constitute assets of NQCI.
Q: Are there any conditions to the consummation of the Technology Transaction?
A: Yes. Consummation of the Technology Transaction is subject to approval by the stockholders of Xcorporeal and the passage of 20 days after mailing of this Information Statement to Stockholders. Xcorporeal has filed a preliminary proxy statement with the Securities and Exchange Agreement indicating a date of “March 20, 2009” for the meeting of its stockholders to approve the issuance of the common stock to NQCI in the Technology Transaction.
Q: When will the Technology Transaction be completed?
A: The Technology Transaction will not be completed until at least 20 days after the mailing of this Information Statement to Stockholders and, assuming approval by stockholders of Xcorporeal, is expected to be completed on or about March 22, 2009. However, it is possible that factors outside NQCI’s and Xcorporeal’s control, including developments related to the arbitration pursuant to which the Technology Transaction was ordered, could cause the parties to complete the Technology Transaction at a later time or not complete it at all.
Q: What Stockholder approvals are needed in connection with the Technology Transaction?
A: Approval of the Technology Transaction requires the affirmative vote of a majority of the shares of our Common Stock, which has been received by written consent. The following Shareholders executed the written consent: Robert Snukal, Jose Spiwak, Ronald Lang, Edmond Rambod, and Leonard Berezousky (individually and a Trustee of four trusts that have acquired shares of NQCI). These Shareholders collectively held as of the Record Date approximately 54.75% of our Common Stock. The following of these persons hold positions with us: Mr. Snukal (President, CEO and director), Mr. Spiwak (director), Mr. Lang (secretary and director), Mr. Berezousky (CFO and director) and Mr. Rambod (CSO and director).
Q: What should NQCI Stockholders do now?
A: As the Technology Transaction has been duly authorized and approved by the written consent of the holders of more than a majority of our Common Stock, no further consent or other action of the Stockholders is requested or required.
Q: Can NQCI Stockholders dissent and require appraisal of their shares?
A: No. NQCI Stockholders do not have dissenters’ or appraisal rights in connection with the Technology Transaction.
Q: Who can answer my questions about the Technology Transaction?
A: If an NQCI Stockholder has any questions about the Technology Transaction, please contact Robert M. Snukal at (310) 860-9936 or at National Quality Care, Inc., 9033 Wilshire Boulevard, Suite 501, Beverly Hills, California, 90211.

The Companies
National Quality Care, Inc.:
National Quality Care, Inc.:
9454 Wilshire Boulevard
Penthouse 6
Beverly Hills, California 90212
Telephone: (310) 860-9936
NQCI has primarily been a research and development company. NQCI’s platform technology is a wearable artificial kidney for dialysis and other medical applications. This device treats the blood of patients through a pulsating, dual-chambered pump. With a wearable artificial kidney, patients can have 24-hour dialysis, seven days a week, without having to spend long hours attached to a large machine at a clinic, allowing them to maintain a reasonable life style. Pending resolution of the arbitration with Xcorporeal, the Company suspended its research and development efforts with respect to the wearable artificial kidney and has no active business operations. NQCI has continued to prosecute our patents and take other steps to perfect our intellectual property rights.
Xcorporeal, Inc.
Xcorporeal, Inc.
12121 Wilshire Blvd., Suite 350
Los Angeles, California 90025
Telephone: (310) 923-9990
Xcorporeal is a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. Such devices will seek to provide patients with improved, efficient and cost effective therapy. The extra-corporeal platform leads to three initial products: (i) a Portable Artificial Kidney (PAK) for hospital Renal Replacement Therapy (RRT); (ii) a PAK for home hemodialysis; and (iii) a Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis. Xcorporeal has developed such products for the hospital market and plans to commercialize a home hemodialysis device for the End Stage Renal Disease market, comprised of patients in whom the kidneys have ceased to function.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement and other materials NQCI has filed or will file with the Securities and Exchange Commission (as well as information included in NQCI’s other written or oral statements) contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “strategy,” “may,” “forecast,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “intend,” “project,” “goal,” “target” or similar expressions. These forward-looking statements address, among other things, the anticipated consummation and effects of the Technology Transaction and ultimate results of the arbitration proceedings. These forward-looking statements are based on the current plans and expectations of NQCI’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if any of them occurs, what effect they will have on NQCI’s results of operations or financial condition. Some of these risks and uncertainties are related to the vote of Xcoporeal’s shareholders, developments in the arbitration and our current business situation, including but not limited to our lack of revenues, our history of operating losses, our need for additional financing, and the uncertainty about our ability to continue as a going concern.
You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this document. NQCI does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

THE TECHNOLOGY TRANSACTION
Background of the Technology Transaction
On September 1, 2006, the Company entered into two related agreements with Xcorporeal: a Merger Agreement (the “Merger Agreement”) and a license agreement (the “License Agreement”). The Merger Agreement contemplated that, subject to certain conditions to closing, the parties would enter into either (i) a reverse triangular merger in which the Company would become a wholly owned subsidiary of Xcorporeal, or (ii) a transaction pursuant to which Xcorporeal would issue to the Company shares of its common stock in exchange for the assignment of the technology relating to the Company’s wearable artificial kidney and other medical devices (this transaction was defined as the “Technology Transaction”). Under the terms of the License Agreement, the Company granted to Xcorporeal an exclusive license for ninety-nine years (or until the expiration of the Company’s proprietary rights in the technology, if earlier) to all technology relating to the Company’s wearable artificial kidney and other medical devices, and is entitled to a minimum annual royalty of $250,000.
At the time the Merger Agreement and License Agreements were entered into, the Company’s Board of Directors determined that it was in the best interests of the Company’s stockholders to cease its research and development operations as a stand-alone public entity. The Company had realized net losses and negative cash flow since inception. The Company’s growth strategy would require additional financing and would result in additional losses. Financing had not be readily available and not on terms that would have been acceptable to the Company. Given the financial performance of the Company’s operating business and the uncertainties regarding its future growth and profitability, the Company’s board of directors believed it would be in the best interest of its stockholders to enter into a transaction with Xcorporeal, whose management appeared to have similar objectives for the future of the Company’s technology and better prospects for obtaining near-term financing.
Following execution of the Merger Agreement and the License Agreement, the parties attempted to close the transactions contemplated by the Merger Agreement, but disputes arose regarding satisfaction of the conditions to closing and with respect to certain provisions of the Merger Agreement. In addition, a dispute arose as to whether the License Agreement would survive a failure to consummate either of the two transactions contemplated by the Merger Agreement. The Company took the position that the License Agreement was revocable if the Merger Agreement and the transactions contemplated therein were terminated. Xcorporeal disagreed and on December 1, 2006, Xcorporeal filed a demand for arbitration against the Company, alleging an anticipatory breach of the License Agreement. The parties were thereafter unable to agree upon whether the Company had satisfied the conditions to closing specified in the Merger Agreement. Alleging that Xcorporeal had represented to it that the License Agreement was temporary and revocable and further asserting that Xcorporeal had wrongfully refused to close under the Merger Agreement as part of a scheme to procure a long-term exclusive license that the Company had not bargained for, the Company purported to terminate, effective as of December 29, 2006, the Merger Agreement and the License Agreement and all transactions contemplated thereby. Xcorporeal consented to the termination of the Merger Agreement, but disputed NQCI’s termination of the License Agreement.
At the same time the Company terminated the Merger Agreement and the License Agreement, it filed a lawsuit against Xcorporeal and against Victor Gura. Gura had been an officer and director of the Company when the agreements were entered into, and subsequently joined the Xcorporeal board of directors. In the lawsuit, the Company alleged that Xcorporeal wrongfully induced Dr. Gura to become a member of Xcorporeal’s board of directors at the same time that he was an officer and director of the Company, and that both parties misappropriated the Company’s valuable rights and committed other wrongful acts in connection with the Merger Agreement, the License Agreement and the transactions contemplated thereby. In the lawsuit, the Company alleged that Xcorporeal had engaged in intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition and conversion. In addition, the Company alleged against Gura breach of contract, breach of fiduciary duty, intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition, conversion and violation of California Labor Code Section 2860. Gura and Terren S. Peizer, Xcorporeal’s Chairman of the Board, subsequently stipulated to the Company’s filing of its claims against them as part of the arbitration proceeding related to the License Agreement, after which the Company dismissed its lawsuit without prejudice.

On January 22, 2007, Xcorporeal filed a statement of claims in the arbitration proceeding. In this statement, Xcorporeal alleged that we breached several provisions of the Merger Agreement and engaged in interference with Xcorporeal’s contractual relations and prospective economic business advantage. In addition, Xcorporeal alleged that we improperly terminated the License Agreement and that it retained the exclusive right to use the Company’s technology. On February 5, 2007, the Company filed a response to Xcorporeal’s statement of claims denying that it breached the Merger Agreement and asserting, among other things, that it properly terminated the License Agreement and that the License Agreement did not by its own terms and the meaning of the agreements survive the success or failure of the transactions contemplated by the Merger Agreement. In this response, the Company asserted counterclaims against Xcorporeal for fraud, rescission, reformation, breach of contract, unjust enrichment and defamation. The Company amended its response on March 9, 2007 and on April 4, 2007 to add its claims against Peizer and Gura and ultimately stated claims and counterclaims against Xcorporeal and Peizer for fraud and defamation; against Gura for fraudulent concealment and violation of California Labor Code Section 2860; against Xcorporeal for rescission, reformation and breach of contract; and against Xcorporeal, Peizer and Gura for conversion, intentional interference with prospective economic advantage, intentional interference with contractual relations, unfair business practices, unfair competition, misappropriation of trade secrets and conspiracy. Xcorporeal, Peizer and Gura filed responses generally denying the Company’s allegations and asserting counter-claims.
The arbitration was held in February 2008. On June 9, 2008, the arbitrator issued an interim award in which he stated that “the core dispute is whether the Merger Agreement is dead and the License Agreement is prospectively enforceable.” The arbitrator concluded that the License Agreement was not to survive the failure of the transactions contemplated by the Merger Agreement, that Xcorporeal had waived and excused the Company’s obligations to perform under the Merger Agreement and that the appropriate remedy under the circumstances was to award the Company specific performance of the Technology Transaction. The arbitrator rejected the Company’s fraud, misappropriation and other claims, and rejected Gura’s claims against the Company and the Company’s claims against Gura. In addition, the arbitrator stated that the Company was the prevailing party in the arbitration and therefore entitled to recover its fees and costs.
Pursuant to the interim award, the Company applied for an award of fees and costs of approximately $3.9 million against Xcorporeal and of approximately $105,000 against Gura. Such amounts included fees and costs of the Company’s attorneys, experts and certain witnesses, as well as the costs and fees of the arbitration service, court reporters and litigation support services. Gura filed a separate application against the Company for approximately $617,000 in fees and costs. Because the Company had prevailed on some, but not all, of its claims, the arbitrator awarded the Company approximately $1.87 million in fees and costs. The arbitrator rejected the Company’s application against Gura and Gura’s application against the Company.
On August 4, 2008, the arbitrator issued a second interim award in which he established a schedule for completion of the Technology Transaction, as well as for the filing of a registration statement with respect to the resale of the shares of Xcorporeal to be issued to the Company at the closing (the “Registration Statement”). In the second interim award, the arbitrator clarified that the only conditions to the closing of the Technology Transaction were the filing and mailing of information statements by the parties as required by law, and the filing by Xcorporeal of the Registration Statement. On the basis of his interpretation of the parties’ intent as reflected by the provision in the Merger Agreement specifying that the Company is entitled, upon consummation of the Technology Transaction, to a 48% interest in Xcorporeal, as measured as of the date of the Merger Agreement and as adjusted for stock splits and certain other events, the arbitrator further confirmed that the Company is entitled to 9,230,000 shares of Xcorporeal, Inc. (AMEX: XCR) upon closing of the Technology Transaction.

Under the schedule established by the arbitrator, Xcorporeal was required to file an information statement or a proxy statement with respect to the Technology Transaction, which information statement was filed on August 22, 2008, and to close the Technology Transaction promptly following satisfaction of statutory requirements regarding information statements or proxy statements, as the case may be. The second interim award also provides that the Registration Statement is to be filed by Xcorporeal within 30 days of closing and become effective within 90 days of filing. On January 30, 2009, the arbitrator issued an amended order regarding the interim awards in response to Xcorporeal’s assertions that the Xcorporeal shares could not be issued to the Company and registered for resale as contemplated by the interim awards due to securities law issues. The amended order provides that, as soon as it is clear that the shares can be issued in compliance with applicable law and SEC requirements, the arbitrator will issue a partial final award that will finalize the interim awards, address the Company’s requests for payment of royalties and expenses (as described below) and award the attorneys’ fees previously awarded. In addition, the partial final award will also specify Xcorporeal’s remaining obligation to register the shares, and provide that the arbitrator retains jurisdiction to monitor Xcorporeal’s compliance with that obligation, to award any appropriate relief if Xcorporeal fails to comply and to entertain a supplemental fee application.
In the event that the Technology Transaction is not approved by Xcorporeal’s shareholders, the Company will receive an alternate award in which all of the technology covered by the License Agreement shall be decreed to be the sole and exclusive property of the Company. In such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages.
The arbitrator further ordered in the second interim award that the License Agreement will remain in effect until the closing of the Technology Transaction, or until the arbitrator determines that no such closing will occur and that instead the alternate award described above will apply. Because the License Agreement remains in effect pursuant to the second interim award, royalties and certain expenses continue to accrue under its terms. On August 7, 2008, the Company made a demand to Xcorporeal for a minimum royalty of $250,000 that was due on or before December 1, 2007, and for licensor expenses of approximately $690,000. On December 11, 2008 the Company made a demand to Xcorporeal for an additional minimum royalty of $250,000 that was due on or before December 1, 2008. Following additional analysis of the expenses demanded under the License Agreement, the Company subsequently reduced its demand for such expenses to approximately $495,000. On January 13, 2009, the Company filed an application with the arbitrator seeking payment from Xcorporeal of these royalty and expense amounts. The arbitrator has yet to rule on such demand.
By issuing “interim” awards to date, the arbitrator has retained jurisdiction to oversee either the closing of the Technology Transaction or the implementation of the alternate award. The arbitrator has stated that he will issue a single final, complete and self-contained award following the conclusion of his monitoring and supervision of the provisions of the second interim award.
Assignment of NQCI’s Technology
The Technology Transaction involves the issuance to NQCI of 9,230,000 shares of Xcorporeal’s common stock in exchange for the sale, transfer, grant and assignment of all NQCI’s “Technology” to Xcorporeal.
•	“Technology” is defined in the License Agreement to mean all of the Company’s existing and thereafter developed intellectual property (including patents and derivative works) and know-how relating to the research, development, design, manufacture or use of:

•	any medical device, treatment or method as of the date of the License Agreement,

•	any portable or continuous dialysis methods or devices, specifically including any wearable artificial kidney,

•	any device, methods or treatments for congestive heart failure, and

•	any artificial heart or coronary device.

Issuance and Registration of Xcorporeal’s Common Stock
Pursuant to the interim arbitration awards, at the closing of the Technology Transaction, Xcorporeal is required to issue 9,230,000 shares of its common stock (or approximately 39% of its outstanding shares immediately following the closing) to NQCI. The second interim award provided that Xcorporeal is required to file the Registration Statement covering resale of the common stock within 30 days of closing, and the Registration Statement is required to become effective within 90 days of filing. The amended order of January 30, 2009 provided that the arbitrator will issue a partial final award as soon as it is clear the shares can be issued in compliance with applicable law and SEC requirements. NQCI has no current plans to resell the shares of common stock received in the Technology Transaction. Nonetheless, at any time or from time to time, the Company may determine to resell some or all of the shares as may be in the best interests of the Company and its shareholders.
Closing of the Technology Transaction
It is currently anticipated that the Technology Transaction will be consummated on or about March 22, 2009. Consummation of the Technology Transaction is contingent on approval of Xcorporeal’s shareholders. Xcorporeal has filed a preliminary proxy statement with the Securities and Exchange Agreement indicating a date of “March 20, 2009” for the meeting of its stockholders to approve the issuance of the common stock to NQCI in the Technology Transaction.
In the event that the Technology Transaction is not approved by Xcorporeal’s shareholders, NQCI will receive an alternate arbitration award in which all of the technology covered by the License Agreement shall be decreed to be the sole and exclusive property of the Company. In such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages. You cannot be assured when or whether the Technology Transaction will be consummated.
Federal Income Tax Consequences
For federal income tax purposes, we believe the Technology Transaction will likely be considered a taxable sale of assets by NQCI, although it may be possible to structure the transaction as a tax-free reorganization. However, the ability to structure the Technology Transaction as a tax-free reorganization depends on certain factors outside of NQCI’s control, and there is no assurance that these factors will be satisfied. As a result, NQCI may incur taxable income as a result of gain recognized upon closing of the Technology Transaction (the “Closing”). Any such gain would be measured by the difference between (i) the fair market value of the shares of Xcorporeal common stock issued to us at the Closing and (ii) our tax basis in the assets transferred to Xcorporeal in exchange for the shares. However, we believe that NQCI’s existing net operating loss carry-forwards are more than sufficient to offset any gain recognized by us upon Closing. Accordingly, we do not expect that there will be any material federal income tax consequences to NQCI as a result of the Closing.
In addition, we do not believe that any of our stockholders will incur any tax liability upon Closing. In the event that, after the Closing, we elect to distribute any shares of Xcorporeal common stock to our stockholders, our stockholders will incur taxable income as a result of such distribution of the stock, based on the fair market value of Xcorporeal’s common stock as of the time of distribution.
These determinations are based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the Technology Transaction. In addition, the discussion set forth herein does not address all U.S. federal income tax considerations that may be relevant to stockholders in light of their particular circumstances, and does not apply to stockholders that are subject to special rules under U.S. federal income tax laws. We have not requested nor will we request a ruling from the Internal Revenue Service or an opinion of counsel with regard to any of the tax consequences of the Technology Transaction. The Internal Revenue Service may assert a contrary position, and it is possible that the Internal Revenue Service may successfully assert a contrary position in litigation or other proceedings.

Any discussion of federal tax issues in this information statement is not intended or written to be used as tax advice. To ensure compliance with IRS Circular 230, shareholders are hereby notified that: (A) any discussion of federal tax issues in this information statement is not intended or written to be used, and it cannot be used by shareholders, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the transactions or matters addressed herein; and (C) shareholders should seek advice based on their particular circumstances from an independent tax advisor.
Stockholders are urged to consult their own tax advisors as to the U.S. federal income tax consequences of the Technology Transaction based on their own circumstances, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.
Required Approvals
Our Board of Directors has approved the Technology Transaction. In making such determination to approve, the Board weighed the value of the consideration to be received for the Company’s technology under the arbitrator’s interim awards (including the shares of Xcorporeal common stock and reimbursement of fees and expenses) against the risks and potential costs of the Board’s failure to approve. Although the Company believes that it is entitled to more than provided under the interim awards, the Board has determined that the consideration awarded outweighs the risks and potential costs of noncompliance. Such noncompliance with the interim awards, whether as refusal to comply or requests for consideration, would extend the arbitration process and require the Company’s outlay of additional funds to pay legal and other fees and expenses. Given the Company’s current financial position and difficulty obtaining financing, the Company is not likely to be able to secure such funds. Delay of a final award could also reduce the value of the consideration ultimately awarded, as the market price of the Xcorporeal shares is volatile. Moreover, noncompliance with the interim awards could result in an adverse final arbitration award with little or no value received by the Company for its technology.
As the Technology Transaction has been duly authorized and approved by the written consent of the holders of more than a majority of our Common Stock, no further consent of the Stockholders is requested or required. No federal or state government agency or authority consent or approval is necessary in connection with the Technology Transaction.

DESCRIPTION OF XCORPOREAL’S COMMON STOCK
The following is a description of Xcorporeal’s common stock, which was taken from its filings with the Securities and Exchange Commission.
The authorized common stock of Xcorporeal consists of 60,000,000 shares of common tock, $.01 par value per share (“Xcorporeal Common Stock”). As of November 17, 2008, there were 14,704,687 shares of Xcorporeal Common Stock issued and outstanding and held of record by approximately 3,000 stockholders.
Holders of Xcorporeal Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because the shares of Xcorporeal Common Stock do not have cumulative voting rights, the holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors. Subject to preferences that may be applicable to the holders of outstanding shares of Xcorporeal’s preferred stock, if any, the holders of Xcorporeal Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding-up of Xcorporeal, and subject to the prior distribution rights of the holders of outstanding shares of Xcorporeal’s preferred stock, if any, the holders of shares of Xcorporeal Common Stock shall be entitled to receive pro rata all the remaining assets of Xcorporeal available for distribution to its stockholders. The Xcorporeal Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Xcorporeal Common Stock. All outstanding shares of Xcorporeal Common Stock are fully paid and nonassessable.
The Xcorporeal board of directors is authorized to issue additional shares of Xcorporeal Common Stock, not to exceed the amount authorized by Xcorporeal Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board may deem appropriate without further stockholder action. The above description concerning the Xcorporeal Common Stock of Xcorporeal does not purport to be complete. Reference is made to Xcorporeal’s Certificate of Incorporation and By-laws which are available for inspection upon proper notice at Xcorporeal’s offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.
Xcorporeal is subject to the provisions of Section 203 of the Delaware General Corporation law and anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (I) prior to the date at which the person becomes an interested stockholder, the board of directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding common stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plan) upon consummation of such transaction, or (iii) the business combination is approved by the board of directors and by two-thirds of the outstanding common stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s common stock.
Xcorporeal’s Certificate of Incorporation includes a provision that allows the board of directors to issue preferred stock in one or more series with such voting rights and other provisions as the board of directors may determine. This provision may be deemed to have a potential anti-takeover effect and the issuance of preferred stock in accordance with such provisions may delay or prevent a change of control of Xcorporeal.

NATIONAL QUALITY CARE, INC.
Summary of Unaudited Pro Forma Condensed Consolidated Financial Information
On September 15, 2008, National Quality Care, Inc. (“NQCI”) received written consent in lieu of a meeting of Stockholders from Stockholders holding 34,885,608 shares (or 54.75%) of the Common Stock, approving the transaction (the “Technology Transaction”) contemplated by the interim arbitration awards dated June 9 and August 4, 2008 and January 31, 2009 relating to the Merger Agreement dated as of September 1, 2006, by and among Xcorporeal, Inc. (“Xcorporeal”), NQCI Acquisition Corporation and NQCI (the “Merger Agreement”). The Technology Transaction involves the issuance to NQCI of 9,230,000 shares of Xcorporeal’s common stock in exchange for the sale, transfer, grant and assignment of all NQCI’s technology relating to its wearable artificial kidney and other medical devices to Xcorporeal.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008 presented herein give effect to the Technology Transaction as if it had occurred at the beginning of each such period. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 presented herein gives effect to the Technology Transaction as if it had occurred on September 30, 2008.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008 include certain adjustments that are directly attributable to the Technology Transaction, which are expected to have a continuing impact on NQCI as summarized in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 includes certain adjustments that are directly attributable to the Technology Transaction as summarized in the accompanying notes.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the Technology Transaction, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that NQCI believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the Technology Transaction been consummated on the dates indicated, or that may be achieved in the future.
The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of NQCI contained in this Information Statement.

NATIONAL QUALITY CARE, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2008

	As Reported	Pro Forma		Pro Forma
	(unaudited)	Adjustments		Results
ASSETS
CURRENT ASSETS
Cash	$17,939	$—		$17,939
Prepaid expenses and other assets	45,458	—		45,458
Total current assets	63,397	—		63,397

OTHER ASSETS
Technology rights, net of accumulated amortization of $34,087	65,913	(65,913	)(a)	—
Investment in Xcorporeal, Inc.	—	3,122,371	(a)	3,122,371
Total other assets	65,913	3,056,458		3,122,371

Total Assets	$129,310	$3,056,458		$3,185,768

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	2,846,966	—		2,846,966
Due to stockholders	4,854	—		4,854
Debt, net of discount of $73,773	726,227	—		726,227
Total current liabilities	3,578,047	—		3,578,047

NOTE PAYABLE	120,000	—		120,000

CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $.01 par value, 125,000,000 shares authorized; 63,916,252 shares issued and outstanding	639,163	—		639,163
Additional paid-in capital	12,072,182	—		12,072,182
Receivables from stockholders, net	(43,027)	—		(43,027)
Accumulated deficit	(16,237,055)	3,056,458	(a)	(13,180,597)
Total stockholders’ deficit	(3,568,737)	3,056,458		(512,279)
Total liabilities and stockholders’ deficit	$129,310	$3,056,458		$3,185,768

NATIONAL QUALITY CARE, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2008
(a)	To record the sale of technology rights in exchange for 9,230,000 shares of Xcorporeal, Inc. determined as follows:

9,230,000		Shares of Xcorporeal, Inc. received in the Technology Transaction
$0.55		Multiplied by the quoted market price of Xcorporeal, Inc. stock per share on September 15, 2008, the date NQCI’s stockholders approved the transaction.

$5,076,500	(1)	Fair value of technology rights
$(65,913)		Net book value of technology rights

$5,010,587		Gain on sale of technology rights before elimination of NQCI’s resulting 39% economic interest in Xcorporeal, Inc.
$(1,954,129	)(2)	Less portion of gain represented by NQCI’s resulting 39% economic interest in Xcorporeal ($5,010,587 X 39%)

$3,056,458		Gain on sale of technology rights

$3,122,371		(1) — (2) Investment in Xcorporeal, Inc.

NQCI’s 39% investment in Xcorporeal, Inc., an unconsolidated subsidiary, is accounted for using the equity method. Under this method, the investment is carried at cost, adjusted for NQCI’s proportionate share of the undistributed earnings or losses of the investment. Xcorporeal, Inc. is a development stage company that has publicly reported it incurred net losses of $11.1 million and $22.8 million for the three and nine months ended September 30, 2008, $17.1 million for the year ended December 31, 2007, and $4.4 million for the year ended December 31, 2006. If this history of Xcorporeal, Inc.’s losses continues, the investment balance will be reduced to zero.
NQCI will discontinue the equity method when the investment is reduced to zero, and will subsequently resume the equity method if Xcorporeal, Inc. reports net income, and only after NQCI’s share of that net income equals its share of net losses not recognized during the periods when the equity method was suspended. NQCI has no legal obligation with respect to Xcorporeal, Inc.’s operations, including all of its liabilities.
NQCI’s existing net operating loss carry-forwards are more than sufficient to offset the gain on sale of technology rights. Accordingly, no income tax liability has been recorded.

NATIONAL QUALITY CARE, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007

		Pro Forma		Pro Forma
	As Reported	Adjustments		Results
OPERATING EXPENSES
General and administrative	$3,111,631	$(2,153,000	)(a)	$958,631
Research and development	59,860	(59,860	)(b)	—

Total operating expenses	3,171,491	(2,212,860)		958,631
Loss from operations	(3,171,491)	2,212,860		(958,631)

OTHER INCOME (EXPENSE)
Gain on sale of technology rights — nonrecurring	—	3,056,458	(c)	—
				(3,056,458	)(c)
Equity in loss from unconsolidated subsidiary Xcorporeal, Inc.	—	(3,122,371	)(d)	(3,122,371)
Interest expense	(220,874)	—		(220,874)
Interest income	26,955	—		26,955
Other income	148,751	—		148,751
Total other income (expense)	(45,168)	(3,122,371)		(3,167,539)

NET LOSS	$(3,216,659)	$(909,511)		$(4,126,170)
Loss per weighted average share of common stock outstanding — basic and diluted	$(0.06)			$(0.08)

Weighted average number of common shares outstanding — basic and diluted	51,734,816			51,734,816
[Note: Presentation excludes discontinued operations]

NATIONAL QUALITY CARE, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2008

	As Reported	Pro Forma		Pro Forma
	(unaudited)	Adjustments		Results
OPERATING EXPENSES
General and administrative	$2,831,813	$(2,265,255	)(a)	$566,558
Research and development	386,679	(386,679	)(b)	—

Total operating expenses	3,218,492	(2,651,934)		566,558
Loss from operations	(3,218,492)	2,651,934		566,558)

OTHER EXPENSE
Gain on sale of technology rights — nonrecurring	—	3,056,458	(c)	—
				(3,056,458	)(c)
Equity in loss from unconsolidated subsidiary Xcorporeal, Inc.	—	(3,122,371	)(d)	(3,122,371)

Interest expense	(181,220)	—		(181,220)

Total other expense	(181,220)	(3,122,371)		(3,303,591)

NET LOSS	$(3,399,712)	$(470,437)		$(3,870,149)
Loss per weighted average share of common stock outstanding — basic and diluted	$(0.06)			$0.06)

Weighted average number of common shares outstanding — basic and diluted	60,028,752			60,028,752

[Note: Presentation excludes discontinued operations]

NATIONAL QUALITY CARE, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2008
To eliminate nonrecurring legal fees associated with the Technology Transaction and related arbitration.
To eliminate nonrecurring research and development expenses upon close of the Technology Transaction.
To record and eliminate the nonrecurring gain on the sale of technology rights at the beginning of the period presented and as described in the
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.
To record NQCI’s 39% proportionate share of Xcorporeal, Inc.’s undistributed losses limited to the amount of NQCI’s investment as follows:

		Nine Months Ended
	Year Ended	September 30, 2008
	December 31, 2007	(unaudited)

Xcorporeal, Inc. net loss as reported	$17,074,051	$22,788,483
Multiplied by NQCI’s ownership percentage	39%	39%
NQCI’s proportionate share of net loss	6,658,880	8,887,508
Limited to investment in Xcorporeal, Inc.	3,122,371	3,122,371
Amount in excess of the investment	$3,536,509	$5,765,137

INFORMATION REGARDING NQCI
Nature of Business
NQCI has been a research and development company. Pending resolution of the arbitration with Xcorporeal, Peizer and Gura, we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. We have continued to prosecute our patents and take other steps to perfect our intellectual property rights.
Our platform technology is a wearable artificial kidney for dialysis and other medical applications (the “Wearable Kidney”). This device treats the blood of patients through a pulsating, dual-chambered pump. Continuous dialysis has always been possible for patients who are able to make several weekly visits to a dialysis clinic to be attached to a large machine for three to four hours at a time. With a wearable artificial kidney, patients would be able to have 24-hour dialysis, seven days a week, without having to spend long hours attached to a large machine at a clinic, allowing them to maintain a reasonable life style.
National Quality Care, Inc. was incorporated in Delaware in 1989 under the name “Emory Capital Corp.” The Company changed its name to Sargent, Inc. in 1991 and to National Quality Care, Inc. in 1996. Until May 31, 2006, the Company, through LACD, the dialysis clinic located in Los Angeles, California, provided dialysis services for patients suffering from chronic kidney failure and for patients suffering acute kidney failure through a visiting nursing program contracted to several Los Angeles County hospitals. On May 31, 2006, LACD completed the sale of substantially all of its assets used in the chronic care dialysis clinic. On June 15, 2006, LACD completed the sale of the acute care dialysis unit. The Company decided to sell the dialysis units in order to focus principally on completion of the development and eventual commercial marketing of the Wearable Kidney.
Current Developments
Pending final resolution of the arbitration with Xcorporeal, we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. However, because we anticipated prevailing on the merits of the arbitration, we have continued to prosecute our patents and have taken and continue to take other steps to protect and perfect our intellectual property rights.
On September 1, 2006, the Company entered into two related agreements with Xcorporeal: a Merger Agreement (the “Merger Agreement”) and a license agreement (the “License Agreement”). The Merger Agreement contemplated that, subject to certain conditions to closing, the parties would enter into either (i) a reverse triangular merger in which the Company would become a wholly owned subsidiary of Xcorporeal, or (ii) a transaction pursuant to which Xcorporeal would issue to the Company shares of its common stock in exchange for the assignment of the technology relating to the Company’s wearable artificial kidney and other medical devices (this transaction was defined as the “Technology Transaction”). Under the terms of the License Agreement, the Company granted to Xcorporeal an exclusive license for ninety-nine years (or until the expiration of the Company’s proprietary rights in the technology, if earlier) to all technology relating to the Company’s wearable artificial kidney and other medical devices, and is entitled to a minimum annual royalty of $250,000.
At the time the Merger Agreement and License Agreements were entered into, the Company’s Board of Directors determined that it was in the best interests of the Company’s stockholders to cease its research and development operations as a stand-alone public entity. The Company had realized net losses and negative cash flow since inception. The Company’s growth strategy would require additional financing and would result in additional losses. Financing had not be readily available and not on terms that would have been acceptable to the Company. Given the financial performance of the Company’s operating business and the uncertainties regarding its future growth and profitability, the Company’s board of directors believed it would be in the best interest of its stockholders to enter into a transaction with Xcorporeal, whose management appeared to have similar objectives for the future of the Company’s technology and better prospects for obtaining near-term financing.

Following execution of the Merger Agreement and the License Agreement, the parties attempted to close the transactions contemplated by the Merger Agreement, but disputes arose regarding satisfaction of the conditions to closing and with respect to certain provisions of the Merger Agreement. In addition, a dispute arose as to whether the License Agreement would survive a failure to consummate either of the two transactions contemplated by the Merger Agreement. The Company took the position that the License Agreement was revocable if the Merger Agreement and the transactions contemplated therein were terminated. Xcorporeal disagreed and on December 1, 2006, Xcorporeal filed a demand for arbitration against the Company, alleging an anticipatory breach of the License Agreement. The parties were thereafter unable to agree upon whether the Company had satisfied the conditions to closing specified in the Merger Agreement. Alleging that Xcorporeal had represented to it that the License Agreement was temporary and revocable and further asserting that Xcorporeal had wrongfully refused to close under the Merger Agreement as part of a scheme to procure a long-term exclusive license that the Company had not bargained for, the Company purported to terminate, effective as of December 29, 2006, the Merger Agreement and the License Agreement and all transactions contemplated thereby. Xcorporeal consented to the termination of the Merger Agreement, but disputed NQCI’s termination of the License Agreement.
At the same time the Company terminated the Merger Agreement and the License Agreement, it filed a lawsuit against Xcorporeal and against Victor Gura. Gura had been an officer and director of the Company when the agreements were entered into, and subsequently joined the Xcorporeal board of directors. In the lawsuit, the Company alleged that Xcorporeal wrongfully induced Dr. Gura to become a member of Xcorporeal’s board of directors at the same time that he was an officer and director of the Company, and that both parties misappropriated the Company’s valuable rights and committed other wrongful acts in connection with the Merger Agreement, the License Agreement and the transactions contemplated thereby. In the lawsuit, the Company alleged that Xcorporeal had engaged in intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition and conversion. In addition, the Company alleged against Gura breach of contract, breach of fiduciary duty, intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition, conversion and violation of California Labor Code Section 2860. Gura and Terren S. Peizer, Xcorporeal’s Chairman of the Board, subsequently stipulated to the Company’s filing of its claims against them as part of the arbitration proceeding related to the License Agreement, after which the Company dismissed its lawsuit without prejudice.
On January 22, 2007, Xcorporeal filed a statement of claims in the arbitration proceeding. In this statement, Xcorporeal alleged that we breached several provisions of the Merger Agreement and engaged in interference with Xcorporeal’s contractual relations and prospective economic business advantage. In addition, Xcorporeal alleged that we improperly terminated the License Agreement and that it retained the exclusive right to use the Company’s technology. On February 5, 2007, the Company filed a response to Xcorporeal’s statement of claims denying that it breached the Merger Agreement and asserting, among other things, that it properly terminated the License Agreement and that the License Agreement did not by its own terms and the meaning of the agreements survive the success or failure of the transactions contemplated by the Merger Agreement. In this response, the Company asserted counterclaims against Xcorporeal for fraud, rescission, reformation, breach of contract, unjust enrichment and defamation. The Company amended its response on March 9, 2007 and on April 4, 2007 to add its claims against Peizer and Gura and ultimately stated claims and counterclaims against Xcorporeal and Peizer for fraud and defamation; against Gura for fraudulent concealment and violation of California Labor Code Section 2860; against Xcorporeal for rescission, reformation and breach of contract; and against Xcorporeal, Peizer and Gura for conversion, intentional interference with prospective economic advantage, intentional interference with contractual relations, unfair business practices, unfair competition, misappropriation of trade secrets and conspiracy. Xcorporeal, Peizer and Gura filed responses generally denying the Company’s allegations and asserting counter-claims.
The arbitration was held in February 2008. On June 9, 2008, the arbitrator issued an interim award in which he stated that “the core dispute is whether the Merger Agreement is dead and the License Agreement is prospectively enforceable.” The arbitrator concluded that the License Agreement was not to survive the failure of the transactions contemplated by the Merger Agreement, that Xcorporeal had waived and excused the Company’s obligations to perform under the Merger Agreement and that the appropriate remedy under the circumstances was to award the Company specific performance of the Technology Transaction. The arbitrator rejected the Company’s fraud, misappropriation and other claims, and rejected Gura’s claims against the Company and the Company’s claims against Gura. In addition, the arbitrator stated that the Company was the prevailing party in the arbitration and therefore entitled to recover its fees and costs.

Pursuant to the interim award, the Company applied for an award of fees and costs of approximately $3.9 million against Xcorporeal and of approximately $105,000 against Gura. Such amounts included fees and costs of the Company’s attorneys, experts and certain witnesses, as well as the costs and fees of the arbitration service, court reporters and litigation support services. Gura filed a separate application against the Company for approximately $617,000 in fees and costs. Because the Company had prevailed on some, but not all, of its claims, the arbitrator awarded the Company approximately $1.87 million in fees and costs. The arbitrator rejected the Company’s application against Gura and Gura’s application against the Company.
On August 4, 2008, the arbitrator issued a second interim award in which he established a schedule for completion of the Technology Transaction, as well as for the filing of a registration statement with respect to the resale of the shares of Xcorporeal to be issued to the Company at the closing (the “Registration Statement”). In the second interim award, the arbitrator clarified that the only conditions to the closing of the Technology Transaction were the filing and mailing of information statements by the parties as required by law, and the filing by Xcorporeal of the Registration Statement. On the basis of his interpretation of the parties’ intent as reflected by the provision in the Merger Agreement specifying that the Company is entitled, upon consummation of the Technology Transaction, to a 48% interest in Xcorporeal, as measured as of the date of the Merger Agreement and as adjusted for stock splits and certain other events, the arbitrator further confirmed that the Company is entitled to 9,230,000 shares of Xcorporeal, Inc. (AMEX: XCR) upon closing of the Technology Transaction.
Under the schedule established by the arbitrator, Xcorporeal was required to file an information statement or a proxy statement with respect to the Technology Transaction, which information statement was filed on August 22, 2008, and to close the Technology Transaction promptly following satisfaction of statutory requirements regarding information statements or proxy statements, as the case may be. The second interim award also provides that the Registration Statement is to be filed by Xcorporeal within 30 days of closing and become effective within 90 days of filing. On January 30, 2009, the arbitrator issued an amended order regarding the interim awards in response to Xcorporeal’s assertions that the Xcorporeal shares could not be issued to the Company and registered for resale as contemplated by the interim awards due to securities law issues. The amended order provides that, as soon as it is clear that the shares can be issued in compliance with applicable law and SEC requirements, the arbitrator will issue a partial final award that will finalize the interim awards, address the Company’s requests for payment of royalties and expenses (as described below) and award the attorneys’ fees previously awarded. In addition, the partial final award will also specify Xcorporeal’s remaining obligation to register the shares, and provide that the arbitrator retains jurisdiction to monitor Xcorporeal’s compliance with that obligation, to award any appropriate relief if Xcorporeal fails to comply and to entertain a supplemental fee application.
In the event that the Technology Transaction is not approved by Xcorporeal’s shareholders, the Company will receive an alternate award in which all of the technology covered by the License Agreement shall be decreed to be the sole and exclusive property of the Company. In such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages.
The arbitrator further ordered in the second interim award that the License Agreement will remain in effect until the closing of the Technology Transaction, or until the arbitrator determines that no such closing will occur and that instead the alternate award described above will apply. Because the License Agreement remains in effect pursuant to the second interim award, royalties and certain expenses continue to accrue under its terms. On August 7, 2008, the Company made a demand to Xcorporeal for a minimum royalty of $250,000 that was due on or before December 1, 2007, and for licensor expenses of approximately $690,000. On December 11, 2008 the Company made a demand to Xcorporeal for an additional minimum royalty of $250,000 that was due on or before December 1, 2008. Following additional analysis of the expenses demanded under the License Agreement, the Company subsequently reduced its demand for such expenses to approximately $495,000. On January 13, 2009, the Company filed an application with the arbitrator seeking payment from Xcorporeal of these royalty and expense amounts. The arbitrator has yet to rule on such demand.

By issuing “interim” awards to date, the arbitrator has retained jurisdiction to oversee either the closing of the Technology Transaction or the implementation of the alternate award. The arbitrator has stated that he will issue a single final, complete and self-contained award following the conclusion of his monitoring and supervision of the provisions of the second interim award.
After the Technology Transaction
Following the Technology Transaction, NQCI will have no continuing business operations. Assuming the closing of the Technology Transaction occurs, we intend to take such actions as are necessary and appropriate at the time to maximize the value of the Company for our shareholders. Those specific actions will depend upon a variety of factors that have not yet been determined, including the then value and liquidity of the Xcorporeal common stock received in the Technology Transaction, continuing developments in the arbitration proceedings, availability of additional financing and the status of current creditor relationships. Our business plans may, but not necessairly will, include partial or full liquidation of our assets.
Market for Registrant’s Common Equity and Related Stockholder Matters and Small Business Issuer Purchase of Equity Securities
Our common stock is listed for trading in the over-the-counter market on the NASD Bulletin Board under the symbol “NQCI.OB”. Our common stock has a very limited trading history.
The following table sets forth quotations for the high and low closing sale prices for the common stock for the periods indicated below, based upon quotations between dealers, without adjustments for stock splits, dividends, retail mark-ups, mark-downs or commissions, and therefore, may not represent actual transactions:

	High	Low

Year Ended December 31, 2008
First Quarter	$0.15	$0.08
Second Quarter	$0.17	$0.04
Third Quarter	$0.12	$0.05
Fourth Quarter	$0.05	$0.01

Year Ended December 31, 2007
First Quarter	$0.36	$0.11
Second Quarter	$0.38	$0.15
Third Quarter	$0.22	$0.08
Fourth Quarter	$0.17	$0.05
As of January 31, 2009, our authorized capital stock consisted of 125,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2009, there were issued and outstanding 73,916,252 shares of common stock held by approximately 437 holders of record. There were no shares of preferred stock issued and outstanding.

Equity Compensation Plan Information
The following is a summary of all of our equity compensation plans and individual arrangements that provide for the issuance of equity securities as compensation, as of December 31, 2008:

(C)
Number of
Securities
Remaining
	(A)		Available for
	Number of		Future Issuance
	Securities	(B)	Under
	to be Issued Upon	Weighted-Average	Equity
	Exercise of	Exercise Price of	Compensation
	Outstanding	Outstanding	Plans (excluding
	Options,	Options,	securities
	Warrants and	Warrants	reflected in
	Rights	and Rights	column (A))
Equity compensation plans approved by security holders	990,000	$0.24	10,000	(1)

Equity compensation plans not approved by security holders	6,580,000	$0.39	N/A

Totals	7,570,000	$0.37	10,000	(1)

(1)	Represents shares available under the Company’s 1998 Stock Option Plan.
Dividend Policy
We have not declared or paid any dividend since inception on our common stock. We do not anticipate that any dividends will be declared or paid in the future on our common stock.
Our transfer agent is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111, (801) 355-5740.
Recent Sales of Unregistered Securities
On October 16, 2008, we completed a private placement to our Chief Executive Officer of 10,000,000 equity units (the “October 2008 Units”) of the Company at a purchase price equal to $0.02 per October 2008 Unit, for a total purchase price of $200,000. Each October 2008 Unit consisted of one share of the Company’s common stock and a warrant to purchase one half of one share of the Company’s common stock at an exercise price of $0.02 per share. We relied on Section 4(2) for an exemption from registration under the Securities Act of 1933. No underwriters or agents were involved in the foregoing placement and no underwriting discounts were given.
During July 2008, the Company completed a private placement to an accredited investor of an aggregate of 625,000 shares of common stock at a purchase price of $0.08 per share, for a total purchase price of $50,000. The Company relied on Section 4(2) for an exemption from registration under the Securities Act of 1933.
On June 30, 2008, the Company issued 875,000 shares of its common stock to the director and CEO upon the exercise of 250,000 options at $0.07 per share and 625,000 warrants at $0.04 per share, for a total purchase price of $42,500. The Company relied on Section 4(2) for an exemption from registration under the Securities Act of 1933.
During June 2008, the Company completed a private placement to an accredited investor of an aggregate of 1,250,000 Units (the “June 2008 Units”) at a purchase price of $0.04 per June 2008 Unit, for a total purchase price of $50,000. Each June 2008 Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.04 per share. The Company relied on Section 4(2) for an exemption from registration under the Securities Act of 1933.

During May 2008, the Company completed a private placement to an accredited investor of an aggregate of 400,000 Units (the “May 2008 Units”) at a purchase price of $0.06 per May 2008 Unit, for a total purchase price of $24,000. Each May 2008 Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.06 per share. The Company relied on Section 4(2) for an exemption from registration under the Securities Act of 1933.
On March 4, 2008, Robert Snukal exercised warrants to purchase 5,000,000 shares of common stock at an exercise price of $0.07 per share.
Description of Property
We lease office space located at 9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, CA 90212, which serves as our principal executive offices, on a month-to-month basis at $1,605 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF NQCI
The following discussion and analysis should be read in conjunction with NQCI’s consolidated financial statements and related notes included elsewhere in this Information Statement.
Pending resolution of the arbitration with Xcorporeal, Peizer and Gura, we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. We have continued to prosecute our patents and take other steps to perfect our intellectual property rights.
We do not currently have sufficient working capital to meet our obligations as further described below under the caption “Going Concern and Liquidity”. We cannot assure you that we will be successful now or in the future in obtaining any additional capital on terms favorable to us or at all. The failure to obtain such cash will have a material adverse effect on our financial condition and operations.
Current Developments
Pending final resolution of the arbitration with Xcorporeal, we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. However, because we anticipated prevailing on the merits of the arbitration, we have continued to prosecute our patents and have taken and continue to take other steps to protect and perfect our intellectual property rights.
On September 1, 2006, the Company entered into two related agreements with Xcorporeal: a Merger Agreement (the “Merger Agreement”) and a license agreement (the “License Agreement”). The Merger Agreement contemplated that, subject to certain conditions to closing, the parties would enter into either (i) a reverse triangular merger in which the Company would become a wholly owned subsidiary of Xcorporeal, or (ii) a transaction pursuant to which Xcorporeal would issue to the Company shares of its common stock in exchange for the assignment of the technology relating to the Company’s wearable artificial kidney and other medical devices (this transaction was defined as the “Technology Transaction”). Under the terms of the License Agreement, the Company granted to Xcorporeal an exclusive license for ninety-nine years (or until the expiration of the Company’s proprietary rights in the technology, if earlier) to all technology relating to the Company’s wearable artificial kidney and other medical devices, and is entitled to a minimum annual royalty of $250,000.
At the time the Merger Agreement and License Agreements were entered into, the Company’s Board of Directors determined that it was in the best interests of the Company’s stockholders to cease its research and development operations as a stand-alone public entity. The Company had realized net losses and negative cash flow since inception. The Company’s growth strategy would require additional financing and would result in additional losses. Financing had not be readily available and not on terms that would have been acceptable to the Company. Given the financial performance of the Company’s operating business and the uncertainties regarding its future growth and profitability, the Company’s board of directors believed it would be in the best interest of its stockholders to enter into a transaction with Xcorporeal, whose management appeared to have similar objectives for the future of the Company’s technology and better prospects for obtaining near-term financing.
Following execution of the Merger Agreement and the License Agreement, the parties attempted to close the transactions contemplated by the Merger Agreement, but disputes arose regarding satisfaction of the conditions to closing and with respect to certain provisions of the Merger Agreement. In addition, a dispute arose as to whether the License Agreement would survive a failure to consummate either of the two transactions contemplated by the Merger Agreement. The Company took the position that the License Agreement was revocable if the Merger Agreement and the transactions contemplated therein were terminated. Xcorporeal disagreed and on December 1, 2006, Xcorporeal filed a demand for arbitration against the Company, alleging an anticipatory breach of the License Agreement. The parties were thereafter unable to agree upon whether the Company had satisfied the conditions to closing specified in the Merger Agreement. Alleging that Xcorporeal had represented to it that the License Agreement was temporary and revocable and further asserting that Xcorporeal had wrongfully refused to close under the Merger Agreement as part of a scheme to procure a long-term exclusive license that the Company had not bargained for, the Company purported to terminate, effective as of December 29, 2006, the Merger Agreement and the License Agreement and all transactions contemplated thereby. Xcorporeal consented to the termination of the Merger Agreement, but disputed NQCI’s termination of the License Agreement.

At the same time the Company terminated the Merger Agreement and the License Agreement, it filed a lawsuit against Xcorporeal and against Victor Gura. Gura had been an officer and director of the Company when the agreements were entered into, and subsequently joined the Xcorporeal board of directors. In the lawsuit, the Company alleged that Xcorporeal wrongfully induced Dr. Gura to become a member of Xcorporeal’s board of directors at the same time that he was an officer and director of the Company, and that both parties misappropriated the Company’s valuable rights and committed other wrongful acts in connection with the Merger Agreement, the License Agreement and the transactions contemplated thereby. In the lawsuit, the Company alleged that Xcorporeal had engaged in intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition and conversion. In addition, the Company alleged against Gura breach of contract, breach of fiduciary duty, intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition, conversion and violation of California Labor Code Section 2860. Gura and Terren S. Peizer, Xcorporeal’s Chairman of the Board, subsequently stipulated to the Company’s filing of its claims against them as part of the arbitration proceeding related to the License Agreement, after which the Company dismissed its lawsuit without prejudice.
On January 22, 2007, Xcorporeal filed a statement of claims in the arbitration proceeding. In this statement, Xcorporeal alleged that we breached several provisions of the Merger Agreement and engaged in interference with Xcorporeal’s contractual relations and prospective economic business advantage. In addition, Xcorporeal alleged that we improperly terminated the License Agreement and that it retained the exclusive right to use the Company’s technology. On February 5, 2007, the Company filed a response to Xcorporeal’s statement of claims denying that it breached the Merger Agreement and asserting, among other things, that it properly terminated the License Agreement and that the License Agreement did not by its own terms and the meaning of the agreements survive the success or failure of the transactions contemplated by the Merger Agreement. In this response, the Company asserted counterclaims against Xcorporeal for fraud, rescission, reformation, breach of contract, unjust enrichment and defamation. The Company amended its response on March 9, 2007 and on April 4, 2007 to add its claims against Peizer and Gura and ultimately stated claims and counterclaims against Xcorporeal and Peizer for fraud and defamation; against Gura for fraudulent concealment and violation of California Labor Code Section 2860; against Xcorporeal for rescission, reformation and breach of contract; and against Xcorporeal, Peizer and Gura for conversion, intentional interference with prospective economic advantage, intentional interference with contractual relations, unfair business practices, unfair competition, misappropriation of trade secrets and conspiracy. Xcorporeal, Peizer and Gura filed responses generally denying the Company’s allegations and asserting counter-claims.
The arbitration was held in February 2008. On June 9, 2008, the arbitrator issued an interim award in which he stated that “the core dispute is whether the Merger Agreement is dead and the License Agreement is prospectively enforceable.” The arbitrator concluded that the License Agreement was not to survive the failure of the transactions contemplated by the Merger Agreement, that Xcorporeal had waived and excused the Company’s obligations to perform under the Merger Agreement and that the appropriate remedy under the circumstances was to award the Company specific performance of the Technology Transaction. The arbitrator rejected the Company’s fraud, misappropriation and other claims, and rejected Gura’s claims against the Company and the Company’s claims against Gura. In addition, the arbitrator stated that the Company was the prevailing party in the arbitration and therefore entitled to recover its fees and costs.
Pursuant to the interim award, the Company applied for an award of fees and costs of approximately $3.9 million against Xcorporeal and of approximately $105,000 against Gura. Such amounts included fees and costs of the Company’s attorneys, experts and certain witnesses, as well as the costs and fees of the arbitration service, court reporters and litigation support services. Gura filed a separate application against the Company for approximately $617,000 in fees and costs. Because the Company had prevailed on some, but not all, of its claims, the arbitrator awarded the Company approximately $1.87 million in fees and costs. The arbitrator rejected the Company’s application against Gura and Gura’s application against the Company.

On August 4, 2008, the arbitrator issued a second interim award in which he established a schedule for completion of the Technology Transaction, as well as for the filing of a registration statement with respect to the resale of the shares of Xcorporeal to be issued to the Company at the closing (the “Registration Statement”). In the second interim award, the arbitrator clarified that the only conditions to the closing of the Technology Transaction were the filing and mailing of information statements by the parties as required by law, and the filing by Xcorporeal of the Registration Statement. On the basis of his interpretation of the parties’ intent as reflected by the provision in the Merger Agreement specifying that the Company is entitled, upon consummation of the Technology Transaction, to a 48% interest in Xcorporeal, as measured as of the date of the Merger Agreement and as adjusted for stock splits and certain other events, the arbitrator further confirmed that the Company is entitled to 9,230,000 shares of Xcorporeal, Inc. (AMEX: XCR) upon closing of the Technology Transaction.
Under the schedule established by the arbitrator, Xcorporeal was required to file an information statement or a proxy statement with respect to the Technology Transaction, which information statement was filed on August 22, 2008, and to close the Technology Transaction promptly following satisfaction of statutory requirements regarding information statements or proxy statements, as the case may be. The second interim award also provides that the Registration Statement is to be filed by Xcorporeal within 30 days of closing and become effective within 90 days of filing. On January 30, 2009, the arbitrator issued an amended order regarding the interim awards in response to Xcorporeal’s assertions that the Xcorporeal shares could not be issued to the Company and registered for resale as contemplated by the interim awards due to securities law issues. The amended order provides that, as soon as it is clear that the shares can be issued in compliance with applicable law and SEC requirements, the arbitrator will issue a partial final award that will finalize the interim awards, address the Company’s requests for payment of royalties and expenses (as described below) and award the attorneys’ fees previously awarded. In addition, the partial final award will also specify Xcorporeal’s remaining obligation to register the shares, and provide that the arbitrator retains jurisdiction to monitor Xcorporeal’s compliance with that obligation, to award any appropriate relief if Xcorporeal fails to comply and to entertain a supplemental fee application.
In the event that the Technology Transaction is not approved by Xcorporeal’s shareholders, the Company will receive an alternate award in which all of the technology covered by the License Agreement shall be decreed to be the sole and exclusive property of the Company. In such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages.
The arbitrator further ordered in the second interim award that the License Agreement will remain in effect until the closing of the Technology Transaction, or until the arbitrator determines that no such closing will occur and that instead the alternate award described above will apply. Because the License Agreement remains in effect pursuant to the second interim award, royalties and certain expenses continue to accrue under its terms. On August 7, 2008, the Company made a demand to Xcorporeal for a minimum royalty of $250,000 that was due on or before December 1, 2007, and for licensor expenses of approximately $690,000. On December 11, 2008 the Company made a demand to Xcorporeal for an additional minimum royalty of $250,000 that was due on or before December 1, 2008. Following additional analysis of the expenses demanded under the License Agreement, the Company subsequently reduced its demand for such expenses to approximately $495,000. On January 13, 2009, the Company filed an application with the arbitrator seeking payment from Xcorporeal of these royalty and expense amounts. The arbitrator has yet to rule on such demand.
By issuing “interim” awards to date, the arbitrator has retained jurisdiction to oversee either the closing of the Technology Transaction or the implementation of the alternate award. The arbitrator has stated that he will issue a single final, complete and self-contained award following the conclusion of his monitoring and supervision of the provisions of the second interim award.

Going Concern and Liquidity
For the past several years, we have experienced net operating losses, and as of September 30, 2008 has an accumulated deficit of $16,237,057 and a working capital deficiency (defined as current assets minus current liabilities) of $3,514,652. In addition, total liabilities exceed total assets by $3,568,739. Such deficiencies indicate we will not be able to meet its current obligations as they come due without additional financing or positive cash flow from operating activities. Accordingly, our auditors in their report on our December 31, 2007 consolidated financial statements (included in our 2007 Annual Report on Form 10-KSB) have stated that these conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.
We do not currently have sufficient working capital to meet our obligations. Therefore, we must obtain funding immediately from outside sources. Our cash flow needs for the nine months ended September 30, 2008 were satisfied by:
•	the sale of common stock under a private placement to our Chief Executive Officer ($900,000), our Chief Financial Officer’s affiliates ($15,000) and a director ($6,000) in June 2007;
•	a $700,000 advance from our Chief Executive Officer in the form of an uncollateralized convertible promissory note in December 2007;
•	the sale of common stock under a private placement to our Chief Executive Officer ($60,000) and a director ($50,000) in March 2008;
•	the exercise of 5,000,000 warrants to purchase common stock at $0.07 per share for a total purchase price of $350,000 by our Chief Executive Officer in March 2008;
•	the sale of common stock under a private placement to an existing shareholder ($24,000) in May 2008;
•	the sale of common stock under a private placement to our chief Executive Officer ($50,000) in June 2008;
•	the exercise of 250,000 options to purchase common stock at $0.07 per share and 625,000 warrants to purchase common stock at $0.04 per share for a total purchase price of $42,500 by our Chief Executive Officer in June 2008;
•	the sale of common stock under a private placement to an existing shareholder ($50,000) in July 2008;
•	a $150,000 loan from our Chief Executive Officer in the form of an uncollateralized convertible promissory note in August 2008; and
•	the exercise of 200,000 warrants to purchase common stock at $0.06 per share for a total purchase price of $12,000 by an existing shareholder in August 2008.
We cannot assure you that we will be successful now or in the future in obtaining any additional capital on terms favorable to us or at all. The failure to obtain such cash will have a material adverse effect on our financial condition and operations.

Liquidity and Capital Resources
Cash was $17,938 as of September 30, 2008, as compared to $709,579 as of December 31, 2007. We do not have sufficient working capital to meet our obligations. Therefore, we must obtain funding immediately. We cannot assure you that we will be successful now or in the future in obtaining any additional capital on terms favorable to us or at all. The failure to obtain such cash will have a material adverse effect on our financial condition and operations.
We had working capital deficits of $3,514,652 and $1,071,479 at September 30, 2008 and December 31, 2007, respectively.
At September 30, 2008, the ratio of current assets to current liabilities was 0.02 to 1.00 compared to 0.42 to 1.00 at December 31, 2007.
As of September 30, 2008 and December 31, 2007, we had borrowings in the amount of $846,227 and $523,727, respectively, net of discounts of $73,774 and $176,273, respectively. Borrowings as of September 30, 2008 increased by $322,500 as compared with December 31, 2007 due to amortization of the loan discount amounting to $147,978, and incurring additional long-term debt of $120,000.
We were party to a contract dispute with a consultant claiming additional compensation due in relation to an agreement dated January 6, 2002, as amended. During August 2008, the Company and the consultant reached an agreement whereby the Company executed and delivered a promissory note in the amount of $120,000, bearing interest at 2.54% per annum, and payable on August 7, 2010. In addition, the Company and consultant entered into a mutual general release agreement. Accordingly, the additional compensation has been charged to operations in research and development and the note payable recorded. On June 21, 2008, the Company issued options to purchase 1,500,000 shares of common stock to this consultant. The options have an exercise price of $0.08 per share, expire in 10 years, and became fully vested on the date the Company and optionee entered into the above mentioned promissory note and mutual general release agreement. As such, the Company recorded consultant compensation of $84,279 relating to these options during the nine months ended September 30, 2008. Also in August 2008, this consultant was elected as a Director and was appointed to serve as our Chief Scientific Officer.
On August 12, 2008, we issued a $150,000 uncollateralized convertible promissory note to our Chief Executive Officer, bearing interest at 6% per annum, payable on December 31, 2008. The note becomes immediately payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the Company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.12 per share at any time. In connection with this note, the Company issued warrants to purchase 625,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which was the closing price of the Company’s stock on the date of issuance. The relative fair value of the warrants amounting to $45,478 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the three and nine months ended September 30, 2008, the Company recognized $16,013 of amortized discount in interest expense related to the note. The unamortized discount as of September 30, 2008 amounted to $29,465.
On December 26, 2007, the Company entered into a $700,000 uncollateralized convertible promissory note with an officer and director, bearing interest at 6% per annum, payable on December 31, 2008. The note becomes immediately payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.07 per share at any time. In connection with this note, the Company issued warrants to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.07 per share. The warrants were exercised in March 2008. The relative fair value of the warrants amounting to $179,163 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the three and nine months ended September 30, 2008, the Company recognized $44,309 and $131,965, respectively, of amortized discount in interest expense. The unamortized discount as of September 30, 2008 and December 31, 2007 amounted to $44,309 and $176,273, respectively.

On April 25, 2006, the Company entered into a $600,000 uncollateralized convertible promissory note with a director, bearing interest at 8% per annum, payable on April 25, 2007. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon could have been converted into shares of the Company’s common stock at a conversion price of $0.32 per share at any time. The Company evaluated the convertible debenture in accordance with EITF Nos. 98-5 and 00-27, and it was determined that the embedded conversion option within the debenture is beneficial to the holder because the conversion price of $0.32 per share was lower than the market price on the commitment date. The intrinsic value of the conversion option was calculated to be $581,250 and was recognized as a reduction to the carrying amount of the debenture and as additional paid-in capital. This reduction to the carrying amount of the debenture, or discount, was amortized to interest expense on the straight-line method over the term of the convertible promissory note. For the nine months ended September 30, 2007, the Company recognized $181,541 of amortized discount in interest expense. The Company repaid this loan during April 2007.
On March 27, 2006, the Company entered into a $50,000 uncollateralized convertible promissory note with a director, bearing interest at 8% per annum, payable on March 27, 2007. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.48 per share. The Company repaid $45,000 of this loan during July 2006 and $5,000 of this loan during April 2007.
On April 25, 2006, the Company entered into a $600,000 uncollateralized convertible promissory note with a director, bearing interest at 8% per annum, payable on April 25, 2007. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.32 per share at any time. The Company evaluated the convertible debenture in accordance with EITF No.s 98-5 and 00-27, and it was determined that the embedded conversion option within the debenture is beneficial to the holder because the conversion price of $0.32 per share was lower than the market price on the commitment date. The intrinsic value of the conversion option was calculated to be $581,250 and has been recognized as a reduction to the carrying amount of the debenture and as additional paid-in capital. This reduction to the carrying amount of the debenture, or discount, is being amortized to interest expense on the straight-line method over the term of the convertible promissory note. For the years ended December 31, 2007 and 2006, the Company recognized $181,541 and $399,709 of amortized discount in interest expense, respectively. The Company repaid this loan during April 2007.
On May 30, 2006, the Company entered into a $765,000 uncollateralized promissory note with a stockholder, bearing interest at 8% per annum, payable on demand. During July 2006, the Company issued 2,550,000 shares of its common stock at a fair market value $0.30 per share in exchange for this debt.
On June 9, 2006, the Company entered into a $360,000 uncollateralized promissory note with a stockholder, bearing interest at 8% per annum, payable on demand. During July 2006, the Company issued 1,200,000 shares of its common stock at a fair market value $0.30 per share in exchange for this debt.
On June 13, 2006, the Company entered into a $75,000 uncollateralized promissory note with a stockholder, bearing interest at 8% per annum, payable on demand. During July 2006, the Company issued 250,000 shares of its common stock at a fair market value $0.30 per share in exchange for this debt.

Results of Operations For the Three Months and Nine Months Ended September 30, 2008 Compared to the Three Months and Six Months Ended September 30, 2007.
Continuing operations:
Operating expenses for the three months ended September 30, 2008 decreased by 48.1% to $407,325 from $784,023 for the three months ended September 30, 2007. For the nine months ended September 30, 2008, operating expenses increased by 47.1% to $3,218,492 from $2,188,680 for the nine months ended September 30, 2007. Total operating expenses include (i) general and administrative expenses, and (ii) research and development expenses as follows:
General and administrative expenses during the three months ended September 30, 2008 decreased by 51.2% to $371,041 from $759,808 during the three months ended September 30, 2007. This decrease was attributed to a decrease in legal fees of approximately $364,000 and a decrease in non-payroll compensations of approximately $24,000. For the nine months ended September 30, 2008, general and administrative expenses increased by 31.7% to $2,831,813 from $2,150,035 for the nine months ended September 30, 2007. This net increase was primarily the result of an increase in legal fees of approximately $914,890 coupled with a decrease in non-payroll compensation from the grant of options of approximately $104,100, with a decrease in payroll for approximately $100,000, with a decrease in insurance and office supplies expenses for approximately $20,000. Share-based compensation amounted to $14,118 during 2008 compared to $112,025 during 2007. Legal fees increased due primarily to the arbitration with Xcorporeal.
Research and development expenses during the three months ended September 30, 2008 increased by 49.8% to $36,284 from $24,215 during the three months ended September 30, 2007. This increase was primarily the result of an increase in consulting fees of approximately $12,000. For the nine months ended September 30, 2008, research and development expenses increased 900.6% to $386,679 from $38,645 for the nine months ended September 30, 2007. Pending final resolution of the arbitration with Xcorporeal, Peizer and Gura related to, among other things, the rights to use our Wearable Kidney technology, we suspended our research and development activities. However, beginning in November 2007, we entered into short-term agreements with consultants to continue research and development efforts previously undertaken by them. These efforts involved additional study and development activities related to the use of sorbents, which trap and evacuate amine and urea materials from dialysis solutions. Because we anticipated prevailing on the merits of the arbitration, we have continued to pursue our patents and take other steps to perfect our intellectual property rights. In addition, during the second quarter of 2008, for one of the consultants, the Company incurred non-cash compensation from the grant of options of approximately $84,300, and accrued $120,000 of additional compensation in the form of a long-term note payable in relation to settlement of a contract dispute.
We generated a net loss from continuing operations of $479,747 and $722,225 during the three months ended September 30, 2008 and 2007, respectively, and a net loss from continuing operations of $3,399,723 and $2,229,727 during the nine months ended September 30, 2008 and 2007, respectively. This was a result of the operating expenses described above, the research and development expenses described above, and incurring interest expense totaling $181,018 and $206,994 on the debt described in the liquidity and capital resources section below during the nine months ended September 30, 2008 and 2007, respectively. Losses are expected until such time of final resolution of the arbitration with Xcorporeal, Peizer and Gura, and commercial marketing of the wearable artificial kidney.
At September 30, 2008, we had net operating loss carryforwards totaling approximately $18,622,000 for federal tax purposes, expiring through 2027. The federal net operating loss carryforwards include $3,700,000, which are limited by IRC Section 1502; however, the annual effects of such limitations have not been determined. In addition, we had net operating loss carryforwards of approximately $11,817,000 for state tax purposes, which begin to expire in 2017.

Results of Operations for the Years Ended December 31, 2007 and December 31, 2006.
Continuing operations:
Operating expenses for the year ended December 31, 2007 decreased by 32% to $3,171,491 from $4,672,665 for the year ended December 31, 2006. Total operating expenses include (i) general and administrative expenses, and (ii) research and development expenses as follows:
General and administrative expenses for the year ended December 31, 2007 decreased 22% to $3,111,631 from $3,981,962 for the year ended December 31, 2006. This net decrease was primarily the result of decreases in non-cash share-based compensation of approximately $2,299,000 and officer bonuses of $175,000, similar items of which were not awarded during 2007, and a decrease in officer salary of $77,000 relating to the former chief financial officer, offset by an increase in legal fees of approximately $1,627,000. Legal fees increased due primarily to the arbitration with Xcorporeal and increased needs in connection with financing and reporting activities.
The Company incurred $59,890 and $690,703 of research and development expenses during the years ended December 31, 2007 and 2006. Pending resolution of the arbitration with Xcorporeal, Peizer and Gura related to, among other things, the rights to use our Wearable Kidney technology, we suspended our research and development activities. However, in November 2007, we entered into a short-term agreement, which expired on February 1, 2008, to continue research and development efforts previously undertaken by the Technion Research and Development Foundation. These efforts involved additional study and development activities related to the use of sorbents, which trap and evacuate amine and urea materials from dialysis solutions. During 2006, these expenses included: legal fees; payments to three independent consultants and three full time employees working on the project; expenses to conduct internal lab tests; and supplies and materials to construct a model of a wearable artificial kidney. Also, Dr. Gura devoted 80% of his time to the project during 2006 and 80% of his payroll expenses were allocated to research and development expenses. We believe we will ultimately prevail on the merits of the arbitration and are continuing to pursue our patents and are taking other steps to perfect our intellectual property rights.
We generated a net loss from continuing operations of $3,216,659 and $4,631,397 during the years ended December 31, 2007 and 2006, respectively. This was a result of the operating expenses described above, incurring interest expense totaling $220,874 and $798,957 on the debt described in the liquidity and capital resources section below during the years ended December 31, 2007 and 2006, respectively, receiving other income from a legal settlement of $87,160 during the year ended December 31, 2007, recognizing other income of $61,591 from the reversal of previously over accrued expenses during the year ended December 31, 2007, and the recognition of a $785,999 gain from change in the derivative liability during the year ended December 31, 2006. Losses are expected until such time of resolution of the arbitration with Xcorporeal, Peizer and Gura, and commercial marketing of the wearable artificial kidney.
At December 31, 2007, the Company had net operating loss carryforwards of approximately $15,868,000 for federal tax purposes, expiring through 2027. The federal net operating loss carryforwards include $3,700,000, which are limited by IRC Section 1502; however, the annual effects of such limitations have not been determined. In addition, the Company had net operating loss carryforwards of approximately $9,065,000 for state tax purposes, which begin to expire in 2017.
Discontinued Operations — Dialysis clinic:
On May 31, 2006, Los Angeles Community Dialysis, Inc. (LACD) completed the sale of substantially all of its assets used in the chronic care dialysis clinic. On June 15, 2006, LACD completed the sale of the acute care dialysis unit. The assets sold included property and equipment with a net book value of $357,138 and inventory amounting to $47,165. The decision to sell the dialysis units was based on the determination that it is in the best interest of the stockholders to focus principally on completion of the development and eventual commercial marketing of the wearable artificial kidney for dialysis and other medical applications. The assets used for patients suffering from chronic kidney failure were sold to Kidney Dialysis Center of West Los Angeles, LLC (KDC) pursuant to a purchase and sale agreement for $3,000,000. Of the purchase price, $1,000,000 was received at close, and $2,000,000 was to be paid pursuant to a promissory note which was paid-in-full as of December 31, 2006. In addition to the purchase price, at close, KDC contributed $253,000 towards pay-off of a loan secured by dialysis equipment, and paid $33,767 representing the cost of inventory. The acute care dialysis unit was sold to Dr. Victor Gura and Dr. Ronald Lang for $131,005. The purchase price was satisfied by the Company’s obligation to Dr. Victor Gura of the same amount. As a result of the sale of LACD’s assets, the Company accounted for the business of LACD as a discontinued operation for all periods presented in accordance with SFAS No. 144. Included in income from operations of the discontinued component on the accompanying consolidated statements of operations for the year ended December 31, 2006 is $3,013,469 representing gain on disposal of assets as a result of the sale of LACD assets.

Critical Accounting Policies
The discussion and analysis of our financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, the Company evaluates its estimates, including those related to bad debts, intangible assets, derivative liabilities, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its condensed consolidated financial statements.
Derivative liabilities — We have issued common stock with detachable warrants under a private placement offering and account for such securities in accordance with Emerging Issues Task Force (“EITF”) Issue Nos. 00-19 and 05-04, and Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”). In 2005 and 2006, certain common stock and warrants sold by the Company granted the holder’s mandatory registration rights which were contained in the terms governing the private placement offering. The mandatory rights provision results in share settlement not being controlled by the Company, accordingly they qualify as derivative instruments in accordance with EITF 00-19. At each balance sheet date, the Company adjusts the derivative financial instruments to their estimated fair value and analyzes the instruments to determine their classification as a liability or equity.
Convertible debt with stock purchase warrants — We have issued convertible debt with non-detachable conversion features and detachable warrants. The values assigned to the warrants and embedded conversion feature of the debt is based on the guidance of EITF No. 98-5, “Accounting for convertible Securities with Beneficial Conversion Features or contingently Adjustable conversion Ratios”, EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, and EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments of the FASB’s Emerging Issues Task Force”. The non-detachable conversion feature and detachable warrants are recorded as a discount to the related debt either as additional paid-in capital or a derivative liability, depending on the guidance, using the intrinsic value method or relative fair value method, respectively. The debt discount associated with the warrants and embedded beneficial conversion feature, if any, is amortized to interest expense over the life of the debenture or upon earlier conversion of the debenture using either the effective yield method or the straight-line method, as appropriate.
Revenue recognition — We comply with the provisions of Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements” and recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured.
Income taxes — We account for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statement.

Contingencies — We assess contingent liabilities, and such assessment inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.
Share-based compensation — In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which revised SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. SFAS 123R requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period. The Company adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, the Company (1) did not restate any prior periods; (2) is recognizing compensation expense for all share-based payment awards that were outstanding, but not yet vested, as of January 1, 2006, based upon the same estimated grant-date fair values and service periods used to prepare the Company’s SFAS 123 pro-forma disclosures; and (3) is applying SFAS 123R to new awards and to awards modified, repurchased, or cancelled after the effective date. The Company recognizes the fair value of stock-based compensation awards in general and administrative expense, and research and development expense in the consolidated statement of operations on a straight line basis over the requisite service periods, or, for awards with performance conditions, when the performance condition is met.
Recently issued accounting pronouncements
In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, “Disclosures about Derivative Instruments and Hedging Activities, and amendment of FASB Statement No. 133”. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company has not yet determined the effect of SFAS No. 161 on its consolidated financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin (ARB) No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, which was previously referred to as the minority interest, and also establishes standards of accounting for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

In February 2007, FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 applies to all entities, including not-for-profit organizations. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This statement is effective as of the beginning of each reporting entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008. The adoption had no affect on the Company’s financial statement.
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It applies under other accounting pronouncements that require or permit fair value measurements, the board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. This statement is effective for all financial instruments issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. However, on February 12, 2008, the FASB issued FASB Staff Position (FSP) FIN 157-2, “Effective Date of FASB Statement No. 157”, which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. The Company has not yet determined the effect of SFAS No. 157 on its consolidated financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), “Business Combinations”. SFAS No. 141R replaces SFAS 141. This statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. This statement applies prospectively to business combinations for which the acquisition dates are on or after the start of the first year beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 141R on its consolidated financial position, results of operations or cash flows.

INFORMATION REGARDING XCORPOREAL
The discussion presented in this “Information Regarding Xcorporeal” appears in Xcorporeal’s Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.
Description of Business
Overview
Xcorporeal is a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. The platform leads to three initial products:
•	A Portable Artificial Kidney (PAK) for hospital Renal Replacement Therapy (RRT)
•	A PAK for home hemodialysis
•	A Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis
For the hospital market, Xcorporeal is developing a portable, multifunctional renal replacement device that will offer cost-effective therapy for those patients suffering from Acute Renal Failure (ARF) causing a rapid decline in kidney function. In the U.S., the disease affects more than 200,000 patients annually with a mortality rate approaching 50%, according to a study published in the Clinical Journal of American Society of Nephrology in 2006. The Xcorporeal platform technology is designed for the hospital market since the technology is designed to provide cost-effective, continuous therapy. Xcorporeal has completed its functional prototype of the product, which is currently undergoing bench testing, and will submit a 510(k) filing with the Food and Drug Administration (FDA) during the fourth quarter of 2008.
Xcorporeal also plans to commercialize a home hemodialysis device for the End Stage Renal Disease (ESRD) market, comprised of patients in whom the kidneys have ceased to function. Xcorporeal devices are intended to combine the best attributes of currently marketed home hemodialysis machines to create hemodialysis devices that offer patients convenient, durable and truly portable treatments at home. Xcorporeal believes its devices will provide a cost-effective alternative to current home treatment modalities, due to their ability to offer hemodialysis without the need for large quantities of dialysate fluid or purified water. Xcorporeal has also completed its functional prototype of the product, which is currently undergoing bench testing, and it will submit a 510(k) with the FDA during the second half of 2009.
Xcorporeal’s WAK is a device for the chronic treatment of ESRD. Xcorporeal has successfully demonstrated a prototype system that weighs less than 6 kg., is battery operated, and can be worn by an ambulatory patient. Xcorporeal’s miniature, wearable device will enable continuous (up to 24 hours × 7 days per week) renal replacement therapy on a chronic basis at home. Increasing dialysis time has previously been shown to reduce morbidity and improve quality of life in ESRD patients. The WAK has recently been featured in articles written by the Los Angeles Times, The Lancet, Kidney International, and various other medical periodicals.
Xcorporeal is a development stage company, has been unprofitable since its inception, and will incur substantial additional operating losses for at least the next twelve months as it continues to implement commercial operations and allocate significant and increasing resources to research, development, clinical trials, and other activities. Accordingly, Xcorporeal’s historical operations and financial information are not indicative of its future operating results, financial condition, or ability to operate profitably as a commercial enterprise.

Since Xcorporeal began implementing its current business model on August 31, 2006, it has accomplished the following milestones:
•	Raised over $29 million in equity financing
•	Recruited experienced independent board members
•	Recruited top industry management team and scientific staff
•	Advanced the clinical studies for our technology
•	Advanced the development of our technology.
For the coming year, Xcorporeal’s plan to test and develop the technology for its extra-corporeal platform. Xcorporeal will also implement its validation and verification strategy including bench testing, clinical testing and regulatory strategy in the U.S. and abroad. Some of its products may qualify for the 510(k) regulatory process in the U.S. based on the existence of predicate devices. Other products, for example Xcorporeal’s WAK, are likely to require a full PMA review which will be longer and more expensive.
While Xcorporeal may eventually exploit its technology’s potential Congestive Heart Failure (CHF) applications through licensing or strategic arrangements, it will focus initially on the renal replacement applications described above.
Research and Development
R&D Team
Xcorporeal has recruited and currently employ a talented interdisciplinary team of scientists and engineers who are developing our products. The team includes engineering leaders from within the dialysis field who provide state of the art as well as historical insights into dialysis equipment. The team also includes seasoned engineers from related medical fields providing Xcorporeal with cutting edge technology in the areas of fluidics, sensors and electronics. In addition, Xcorporeal has retained a medical device consulting firm, The Aubrey Group, Inc., an FDA-registered third-party contract developer and manufacturer of medical devices, to provide engineering support in the development of the PAK.
Xcorporeal incurred $7.1 million and $1.3 million in research and development costs in 2007 and 2006, respectively.
Portable Artificial Kidney
The PAK is a multifunctional device that will perform hemodialysis, hemofiltration, and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial prototype of the PAK, capable of performing the basic functions of a hemodialysis machine, and demonstrating Xcorporeal’s unique new fluidics circuit, was completed at the end of 2007. Further refinements of this prototype including the addition of safety sensors and electronic controls is now in progress. The final product design of the PAK will be completed by mid 2008 and units will undergo final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study will not be required for this submission.
Wearable Artificial Kidney
A clinical feasibility study with a research prototype of the WAK was conducted in London in March 2007. In that study, the WAK was successfully tested in eight patients with end-stage renal disease. Patients were treated for up to 8 hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a Wearable Artificial Kidney in man.
This year Xcorporeal is making substantial improvements to the WAK design intended to move it from a feasibility prototype to a product prototype. These include improvement of the heparin pumping system intended to address the dialyzer clotting problem, the addition of safety sensors required for commercial dialysis equipment, the addition of electrical controls to provide a convenient user interface, improvements to the blood flow circuit and further miniaturization of the device to improve fit to the human body. Additional clinical studies will be conducted upon completion of the prototype.

Third-party Arrangements
In July 2007, Xcorporeal entered into an agreement with Aubrey for the design and development of subsystems of the PAK. The PAK will be designed for intermittent hemodialysis or Continuous Renal Replacement Therapy (CRRT) in a clinical setting as well as for treatments in a home setting. The development is expected to be complete by the end of 2008. Total labor and material costs over the term of the Aubrey agreement are budgeted at approximately $5.1 million, though Xcorporeal can terminate the agreement at any time with 30 business days notice.
Xcorporeal also contracts with other third parties to assist in its research and development efforts and to supplement its internal resources while it continues to grow its organization.
Government Regulation
US Regulation
Xcorporeal is subject to extensive government regulation relating to the development and marketing of its products. Due to the relatively early nature of our development efforts, they have not yet confirmed with the FDA its view of the regulatory status of any of its products.
To support a regulatory submission, the FDA may require clinical studies to show safety and effectiveness. While Xcorporeal cannot currently state the nature of the studies the FDA may require due to our early stage of product development, it is likely that some products Xcorporeal attempts to develop will require time-consuming clinical studies in order to secure approval.
Outside the US, Xcorporeal’s ability to market potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities. These foreign regulatory approval processes may involve differing requirements than those of the FDA, but also generally include many, if not all, of the risks associated with the FDA approval process described above, depending on the country involved.
In the US, medical devices are classified into three different classes, Class I, II and III, on the basis of controls deemed reasonably necessary to ensure the safety and effectiveness of the device. Class I devices are subject to general controls, including labeling, pre-market notification and adherence to the FDA’s Good Manufacturing Practices (GMP), Class II devices are subject to general and special controls, including performance standards, post-market surveillance, patient registries and FDA guidelines, and Class III devices are those which must receive pre-market approval by the FDA to ensure their safety and effectiveness, that is, life-sustaining, life-supporting and implantable devices, or new devices, which have been found not to be substantially equivalent to legally marketed devices. Because of their breakthrough nature, some of our devices may be considered Class III.
Before new class II medical devices, such as most of our products, can be marketed, marketing clearance must be obtained through a pre-market notification under Section 510(k) of the Federal Food, Drug and Cosmetic (FDC) Act. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to authorize the marketing of new products or to allow Xcorporeal to enter into supply contracts and criminal prosecution. A 510(k) clearance will typically be granted by the FDA, if it can be established that the device is substantially equivalent to a “predicate device,” which is a legally marketed Class I or II device or a pre-amendment Class III device (that is, one that has been marketed since a date prior to May 28, 1976), for which the FDA has not called for pre-market approval (PMA). The FDA has been requiring an increasingly rigorous demonstration of substantial equivalence, which may include a requirement to submit human clinical trial data. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance, but it may take longer.

If clearance or approval is obtained, any device manufactured or distributed by Xcorporeal will be subject to pervasive and continuing regulation by the FDA. Xcorporeal will be subject to routine inspection by the FDA and will have to comply with the host of regulatory requirements that usually apply to medical devices marketed in the U.S. including labeling regulations, GMP requirements, Medical Device Reporting (MDR) regulation which requires a manufacturer to report to the FDA certain types of adverse events involving its products, and the FDA’s prohibitions against promoting products for unapproved or “off-label” uses.
European Community
International Organization for Standards (ISO) standards were developed by the European Community (EC) as a tool for companies interested in increasing productivity, decreasing cost and increasing quality. The EC uses ISO standards to provide a universal framework for quality assurance and to ensure the good quality of products and services across borders. The ISO standards (it is now ISO13485) have facilitated trade throughout the EC, and businesses and governments throughout the world are recognizing the benefit of the globally accepted uniform standards. Any manufacturer Xcorporeal utilizes for purposes of producing Xcorporeal’s products (including Xcorporeal, if they manufacture any of their own products) will be required to obtain ISO certification to facilitate the highest quality products and the easiest market entry in cross-border marketing. This will enable Xcorporeal to market its products in all of the member countries of the EC. Xcorporeal also will be required to comply with additional individual national requirements that are outside the scope of those required by the European Economic Area.
Any medical device that is legally marketed in the US may be exported anywhere in the world without prior FDA notification or approval. The export provisions of the FDC Act apply only to unapproved devices. While FDA does not place any restrictions on the export of these devices, certain countries may require written certification that a firm or its devices are in compliance with US law. In such instances FDA will accommodate US firms by providing a Certificate for Foreign Government. In cases where there are devices which the manufacturer wishes to export during the interim period while their 510(k) submission is under review, exporting may be allowed without prior FDA clearance under certain limited conditions.
Competition
Xcorporeal competes directly and indirectly with other biotechnology and healthcare equipment businesses, including those in the dialysis industry. The major competitors for our platform technology are those companies manufacturing and selling dialysis equipment and supplies. Xcorporeal anticipate that some of its primary competitors will be companies such as Baxter, Fresenius, Gambro, NxStage and B Braun. Xcorporeal will compete with these companies in the critical care markets as well as dialysis clinics, and the home and wearable application markets. In many cases, these competitors are larger and more firmly established than Xcorporeal is. In addition, Xcorporeal’s competitors have greater marketing and development budgets and greater capital resources. Others are working on portable and wearable peritoneal dialysis machines and competitors are working on portable hemodialysis machines, but Xcorporeal is not aware of any other wearable hemodialysis machines currently under development.
License Agreement
On September 1, 2006, Xcorporeal entered into the License Agreement with National Quality Care, Inc. (NQCI) pursuant to which it obtained exclusive rights to its technology relating to the treatment of kidney failure and other applications, with no geographic restrictions, that will last for a period of ninety-nine years or until the expiration of NQCI’s proprietary rights in each item of intellectual property, if earlier. As consideration for granting the license, Xcorporeal agreed to reimburse designated costs and expenses of our licensor, and pay a minimum royalty of 7% of net sales, with an annual minimum royalty of $250,000.

Patents and Trademarks
Xcorporeal has exclusive licenses to three issued US patents, U.S. Patent No. 7,309,323 entitled “Wearable continuous renal replacement therapy device,” No. 7,276,042 entitled “Low hydraulic resistance cartridge,” and No. 6,960,179 entitled “Wearable continuous renal replacement therapy device.” Xcorporeal also has exclusive licenses to several pending U.S. patent applications, including U.S. Patent Application No. 11/500,572 entitled “Dual-ventricle pump cartridge, pump, and method of use in a wearable continuous renal replacement therapy device.”
In addition to Xcorporeal’s exclusive licenses, it is actively protecting inventions that are commercially important to its business by developing its own intellectual property and filing and prosecuting its own patents. Xcorporeal currently has 14 pending U.S. patent applications.
Xcorporeal also has pending applications to register its trademarks, “Xcorporeal” and “Xcorporeal WAK.”
Business Development
Formation, Merger and Name Change
Xcorporeal was incorporated in the State of Delaware in 1992. Prior to March 13, 2006, when Xcorporeal changed its name to CT Holdings Enterprises, Inc., it was engaged in an unrelated business. As of June 30, 2007, Xcorporeal did not conduct any active business and was considered a “shell” company under applicable federal securities laws. On August 10, 2007, Xcorporeal entered into a Merger Agreement with Xcorporeal, Inc. (“pre-merger Xcorporeal”), which conducted the business described in this report. The merger became effective on October 12, 2007. Pre-merger Xcorporeal became its wholly-owned subsidiary and changed its name to Xcorporeal Operations, Inc. Xcorporeal changed its name from CT Holdings Enterprises, Inc. to Xcorporeal, Inc. All of its former officers and directors resigned, and all of the officers and directors of pre-merger Xcorporeal became their officers and directors effective as of October 12, 2007. As used in this report, the terms “Xcorporeal”, “Company”, “we”, “our” and like references mean Xcorporeal, Inc., a Delaware corporation, and prior to October 12, 2007, our subsidiary now known as Xcorporeal Operations, Inc.
On August 31, 2006, Xcorporeal entered into a Contribution Agreement with Consolidated National, LLC (CNL), which is owned and controlled by its current Executive Chairman, giving them the right to enter into a License Agreement with NQCI. Xcorporeal issued 9,600,000 shares of common stock, a 96% voting interest in its company, to CNL in exchange for all of its right, title, and interest to the name “Xcorporeal” and related trademark applications and domain names, and the right to enter into the License Agreement. Prior to the August 31, 2006 transaction, Xcorporeal Operations, Inc. was a shell corporation.
On September 1, 2006, Xcorporeal entered into a License Agreement with NQCI, pursuant to which it obtained the exclusive rights to the technology relating to our congestive heart failure treatment, kidney failure treatment, and other medical devices. As a result, Xcorporeal became a developmental stage company focused on researching, developing, and commercializing technology and products related to the treatment of kidney failure and congestive heart failure.
On December 1, 2006, Xcorporeal initiated arbitration proceedings against NQCI for its breach of the License Agreement, which remains pending. On December 29, 2006, NQCI served Xcorporeal with a written notice purporting to terminate the License Agreement for unspecified alleged breaches. On January 2, 2007, Xcorporeal advised NQCI that it did not consent to termination of the License Agreement, that it had not breached the License Agreement, and that NQCI has no right to unilaterally terminate the License Agreement in any event. Accordingly, the License Agreement cannot be terminated.
Delaware Amended and Restated Certificate of Incorporation
Effective October 12, 2007 and pursuant to the August 10, 2007 Merger Agreement, Xcorporeal changed its to “Xcorporeal, Inc.” and amended and restated its certificate of incorporation and bylaws to read as the certificate of incorporation and bylaws of pre-merger Xcorporeal. Pre-merger Xcorporeal amended its certificate of incorporation to change its name to “Xcorporeal Operations, Inc.” As a result, our authorized common stock changed from 60,000,000 shares to 40,000,000 common shares, and our authorized preferred stock changed from 1,000,000 shares to 10,000,000 shares resulting in total authorized capital stock of 50,000,000 shares with a par value of $0.0001.

Terminated Merger Agreement
On September 1, 2006, Xcorporeal entered into a Merger Agreement with NQCI which contemplated that it would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or it would issue to NQCI shares of its common stock in consideration of the assignment of the technology relating to our WAK and other medical devices.
The merger was not consummated, and the Merger Agreement expired by its own terms on December 31, 2006. In addition, on December 29, 2006, NQCI served written notice that it was terminating the Merger Agreement, and on January 2, 2007, Xcorporeal consented to the termination. Accordingly, the Merger Agreement is now terminated. Xcorporeal will not be proceeding with any merger with NQCI.
Employees
At December 31, 2007, Xcorporeal had approximately 20 full-time employees. During 2008, its plan to add additional employees, particularly in the areas of product development, regulatory affairs, and quality assurance. Xcorporeal expects its headcount to reach approximately 30 employees by the end of the year. Xcorporeal also utilizes, whenever appropriate, contract and part-time professionals in order to conserve cash and resources.
Reports to Security Holders
Xcorporeal will send an annual report including audited financial statements to all of its stockholders of record. Anyone may obtain a copy of Xcorporeal’s annual report without charge by writing to: Investor Relations, Xcorporeal, Inc, 12121 Wilshire Blvd. Suite 350, Los Angeles, California 90025.
Xcorporeal files reports with the Securities and Exchange Commission (SEC) in accordance with the Securities Exchange Act of 1934, as amended, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements and other information.
The public may read and copy any materials Xcorporeal files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Xcorporeal is an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.
Description of Property
Xcorporeal currently leases 4,352 square feet of corporate office space located at 12121 Wilshire Blvd., Suite 350, Los Angeles, California 90025, for monthly rent of $17,408 for the first year under a lease expiring February 28, 2013. Xcorporeal also leases 1,068 square feet of office and warehouse space for its product development located at Aubrey Group, Inc, 6 Cromwell, Suite 100, Irvine, California 92618 for monthly rent of $2,863 under a lease expiring December 31, 2008. Additionally, Xcorporeal leases two corporate apartments, approximately 550 and 800 square feet respectively, located in Irvine, for combined monthly rent of $3,760. All of the space is in good condition and Xcorporeal expects it to remain suitable to meet its needs for the foreseeable future.

Investment Policies
Xcorporeal invests available cash in short-term commercial paper, certificates of deposit, money market funds, and high grade marketable securities. Xcorporeal considers any liquid investment with an original maturity of three months or less when purchased to be cash equivalents. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Xcorporeal’s investment policy requires that all investments be investment grade quality and no more than ten percent of its portfolio may be invested in any one security or with one institution. At December 31, 2007, all of Xcorporeal’s cash was held in high grade money market funds and marketable securities.
Xcorporeal’s investments consisted of the following:

	Years Ended December 31,
	2007	2006
Commercial Paper	$10,283,818	$—
Corporate Obligation	2,245,770	—
Money Market Fund	3,872,310	—
	$16,401,898	$—

Legal Proceedings
On December 1, 2006, Operations initiated arbitration against National Quality Care, Inc. (NQCI) for NQCI’s failure to fully perform its obligations under the License Agreement dated September 1, 2006. On September 1, 2006, Operations also entered into a Merger Agreement with NQCI which contemplated that Operations would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or would issue to NQCI shares of common stock in consideration of the assignment of the technology relating to the WAK and other medical devices (the “Technology Transaction”). The merger was not consummated.
On June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction. The Interim Award stated that the total aggregate shares of stock to be received by NQCI at the Closing should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding. Copies of the License Agreement and Merger Agreement are attached as exhibits to our amended current report on Form 8-K/A filed with the Securities and Exchange Commission on June 11, 2008.
On August 4, 2008, the arbitrator issued a Second Interim Award, stating that 9,230,000 shares of our common stock should be issued to NQCI to effectuate the Technology Transaction. The arbitrator found that, with the exception of shareholder approval, virtually all conditions to Closing the Technology Transaction have been waived. The award further states that, if we or our stockholders do not approve the issuance of our stock to effectuate the Technology Transaction, all of the Technology covered by the License will be declared the sole and exclusive property of NQCI, and the arbitrator will schedule additional hearings to address whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages, if any, under these circumstances. The arbitrator has also stated that NQCI is entitled to recover reasonable attorneys’ fees. NQCI has filed a motion seeking $3.9 million in fees, which we have opposed. Each of the Interim Awards state that it is an interim award subject to further proceedings, and is not intended to be a final award subject to a motion to confirm before a court of competent jurisdiction.
The Second Interim Award also states that—contrary to the assertion made by NQCI in its current report on Form 8-K filed on June 10, 2008—the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. NQCI has made a claim for reimbursement of approximately $690,000 in expenses under the License Agreement which were accrued under “Accrued Professional Fees” as of June 30, 2008.
The above interim awards are not yet binding or final. Therefore, no liability for the above awards has been accrued as no reliable estimate can currently be made.

Market for Common Equity and Related Stockholder Maters
Market Information
Xcorporeal’s common stock is traded on the American Stock Exchange under the symbol “XCR.” Xcorporeal’s stock was previously quoted on the Over-The-Counter Bulletin Board under the symbol “XCPL” prior to December 7, 2007, “CTHE” prior to February 2006, and “CITN” before that time. Immediately prior to Xcorporeal’s merger on October 12, 2007, a one-for-8.27 reverse split of our common stock was executed. Historical stock prices prior to October 12, 2007 have been adjusted for the stock split.
As of March 13, 2008, there were approximately 770 record holders of our common stock, representing approximately 2,500 beneficial owners. Following is a list by fiscal quarters of the split-adjusted closing sales prices of Xcorporeal’s stock:

	HIGH	LOW
YEAR ENDED DECEMBER 31, 2007
4th Quarter	$14.06	$4.27
3rd Quarter	17.45	3.39
2nd Quarter	6.62	4.30
1ST Quarter	13.89	2.40

YEAR ENDED DECEMBER 31, 2006
4th Quarter	$6.95	$4.05
3rd Quarter	8.68	2.89
2nd Quarter	4.56	3.55
1ST Quarter	5.21	2.89
Dividends
Xcorporeal has not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of its business.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table provides information about its common stock that may be issued upon the exercise of equity instruments under all of its existing equity compensation plans as of December 31, 2007:

Number of
securities
remaining
available for
future
	Number of		issuance
	securities to be	Weighted-	under equity
	issued upon	average	compensation
	exercise of	exercise price	plans
	outstanding	of outstanding	(excluding
	option,	options,	securities
	warrants and	warrants and	reflected in
Plan Category	rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,797,500	$6.26	3,712,500
Equity compensation plans not approved by security holders	—	—	—
Totals	3,797,500	$6.26	3,712,500
In connection with our October 12, 2007 merger, options to purchase 3,880,000 shares of common stock that had been granted under pre-merger Xcorporeal’s 2006 Incentive Compensation Plan were assumed by Xcorporeal under the Merger Agreement. Any options or warrants of Xcorporeal’s outstanding prior to the merger were cancelled upon effectiveness of the merger. In addition, Xcorporeal’s 2007 Incentive Compensation Plan was approved by their board and a majority of its shareholders at the same time and in the same manner that the Merger Agreement was approved, and was ratified by its stockholders on November 26, 2007. There are 3,900,000 shares of common stock reserved for issuance under its 2007 Incentive Compensation Plan, in addition to the options to purchase 3,880,000 shares of common stock assumed by Xcorporeal in the merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF XCORPOREAL
The discussion presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Xcorporal” appears in Xcorporeal’s Form 10-KSB for the fiscal year ended December 31, 2007 and its Form 10-Q for the fiscal quarter ended September 30, 2008, each as filed with the Securities and Exchange Commission.
From Xcorpoeal’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007:
Results of Operations for the years ended December 31, 2007 and 2006
We have not generated any revenues since inception. We incurred a net loss of $17,074,051 for the year ended December 31, 2007, compared to net loss of $4,380,212 for the year ended December 31, 2006. The increase in net loss was primarily due to (i) research, development and other expenses related to advancing our proprietary and licensed kidney failure treatment technologies, the company incurred research and development costs totaling $7,141,170 in 2007, $2,870,081 was related to research and development on the wearable artificial kidney and $4,271,089 related to the portable artificial kidney device (ii) stock compensation expense related to options and warrants granted to directors, officers, employees and consultants totaled $6,638,794 in 2007 and $1,651,524 was directly related to R&D and $4,987,270 stock based compensation was related to general operations, and (iii) $2,687,573 legal and audit fees were incurred during 2007. At December 31, 2007, we had positive working capital of $14,958,099 compared to positive working capital of $25,397,733 at the beginning of the year. At December 31, 2007, our total assets were $17,252,546, compared to $27,535,543 at the beginning of the year, which consisted primarily of cash from the sale of our common stock sold in December 2006.
Interest Income
Interest income of $1,179,443 and $82,200 was reported for the years ended December 31, 2007 and 2006, respectively.
Liquidity and Capital Resources
We expect to incur operating losses and negative cash flows for the foreseeable future. During the fourth quarter 2006, we raised approximately $27.3 million (net of placement fees of $2.1 million) through a private placement. Our ability to execute on our current business plan is dependent upon our ability to develop and market our products, and, ultimately, to generate revenue.
As of December 31, 2007, we had cash, cash equivalents and marketable securities of approximately $16.6 million. We are currently expending cash at a rate of approximately $1.2 million per month. At present rates, we will not have to raise additional funds during the next twelve months.
Upon receipt of the approximate $27.3 million raised through private placement, we strategically began our operating activities and research and development efforts which resulted in a net loss of $17.1 million in 2007. In addition, we invested $25.0 million in high grade money market funds and marketable securities of which we sold $8.6 million of the investments, leaving a balance of $16.4 million as of December 31, 2007. From the sale of our common stock in 2006, we received additional proceeds of $0.2 million in 2007 and was used for operating as well as investing activities.
As mentioned above, the final product design of the PAK will be completed by mid 2008 and units will undergo final verification and validation prior to a 510(k) submission to the FDA for clinical use under direct medical supervision. We intend to submit this 510(k) filing during the fourth quarter of 2008. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We expect that our monthly expenditures will decrease as we reduce our spending on research and development costs as well as labor and material costs relating to the Aubrey agreement, and shift resources towards developing a marketing plan for the PAK.

Research and Development
We employ an interdisciplinary team of scientists and engineers who are developing the Portable Artificial Kidney (PAK) and the Wearable Artificial Kidney (WAK). In addition, we have retained Aubrey to assist with the engineering of the PAK. The PAK will be engineered to perform both hemodialysis, hemofiltration and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial prototype of the PAK, capable of performing the basic functions of a hemodialysis machine, and demonstrating our unique new fluidics circuit, was completed at the end of 2007. Further refinements to this prototype including the addition of safety sensors and electronic controls is now in progress. The final product design of the PAK will be completed by mid 2008 and units will undergo final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study is not required for this submission.
We have completed a clinical study with the WAK since the acquisition of the technology from NQCI in September of 2006. In a clinical feasibility study conducted in London in March 2007, a research prototype of the WAK was successfully tested in eight patients with end-stage renal disease. Patients were successfully treated for up to 8 hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a Wearable Artificial Kidney in man. This year we are making substantial improvements to the WAK design intended to move it from a feasibility prototype to a product prototype. These include improvement of the heparin pumping system intended to address the dialyzer clotting problem, the addition of safety sensors required for commercial dialysis equipment, the addition of electrical controls to provide a convenient user interface, improvements to the blood flow circuit and further miniaturization of the device to improve fit to the human body. Additional clinical studies will be conducted upon completion of the prototype
We incurred $7.1 million and $1.3 million in research and development costs in 2007 and 2006, respectively.
Contractual Obligations and Commercial Commitments

		Less than 1	1 - 3	3 - 5	More than 5
Contractual Obligations:	Total	year	years	years	years
Capital Lease Obligations	$—	$—	$—	$—	$—
Operating Lease Obligations (1)	234,575	58,774	163,814	11,987	—
Research & Development Contractual Commitments	187,200	187,200	—	—	—
Other Liabilities	225,806	225,806	—	—	—
	$647,581	$471,780	$163,814	$11,987	$—

(1)	Operating lease commitments for our corporate office facility, product development facility, Dr. Gura’ office which is a related party transaction, and two corporate apartments.
The table excludes the following subsequent contractual obligations:
•	New equipment leases entered into in 2008 with total lease payments of $62,208 over a 3 year period
•	New lease entered into in 2008 for Xcorporeal’s new corporate office space. The total lease payments are $1,096,878 over a 5 year period
•	New research and development agreements entered into in 2008 with total payments of $214,935 over a period of no greater than 1 year
The table also excludes the agreement with Aubrey in relation to the PAK development which can be terminated at any time with 30 business days notice. Due to the successful rate of the development, we anticipate coming under the agreement’s approximate budget of $5.1 million. With the expected completion by end of 2008, we estimate we will incur cost of $2.4 million for 2008 under this agreement.

Off-Balance Sheet Arrangements
As of December 31, 2007, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations or cash flows.
Legal Proceedings
We are involved in arbitration against NQCI as described above. From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of this report, we are not currently involved in any legal proceeding that we believe would have a material adverse effect on our business, financial condition or operating results.
Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Generally accepted accounting principles require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Our actual results may differ from those estimates.
We consider our critical accounting policies to be those that involve significant uncertainties, require judgments or estimates that are more difficult for management to determine or that may produce materially different results when using different assumptions. We consider the following accounting policies to be critical:
Marketable Securities
We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution.
Stock-Based Compensation
Statements of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)) and Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107 (SAB 107) require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. We have applied the provisions of SAB 107 in its adoption of SFAS 123(R).
In determining stock based compensation, we consider various factors in our calculation of fair value using a Black-Scholes pricing model. These factors include volatility, expected term of the options and forfeiture rates. A change in these factors could result in differences in the stock based compensation expense.

Recent Accounting Pronouncements
In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. We have adopted FIN 48 in January 2007. There was no impact on our results of operations and financial position upon adoption.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB staff issued a staff position that delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities except for those recognized or disclosed annually. The FASB also issued FAS-157-1, “application of FASB Statement No. 157 to FASB Statement No. 13 and other Accounting Pronouncements that address Fair Value Measurements for Purposes of Lease Classifications or Measurements under SFAS Statement No. 13”. We are required to adopt the provision of SFAS 157, as applicable, beginning in fiscal year 2008. We are currently in the process of evaluating the expected effect of SFAS 157 on our results of operations and financial position.
In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities” (“SFAS No. 159"). SFAS No. 159 permits an entity to choose to measure many financial instruments and certain items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply to provision of FASB Statement No. 157, “Fair Value Measurements.” We are currently evaluating the impact that the adoption of SFAS No. 159 will have on our consolidated financial statements.
In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. We will adopt this statement as of January 1, 2009. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years. The adoption of SFAS 160 is not expected to have a material impact on our financial position, results of operations or cash flows.

From Xcorpoeal’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008:
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and the other financial information included in this report.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Xcorporeal, and other matters. Statements in this report that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues, and income of Xcorporeal, wherever they occur, are necessarily estimates reflecting the best judgment of the senior management of Xcorporeal on the date on which they were made, or if no date is stated, as of the date of this report. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the “Risk Factors” described below, that may affect the operations, performance, development, and results of our business. Because the factors discussed in this report could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Overview
We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. These devices will seek to provide patients with improved, efficient and cost effective therapy. The platform leads to three initial products:
•	A PAK for hospital Renal Replacement Therapy (RRT);
•	A PAK for home hemodialysis; and
•	A Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis.
For the hospital market, we are developing a portable, multifunctional renal replacement device that will offer cost-effective therapy for those patients suffering from Acute Renal Failure (ARF) causing a rapid decline in kidney function. We have completed our functional prototype of the product, which is currently undergoing bench testing, and will submit a 510(k) filing with the FDA next year. We plan to commercialize the product after receiving clearance from the FDA. Timing of FDA clearance is uncertain at this time.
We also plan to commercialize a home hemodialysis device for the End Stage Renal Disease (ESRD) market, comprised of patients in whom the kidneys have ceased to function. We have also completed our functional prototype of the product, which is currently undergoing bench testing, and we will submit a 510(k) with the FDA during 2009. Clinical trials are anticipated to commence as soon as FDA clearance is received.
Our WAK is a device for the chronic treatment of ESRD. We have successfully demonstrated a prototype system that weighs less than 6 kg., is battery operated, and can be worn by an ambulatory patient. Provided that the Technology Transaction described in Part II, Item 1 — Legal Proceedings below closes, we will evaluate the feasibility of furthering our development of this product over the next 12 months.
We are a development stage company, have been unprofitable since our inception, and will incur substantial additional operating losses for at least the next twelve months as we continue to implement commercial operations and allocate significant and increasing resources to research, development, clinical trials, and other activities. Accordingly, our historical operations and financial information are not indicative of our future operating results, financial condition, or ability to operate profitably as a commercial enterprise.

Research and Development
R&D Team
We have recruited and currently employ a talented interdisciplinary team of scientists and engineers who are developing our products. The team includes engineering leaders from within the dialysis field who provide state of the art as well as historical insights into dialysis equipment. The team also includes seasoned engineers from related medical fields providing us with cutting edge technology in the areas of fluidics, sensors, and electronics. In addition, we have retained a medical device consulting firm, The Aubrey Group, Inc., an FDA-registered third-party contract developer and manufacturer of medical devices, to provide engineering support in the development and build of the PAK thru the end of 2008. In 2009, we will transition into verification and validation of the PAK utilizing our scientists and engineers as well as outside consultants.
We incurred $12.7 million and $18.9 million in research and development costs in the three and nine months ended September 30, 2008, respectively, including the August 4, 2008, $10.2 million fair value accrual for a potential 9.23 million shares issuance to effectuate the Technology Transaction in accordance to the Second Interim Award. Less the accrual for shares issuable, we incurred $2.5 million and $8.7 million in research and development costs in the three and nine months ended September 30, 2008, respectively. This compares to $2.1 million and $4.8 million incurred in the three and nine months ended September 30, 2007.
Third-party Arrangements
In July 2007, we entered into an agreement with Aubrey for the design and development of subsystems of the PAK. The PAK will be designed for intermittent hemodialysis or CRRT in a clinical setting as well as for treatments in a home setting. The development is expected to be complete by the end of 2008. At the inception of the agreement, total labor and material costs over the term of the Aubrey agreement was budgeted at approximately $5.1 million which we anticipate to be under budget at completion. We can terminate the agreement at any time with 30 business days notice.
We also contract with other third parties to assist in our research and development efforts and to supplement our internal resources while we continue to grow our organization.
Management’s Discussion and Analysis
Results of Operations for the three and nine months ended September 30, 2008.
We have not generated any revenues since inception. We incurred a net loss of $11.1 million and $22.8 million for the three and nine months ended September 30, 2008, respectively, compared to a net loss of $4.5 million and $12.1 million for the three and nine months ended September 30, 2007, respectively. The increase in net loss was primarily due to (i) research, development and other expenses related to advancing our kidney failure treatment technologies, (ii) stock compensation expense related to options and warrants granted to directors, officers, employees, and consultants, (iii) legal fees, (iv) common stock issuances as compensation for consulting services, (v) accruals for alleged licensor expenses and interim awards issued in the arbitration with NQCI, and (vi) increased company personnel. At September 30, 2008, we had positive working capital of $1.4 million compared to positive working capital of $15.0 million at the beginning of the year.

Liquidity and Capital Resources
We expect to incur operating losses and negative cash flows for the foreseeable future. During the fourth quarter 2006, we raised approximately $27.3 million (net of placement fees of $2.1 million) through a private placement. Our ability to execute on our current business plan is dependent upon our ability to develop and market our products, and, ultimately, to generate revenue.
As of September 30, 2008, we had cash, cash equivalents and marketable securities of approximately $6.0 million. We are currently expending cash at a rate of approximately $1.1 million per month. In addition, we may become obligated to pay damages, costs or legal fees in connection with the ongoing arbitration described under Part II, Item 1-Legal Proceedings below, in an interim amount of $1.87 million. At present rates, we will have to raise additional funds during the next several months. We may not be successful in doing so on terms acceptable to us, and the inability to raise capital could require us to curtail our current plans in order to decrease spending, which could have a material adverse effect on our plan of operation. Our ability to execute on our current business plan is dependent upon our ability to obtain equity financing, develop and market our products, and, ultimately, to generate revenue.
We expect to incur negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our operating expenses and capital requirements before we achieve profitability. Accordingly, we may seek to raise additional funds through public or private placement of shares of preferred or common stock or through public or private financing. Our ability to meet our cash obligations as they become due and payable will depend on our ability to sell securities, borrow funds, reduce operating costs, or some combination thereof. We may not be successful in raising necessary funds on acceptable terms, or at all. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Upon receipt of the approximate $27.3 million raised through private placement in the fourth quarter of 2006, we strategically began our operating activities and research and development efforts which resulted in a net loss of $17.1 million in 2007 and $18.2 million in the nine months ended September 30, 2008. In addition, we invested $25.0 million in high grade money market funds and marketable securities of which we sold $19.2 million of the investments, leaving a balance of $5.8 million as of September 30, 2008.
We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Through the productive research and development efforts of the PAK, we have completed functional prototypes of our hospital and home PAKs that we plan to commercialize after 510(k) clearance from the Food and Drug Administration (FDA) which we plan 510(k) submission by next year. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We expect that our monthly expenditures will increase as we shift resources towards developing a marketing plan for the PAK.
We have used some of our resources for the development of the WAK which we have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Our rights to the WAK derive in part from a License Agreement dated September 1, 2006 between Operations and National Quality Care, Inc, pursuant to which we obtained the exclusive rights to the technology designated therein. Once the Technology Transaction has closed and the results of the arbitration proceeding are final, we will determine whether to devote additional resources to development of the WAK.
If we ever become obligated to pay all or a substantial portion of the $690,000 in alleged expenses related to the License Agreement and the interim award of $1.87 million in attorneys’ fees pursuant to the NQCI arbitration, doing so could have a material adverse effect on our liquidity and financial ability to continue with ongoing operations as currently planned.
Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.

Research and Development
We employ an interdisciplinary team of scientists and engineers who are developing the PAK and a separate, interdisciplinary team developing the WAK. In addition, we have retained Aubrey to assist with the engineering of the PAK. The PAK will be engineered to perform both hemodialysis, hemofiltration and ultrafiltration under direct medical supervision. A variation of this device will be developed for chronic home hemodialysis. An initial laboratory prototype of the PAK, capable of performing the functions of a hemodialysis machine, and demonstrating our unique new fluidics circuit, was completed at the end of 2007. The first physical prototype including industrial design of the PAK was completed in October 2008. Further refinements to this prototype are now in progress. The final product design of the PAK will be completed shortly and units will undergo final verification and validation prior to a 510(k) submission for clinical use under direct medical supervision. A clinical study is not required for this submission.
In a clinical feasibility study conducted in London in March 2007, a research prototype of the WAK was successfully demonstrated in eight patients with end-stage renal disease. Patients were successfully treated for up to 8 hours with adequate clearances of urea and creatinine. The device was well tolerated and patients were able to conduct activities of normal daily living including walking and sleeping. There were no serious adverse events although clotting of the dialyzer occurred in two patients. To our knowledge, this is the first successful demonstration of a wearable artificial kidney in man. Provided that the Technology Transaction closes, we will be making substantial improvements to the WAK. This work will result in a WAK Generation 2.0. Pending the FDA approval of an investigational Device Exemption (IDE), additional clinical studies will be conducted upon completion of the Generation 2.0 WAK prototype.
We incurred $12.7 million and $18.9 million in research and development costs in the three and nine months ended September 30, 2008, respectively, including the August 4, 2008, $10.2 million fair value accrual for a potential 9.23 million shares issuance to effectuate the Technology Transaction in accordance to the Second Interim Award. As such, less the accrual for the shares issuable, we incurred $2.5 million and $8.7 million in research and development costs in the three and nine months ended September 30, 2008, respectively. This compares to $2.1 million and $4.8 million incurred in the three and nine months ended September 30, 2007.
Contractual Obligations and Commercial Commitments

		Less than 1	1 - 3	3 - 5	More than 5
Contractual Obligations:	Total	year	years	years	years
Capital Lease Obligations	$—	$—	$—	$—	$—
Operating Lease Obligations (1)	1,176,889	107,113	786,199	283,576	—
Research & Development Contractual Commitments	77,996	77,996	—	—	—
Other Liabilities	12,167	12,167	—	—	—
Total Obligations	$1,267,051	$197,276	$786,199	$283,576	$—

(1)	Operating lease commitments for our corporate office facility, product development facility, Dr. Gura’s office which is a related party transaction, and two corporate apartments as well as for copiers and T1 access.
The table excludes the agreement with Aubrey in relation to the PAK development which can be terminated at any time with 30 business days notice. Due to development efficiencies not anticipated at the inception of the Aubrey agreement, we will incur less actual costs and expenses than the $5.1 million budgeted amount. With the expected completion by end of 2008, we estimate we will incur a total cost of $3.3 million under this agreement.
Off-Balance Sheet Arrangements
As of September 30, 2008, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results of operations or cash flows.

Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Generally accepted accounting principles require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Our actual results may differ from those estimates.
We consider our critical accounting policies to be those that involve significant uncertainties, require judgments or estimates that are more difficult for management to determine or that may produce materially different results when using different assumptions. We consider the following accounting policies to be critical:
Marketable Securities
We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution.
Short-term investments classified as available-for-sale were as follows:

	September 30, 2008
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	3,708,821	—	3,708,821
Corporate securities fixed rate	651,811	—	651,811
Total	$4,360,632	$—	$4,360,632
Xcorporeal reviews impairments associated with the above in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” to determine the classification of the impairment as temporary or other-than-temporary. Xcorporeal considers these investments not to be impaired as of September 30, 2008.
There were no gross unrealized gains or losses as of September 30, 2008.

Shares Issuable
Pursuant to the Second Interim Award, stating that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9.23 million shares of our common stock. As the Second Interim Award states that a registration statement for any issued shares must be declared effective within 90 days, and such contingency is not within our control, we have recorded the issuance as a liability, rather than as equity. The fair value of the 9.23 million shares was measured using the closing price of our common stock on August 4, 2008, the date of the Second Interim Award, and revalued, marked to market, as of the end of this interim reporting period, September 30, 2008. The fair value of the accrued shares on August 4, 2008, was $10,153,000 which was revalued at $4,615,000 as of September 30, 2008, resulting in a $5,538,000 non-operating gain to the statement of operations for the three and nine months ended September 30, 2008. The net fair value of $4,615,000 was accrued under “Shares issuable” as of September 30, 2008. Stockholders’ approval and issuance of the shares are pending to date. The shares issuable liability will be marked to market until a determination is made that the Technology Transaction will not be submitted to our stockholders, the stockholders vote not to approve the transaction, or they vote to approve the transaction and the shares are issued and registered. The price of our stock has declined since September 30, 2008, and as of November 18, 2008, the closing price was $0.27 per share, reducing the shares issuable liability from $4.6 million to approximately $2.5 million as of that date. We anticipate that we will continue to incur losses, which will continue to increase the shareholder deficit.
Although we may seek stockholder approval for the issuance of the 9.23 million shares of our common stock to effectuate the Technology Transaction, we are uncertain whether the SEC will approve a form of proxy to solicit stockholder approval of the transaction, our stockholders will vote to approve the transaction, shares will be issued to NQCI, or the SEC will declare effective a registration statement to register the shares for resale. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternate award, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award. If the Technology Transaction is approved and the shares are issued and registered or the registration requirement is eliminated or waived, that would eliminate the shares issuable liability, and increase stockholders equity by the amount of the liability.
Stock-Based Compensation
Statements of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment , (SFAS 123(R)) and Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 107 (SAB 107) require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. We have applied the provisions of SAB 107 in our adoption of SFAS 123(R).
In determining stock based compensation, we consider various factors in our calculation of fair value using a Black-Scholes pricing model. These factors include volatility, expected term of the options, and forfeiture rates. A change in these factors could result in differences in the stock based compensation expense.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table reflects, as of January 31, 2009, based on 73,916,252 shares outstanding, the beneficial ownership of our common stock by: (a) each director of the Company, (b) each named executive officer of the Company, (c) each person (or group of affiliated persons) known by us to be the beneficial owner of 5% or more of our common stock, and (d) all current executive officers and directors of the Company as a group:

	Number of Shares		Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned(1)		Beneficially Owned

Robert M. Snukal	47,276,776	(2)	55.2%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Victor Gura	15,497,250	(3)	20.9%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Leonardo Berezovsky	6,357,258	(4)	8.4%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Ronald P. Lang	3,658,449	(5)	4.9%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Edmond Rambod	1,812,500	(6)	2.4%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Jose Spiwak	2,313,750	(7)	3.1%
9454 Wilshire Boulevard, Penthouse 6
Beverly Hills CA 90212

Executive officers and directors as a group (5 persons)	61,418,733	(8)	68.5%

(1)	Unless otherwise noted below, such persons have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Includes 11,732,500 shares subject to options and warrants held by Mr. Snukal which are exercisable or become exercisable within 60 days after January 31, 2009.

(3)	Includes 800,000 shares held by Medipace Medical Group, Inc., an affiliate of Dr. Gura. Also includes 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable.

(4)	Includes (a) 1,319,556 shares held by the Leonardo Berezovsky Revocable Family Trust of which 1,219,556 shares are common stock and 100,000 shares are subject to warrants which are currently exercisable, (b) 366,660 shares held by the Leonardo Berezovsky Irrevocable Trust #2 of which 266,660 shares are common stock and 100,000 shares are warrants which are currently exercisable, (c) 870,312 shares held by the Leonardo Berezovsky Charitable Trust of which 696,875 shares are common stock and 173,437 shares are warrants which are currently exercisable, and (d) 870,313 shares held by the Karen & Sonia Berezovsky Charitable Trust of which 696,875 shares are common stock and 173,438 shares are warrants which are currently exercisable. Dr. Berezovsky is a trustee of the Family Trust and he has voting and investment power with respect to the shares held by the Family Trust. Dr. Berezovsky is a trustee of, and has voting power with respect to the shares held by, the Irrevocable Trust #2, Charitable Trust and Karen & Sonia Berezovsky Charitable Trust. Also includes 1,220,000 shares subject to options held by Dr. Berezovsky which are currently exercisable.

(5)	Includes 800,000 shares held by Medipace Medical Group, Inc., an affiliate of Dr. Lang. Also includes 320,000 shares subject to options held by Dr. Lang which are currently exercisable.

(6)	Includes 1,512,500 shares subject to options held by Dr. Rambod which are exercisable or become exercisable within 60 days after January 31, 2009.

(7)	Includes 401,250 shares subject to options and warrants held by Dr. Spiwak which are currently exercisable.

(8)	Includes 15,733,125 shares subject to options and warrants held by current officers and directors as a group which are exercisable or become exercisable within 60 days after January 31, 2009.

By Order of the Board of Directors,

Robert M. Snukal
President and CEO

Beverly Hills, California
March 2, 2009

F-1-1

Report of Independent Registered Public Accounting Firm
To the Stockholders’
National Quality Care,
Inc. Beverly Hills, California
We have audited the accompanying consolidated balance sheet of National Quality Care, Inc. (“NQCI”) as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Quality Care, Inc. as of December 31, 2007, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, for the year ended December 31, 2007, the Company experienced a net loss from operations of $3,275,323, and the Company has an accumulated deficit of $12,837,325. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also discussed in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
San Francisco, California
March 25, 2008

F-1-2

National Quality Care, Inc.
Consolidated Balance Sheet
December 31, 2007

ASSETS
CURRENT ASSETS
Cash	$709,579
Prepaid expenses and other assets	45,038
Prepaid expenses and other assets — discontinued operations	31,330

TOTAL CURRENT ASSETS	785,947

OTHER ASSETS
Technology rights, net of accumulated amortization of $30,442	69,558

TOTAL ASSETS	$855,505

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,210,865
Accounts payable and accrued expenses— discontinued operations	74,230
Due to stockholders — discontinued operations	4,854
Debt, net of discount of $176,273	523,727
Derivative liability	43,750

TOTAL CURRENT LIABILITIES	1,857,426

CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $.01 par value; 125,000,000 shares authorized; 54,191,252 issued and outstanding	541,913
Additional paid-in capital	11,343,306
Receivables from stockholders, net	(49,815)
Accumulated deficit	(12,837,325)

TOTAL STOCKHOLDERS’ DEFICIT	(1,001,921)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$855,505

The accompanying notes are an integral part of these consolidated financial statements.

F-1-3

National Quality Care, Inc.
Consolidated Statements of Operations
For the Years Ended December 31, 2007 and 2006

	2007	2006
OPERATING EXPENSES
General and administrative, including share-based compensation of $150,994 and $2,449,500 for the years ended December 31, 2007 and 2006, respectively, and net of $115,958 reimbursed under the license agreement for the year ended December 31, 2006	$3,111,631	$3,981,962
Research and development, including share-based compensation of $112,000 for the year ended December 31, 2006, and net of $1,066,401 reimbursed under the license agreement for the year ended December 31, 2006	59,860	690,703

TOTAL OPERATING EXPENSES	3,171,491	4,672,665

LOSS FROM OPERATIONS	(3,171,491)	(4,672,665)

OTHER INCOME (EXPENSE)
Interest expense	(220,874)	(798,957)
Interest income	26,955	45,840
Gain from change in derivative liability	—	785,999
Other income	148,751	8,386

TOTAL OTHER INCOME (EXPENSE)	(45,168)	41,268

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES ON INCOME	(3,216,659)	(4,631,397)

TAXES ON INCOME	—	—

LOSS FROM CONTINUING OPERATIONS	(3,216,659)	(4,631,397)

DISCONTINUED OPERATIONS
Income (loss) from operations of the discontinued component, including gain on disposal of $3,013,469 in 2006	(58,664)	3,093,010
Taxes on income	—	—

Net gain (loss) on discontinued operations	(58,664)	3,093,010

NET LOSS	$(3,275,323)	$(1,538,387)

Earnings (Loss) per weighted average share of common stock outstanding — basic and diluted
From continuing operations	$(0.06)	$(0.10)
From discontinued operations	—	0.07

TOTAL BASIC AND DILUTED LOSS PER SHARE	$(0.06)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic and Diluted	51,734,816	43,500,435

The accompanying notes are an integral part of these consolidated financial statements.

F-1-4

National Quality Care, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2007 and 2006

				Receivables		Total
	Common Stock		Additional	From	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Stockholders	Deficit	Equity (Deficit)

Balance at December 31, 2005	37,909,072	$379,091	$4,268,275	$(63,557)	$(8,023,615)	$(3,439,806)

Sale of common stock	4,613,220	46,132	1,375,118	—	—	1,421,250
Offering costs	—	—	(65,725)	—	—	(65,725)
Stock issued for consulting services	2,020,000	20,200	988,800	—	—	1,009,000
Stock issued for a director successfully negotiating reductions of liabilities	443,126	4,431	217,132	—	—	221,563
Stock issued for CFO bonus	200,000	2,000	110,000	—	—	112,000
Stock issued for director purchase of convertible debt	364,584	3,646	87,500	—	—	91,146
Reclassification of derivative liability	—	—	(43,750)	—	—	(43,750)
Payments from stockholders, net	—	—	—	21,362	—	21,362
Receivables from stockholder	—	—	—	(4,200)	—	(4,200)
Stock issued for exercise of options	1,869,220	18,692	144,680	—	—	163,372
Options issued with convertible debt	—	—	204,000	—	—	204,000
Options issued for director services	—	—	1,441,000	—	—	1,441,000
Stock issued for exercise of warrants	1,500,000	15,000	285,000	—	—	300,000
Warrants issued for consulting services	—	—	57,500	—	—	57,500
Convertible debt beneficial conversion Feature	—	—	581,250	—	—	581,250
Net loss	—	—	—	—	(1,538,387)	(1,538,387)

Balance at December 31, 2006	48,919,222	$489,192	$9,650,780	$(46,395)	$(9,562,002)	$531,575
(Continued)
The accompanying notes are an integral part of these consolidated financial statements.

F-1-5

National Quality Care, Inc.
Consolidated Statements of Stockholders’ Equity (Deficit) (Continued)
For the Years Ended December 31, 2007 and 2006

				Receivables		Total
	Common Stock		Additional	From	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	Stockholders	Deficit	Equity (Deficit)

Sale of common stock	5,756,250	57,563	863,437	—	—	921,000
Reclassification of derivative liability	—	—	581,250	—	—	581,250
Receivables from stockholders	—	—	—	(626,321)	—	(626,321)
Payments from stockholders	—	—	—	622,901	—	622,901
Options issued for director services	—	—	142,724	—	—	142,724
Options issued for consulting services	—	—	8,270	—	—	8,270
Return of share settlement	(484,220)	(4,842)	(82,318)	—	—	(87,160)
Relative fair value of warrants issued with debt	—	—	179,163	—	—	179,163
Net loss	—	—	—	—	(3,275,323)	(3,275,323)

Balance at December 31, 2007	54,191,252	$541,913	$11,343,306	$(49,815)	$(12,837,325)	$(1,001,921)

The accompanying notes are an integral part of these consolidated financial statements.

F-1-6

National Quality Care, Inc.
Consolidated Statements of Cash Flows
For the years ended December 31, 2007 and 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Continuing operations
Loss from continuing operations	$(3,216,659)	$(4,631,397)
Adjustments to reconcile loss from continuing operations to net cash used in continuing operating activities:
Amortization of guarantee fee	—	66,535
Amortization of technology rights	4,860	5,737
Amortization of loan discount	184,431	399,709
Interest from options grant	—	204,000
Stock-based compensation — consultant	8,270	1,007,000
Stock-based compensation — directors and employees	142,724	1,548,250
Amortization of deferred director compensation from options grant	—	6,250
Amortization of prepaid interest	13,050	78,096
Gain from change in derivative liability	—	(785,999)
Extinguished liabilities net of costs	—	(9,877)
Legal settlement satisfied by return of common stock	(87,160)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	378	(45,416)
Accounts payable and accrued expenses	823,231	(105,975)

Net cash used in continuing operations	(2,126,875)	(2,263,087)

Discontinued operations
Net (loss) gain on discontinued operations	(58,664)	3,093,010
Adjustments to reconcile net (loss) gain from discontinued operations to net cash provided by (used in) discontinued operating activities:
Depreciation and amortization	—	34,071
Provision for doubtful accounts	—	93,000
Gain on disposal of assets	—	(3,013,469)
Extinguished liabilities net of costs	—	(162,913)
Changes in discontinued operations operating assets and liabilities:
Accounts receivable	14,715	620,607
Supplies inventory	—	2,842
Prepaid expenses and other assets	107,189	(110,578)
Accounts payable and accrued expenses	(26,528)	(1,298,723)

Net cash provided by (used in) discontinued operations	36,712	(742,153)

Net cash used in operating activities	(2,090,163)	(3,005,240)

(Continued)
The accompanying notes are an integral part of these consolidated financial statements.

F-1-7

National Quality Care, Inc.
Consolidated Statements Of Cash Flows (Continued)
For the years ended December 31, 2007 and 2006

	2007	2006
CASH FLOWS FROM INVESTING ACTIVITIES:
Payment on note receivable	—	2,000,000
Receivables from stockholders — $832 for discontinued operations	(12,321)	—
Payments on notes receivable from stockholders	622,901	21,361
Cash received from the disposal of assets — discontinued operations	—	1,286,767

Net cash provided by investing activities	610,580	3,308,128

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	307,000	46,750
Payment of offering costs	—	(8,225)
Exercise of stock options	—	159,172
Exercise of stock warrants	—	300,000
Advances from stockholders — discontinued operations	—	100,000
Repayment of advances from stockholders — discontinued operations	(1,112)	(100,000)
Proceeds from convertible notes payable — related parties — $1,000,000 for discontinued operations for the year ended December 31, 2006	700,000	1,650,000
Proceeds from notes payable — related parties	—	1,200,000
Repayment of long-term borrowings	(547,633)	(102,367)
Repayment of long-term borrowings — discontinued operations	—	(1,852,316)

Net cash provided by financing activities	458,255	1,393,014

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,021,328)	1,695,902

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	1,730,907	35,005

CASH AND CASH EQUIVALENTS — END OF YEAR	$709,579	$1,730,907

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid during the year for:
Interest	$69,442	$51,435

Income taxes	$4,800	$2,400

(Continued)

F-1-8

National Quality Care, Inc.
Consolidated Statements Of Cash Flows (Continued)
For the years ended December 31, 2007 and 2006
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During 2006, the Company entered into the following transactions:
•	The Company reclassified $43,750 of additional paid-in capital as a derivative liability.

•	The Company converted $100,000 of amounts due to an officer and director at December 31, 2005 to convertible notes payable on March 27, 2006.

•	The Company converted $300,000 of accounts payable at December 31, 2005 to a note payable on February 3, 2006.
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (CONTINUED):
•	The Company issued 600,000 options on March 4, 2006 to 2 directors, one of which is an officer. The options vested immediately and were issued in conjunction with advances made to the Company by the directors during 2005 and the first quarter of 2006. These advances were due on demand. The fair value of these options on the date of grant amounted to $204,000 and was recorded to interest expense.

•	The Company issued 150,000 warrants on January 15, 2006 to a consultant for private placement offering costs. The fair value of these warrants on the date of grant amounted to $57,500 and was recorded as offering costs in the equity section of the balance sheet.

•	On May 31, 2006, the Company completed the sale of substantially all of its assets used in the chronic care dialysis clinic. On June 15, 2006, the Company completed the sale of the acute care dialysis unit. Property and equipment with a net book value of $357,138 and inventory amounting to $47,165 were sold for $3,417,772 resulting in a gain on disposal of $3,013,469. A summary of cash received from the disposal of assets is as follows:

$3,417,772	Gross sale proceeds
(2,000,000)	Less amount representing note receivable
(131,005)	Less amount satisfied by existing loan payable to purchaser including unpaid accrued interest

$1,286,767	Cash received from the disposal of assets

•	On April 25, 2006, the Company entered into a $600,000 uncollateralized convertible promissory note with an officer and director and recorded a discount for a beneficial conversion feature of $581,250.

•	During the second quarter 2006, one of the Company’s officers and director successfully negotiated settlements with various creditors that resulted in the extinguishment of $372,413 of long-term debt, and $21,940 of accounts payable. The officer and director was issued 443,126 shares of common stock at a market price of $0.50 per share on May 31, 2006 as compensation totaling $221,563. The extinguished debt and accounts payable totaled $172,790 net of the compensation cost and is included in other income on the statement of operations. Of the net amount, $9,877 is from continuing operations, and $162,913 is from discontinued operations.

•	During July 2006, the Company issued 200,000 shares of common stock to the former CFO and Chief Scientific Officer as a bonus. The fair market value of the common stock on the date of issuance amounted to $112,000 and was recorded to compensation expense.

•	During July 2006, the Company issued 4,000,000 shares of common stock to directors, one of whom is an officer, at a fair market value of $0.30 per share, or $1,200,000. The directors purchased the shares using debt of the same amount owed them by the Company.
(Continued)

F-1-9

National Quality Care, Inc.
Consolidated Statements Of Cash Flows (Continued)
For the years ended December 31, 2007 and 2006
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES (CONTINUED):
•	During July 2006, the Company issued 364,584 shares of common stock to two directors, one of which is an officer, for purchasing convertible debt. The fair market value of the common stock on the date of issuance amounted to $91,146 and was recorded as prepaid interest which is being amortized to interest expense over the life of the related convertible debt.

•	During July 2006, the Company issued 10,000 shares of common stock to an employee at $0.10 per share, or $1,000, in exchange for services. The fair market value of the common stock on the date of issuance amounted to $2,500. The difference between the amount paid and the fair market value of the common stock amounted to $1,500 and was recorded to compensation expense.

•	During August 2006, the Company issued 530,303 shares of common stock to an officer and director at $0.33 per share, or $175,000. The director purchased the shares using a bonus payable of the same amount owed the director by the Company.

•	During November 2006, the Company issued 60,000 shares of common stock to a consultant upon the exercise of stock options at an exercise price of $0.07 per share. The Company incurred a receivable of $4,200 in relation to this exercise, which was paid during March 2007.

•	During November 2006, the Company issued 20,000 shares of its common stock with a fair market value of $9,000 to a consultant at $0.10 per share, or $2,000, in exchange for consulting services. The difference between the amount paid and the fair market value of the common stock amounted to $7,000 and was recorded to outside service compensation expense.
During 2007, the Company entered into the following transactions:
•	The Company reclassified $581,250 of derivative liability as additional paid-in capital.

•	On June 22, 2007, the Company completed a private placement of an aggregate of 5,756,250 Units (the “Units”) at a purchase price of $0.16 per Unit for a total purchase price of $921,000. Of the purchase price, $307,000 was paid in cash, and $614,000 was recorded as notes receivable from stockholders. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.16 per share.

•	On December 26, 2007, the Company entered into a $700,000 uncollateralized convertible promissory note with an officer and director and recorded a discount of $179,163 for the issuance of warrants in connection with this note.
The accompanying notes are an integral part of these consolidated financial statements.

F-1-10

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 1
ORGANIZATION
Nature of business
National Quality Care, Inc., (the “Company”), is a research and development company. The Company’s platform technology is a wearable artificial kidney for dialysis and other medical applications. This device treats the blood of patients through a pulsating, dual-chambered pump. Continuous dialysis has always been possible for patients who are able to make several weekly visits to a dialysis clinic to be attached to a large machine for three to four hours at a time. With a wearable artificial kidney, patients would be able to have 24-hour dialysis, seven days a week, without having to spend long hours attached to a large machine at a clinic, allowing them to maintain a reasonable life style.
On September 1, 2006, the Company entered into a Merger Agreement (the “Merger Agreement”) with Xcorporeal, Inc. (“Xcorporeal”) which contemplated that either (i) the Company would enter into a triangular merger in which the Company would become a wholly-owned subsidiary of Xcorporeal, or (ii) Xcorporeal would issue the Company shares of its common stock in consideration of the assignment of the technology relating to the Company’s wearable artificial kidney and other medical devices. In connection with the Merger Agreement, also on September 1, 2006, the Company entered into a license agreement (the “License Agreement”) with Xcorporeal granting an exclusive license for ninety-nine years or until the expiration of the Company’s proprietary rights in the technology, if earlier, to all technology relating to the Company’s wearable artificial kidney and other medical devices. Effective as of December 29, 2006, the Company had terminated the Merger Agreement and License Agreement and all transactions contemplated thereby. Xcorporeal consented to the termination of the Merger Agreement, but has disputed our termination of the License Agreement, which Xcorporeal alleges to be in full force and effect (See Note 9, litigation caption). In accordance with the terms of the License Agreement, Xcorporeal was obligated to reimburse the Company for research and development expenses and certain agreed-upon monthly expenses during the period from September 1, 2006 to the date of termination of the Merger Agreement. Xcorporeal reimbursed the Company for expenses amounting to $1,182,359 during 2006. As of December 31, 2007, no revenue has been recognized from the License Agreement and any amounts owed by Xcorporeal under the terms of the License Agreement have been fully reserved.
Pending resolution of the arbitration with Xcorporeal, Peizer and Gura (See Note 9, litigation caption), we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. However, we believe we will ultimately prevail on the merits of the arbitration and are continuing to prosecute our patents and are taking other steps to protect and perfect our intellectual property rights.
Until May 31, 2006, the Company (through its subsidiary, Los Angeles Community Dialysis, Inc.) operated a dialysis clinic located in Los Angeles, California. In addition, until June 15, 2006, the Company provided dialysis services for patients suffering from acute kidney failure through a visiting nursing program contracted to several Los Angeles County hospitals. The assets of both the clinic and the acute care unit were sold to third parties (see Note 8), as a result of which, such activities have been accounted for as discontinued operations. These results are presented as net amounts in the Consolidated Statements of Operations.

F-1-11

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements include the accounts of National Quality Care, Inc. and its wholly owned subsidiary, Los Angeles Community Dialysis, Inc. All material intercompany accounts, transactions and profits have been eliminated in consolidation. The financial statements and notes are representations of the management and the Board of Directors, who are responsible for their integrity and objectivity.
Going concern and liquidity
For the past several years, the Company has experienced net operating losses, and as of December 31, 2007 has an accumulated deficit of $12,837,325 and a working capital deficiency (defined as current assets minus current liabilities) of $1,071,479. In addition, total liabilities exceed total assets by $1,001,921. Such deficiencies indicate the Company may not be able to meet its current obligations as they come due without additional financing or positive cash flow from operating activities. Accordingly, our auditors have stated in their report on these consolidated financial statements that these conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
We do not currently have sufficient working capital to meet our obligations. Therefore, we must obtain funding immediately from outside sources. Our cash flow needs for the year ended December 31, 2007 were provided by 2006 activities, the sale of common stock under a private placement (Note 5) to our Chief Executive Officer ($900,000), our Chief Financial Officer’s affiliates ($15,000) and a director ($6,000) in June 2007, and a $700,000 advance from our Chief Executive Officer in the form of an uncollateralized convertible promissory note in December 2007 (Note 3). During March 2008, our Chief Executive Officer exercised 5,000,000 warrants to purchase common stock at $0.07 per share for a total purchase price of $350,000 (Note 12). We cannot assure you that we will be successful now or in the future in obtaining any additional capital on terms favorable to us or at all. The failure to obtain such cash will have a material adverse effect on our financial condition and operations.
Cash and cash equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less when acquired to be cash equivalents.
Derivative liabilities
The Company has issued common stock with detachable warrants under a private placement offering and accounts for such securities in accordance with Emerging Issues Task Force (“EITF”) Issue Nos. 00-19 and 05-04, and Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”). In 2005 and 2006, certain common stock and warrants sold by the Company granted the holder’s mandatory registration rights which were contained in the terms governing the private placement offering. The mandatory rights provision results in share settlement not being controlled by the Company, accordingly they qualify as derivative instruments in accordance with EITF 00-19. At each balance sheet date, the Company adjusts the derivative financial instruments to their estimated fair value and analyzes the instruments to determine their classification as a liability or equity.
(Continued)

F-1-12

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Convertible debt with stock purchase warrants
The Company has issued convertible debt with non-detachable conversion features and detachable warrants. The values assigned to the warrants and embedded conversion feature of the debt is based on the guidance of EITF No. 98-5, “Accounting for convertible Securities with Beneficial Conversion Features or contingently Adjustable Conversion Rations”, EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments of the FASB’s Emerging Issues Task Force”. The non-detachable conversion feature and detachable warrants are recorded as a discount to the related debt either as additional paid-in capital or a derivative liability, depending on the guidance, using the intrinsic value method or relative fair value method, respectively. The debt discount associated with the warrants and embedded beneficial conversion feature, if any, is amortized to interest expense over the life of the debenture or upon earlier conversion of the debenture using either the effective yield method or the straight-line method, as appropriate.
Revenue recognition
The Company complies with the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements” and recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured.
Until May 31, 2006 when the operations of the dialysis clinic were discontinued following the sale of substantially all of its assets (See Note 8), medical service revenue was recognized in the period in which the service was performed. The amount of revenue recognized was based on approved fee schedules of third-party payors of the patient receiving dialysis services, including Medicare, Medi-Cal, commercial insurance companies and contracted hospitals for inpatient dialysis services.
Income taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statement.
(Continued)

F-1-13

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Contingencies
The Company’s management assesses contingent liabilities, and such assessment inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.
Concentration of credit risk
The Company has placed its cash primarily with one major financial institution. At times, the cash in the financial institution is in excess of the amount insured by the Federal Deposit Insurance Corporation (FDIC).
Research and development
Research and development costs are charged to expense as incurred.
Impairment of long-lived assets and long-lived assets to be disposed of
The Company accounts for the impairment of long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets.” SFAS No. 144 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to SFAS No. 144, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its long-lived assets to be held and used, including intangible assets, may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company evaluates its estimates on an on-going basis, including those related to provisions for doubtful accounts, valuation of derivative instruments, valuation of warrants and options, analysis of deferred taxes and provision for income taxes, contingencies and litigation.
(Continued)

F-1-14

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Share- based compensation
In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which revised SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. SFAS 123R requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period. The Company adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, the Company (1) did not restate any prior periods; (2) is recognizing compensation expense for all share-based payment awards that were outstanding, but not yet vested, as of January 1, 2006, based upon the same estimated grant-date fair values and service periods used to prepare the Company’s SFAS 123 pro-forma disclosures; and (3) is applying SFAS 123R to new awards and to awards modified, repurchased, or cancelled after the effective date. The Company recognizes the fair value of stock-based compensation awards in general and administrative expense, and research and development expense in the consolidated statement of operations on a straight line basis over the requisite service periods, or, for awards with performance conditions, when the performance condition is met.
Reclassifications
Certain amounts in the 2006 financial statements have been reclassified to conform to the 2007 presentations. These reclassifications had no effect on previously reported results of operations or retained earnings.
Fair Value of Financial Instruments
The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the nature of the item and their short maturities. The amounts shown for long-term debt also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.
Earnings (loss) per share
The Company utilizes SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants, and conversion of convertible debt, using the treasury stock method, except for periods of operating loss for which no common share equivalents are included because their effect would be anti-dilutive. For the years ended December 31, 2007 and December 31, 2006, 24,207,982 and 8,415,071 potentially dilutive securities are excluded from the computation because they are anti-dilutive.
(Continued)

F-1-15

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Guarantee fee
In August 2004, the Company reached an agreement whereby its then Chief Executive Officer personally guaranteed notes payable to two vendors amounting to approximately $907,000. In exchange for the guaranty, the Company issued 1,814,644 shares of common stock to the Chief Executive Officer. The fair value of the Company’s stock on August 7, 2004, the date the stock was issued, was $0.05 per share. The fair value of the stock issued for this guarantee amounted to $90,732 and has been capitalized as a guarantee fee. The fee was being amortized to interest expense as the related notes payable to the vendors was paid down. As of December 31, 2006, the guaranteed notes payable had been settled and the guarantee fee fully amortized. The amortization recognized in 2006 was $66,535.
Technology rights
Purchased technology rights for a wearable artificial kidney are being amortized over an estimated useful life of approximately 20 years. Amortization is included in general and administrative expense and amounted to $4,860 and $5,737 for the years ended December 31, 2007 and 2006, respectively. Amortization expense will be approximately $4,860 each year for the next five succeeding years.
Recent accounting pronouncements
In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin (ARB) No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, which was previously referred to as the minority interest, and also establishes standards of accounting for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 160 on its consolidated financial position, results of operations or cash flows.
In February 2007, FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 applies to all entities, including not-for-profit organizations. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This statement is effective as of the beginning of each reporting entity’s first fiscal year that begins after November 15, 2007. The Company has not yet determined the effect of SFAS No. 159 on its consolidated financial position, results of operations or cash flows.
(Continued)

F-1-16

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Recent accounting pronouncements (Continued)
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It applies under other accounting pronouncements that require or permit fair value measurements, the board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. This statement is effective for all financial instruments issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. However, on December 14, 2007, the FASB issued proposed FASB Staff Position (FSP) FAS 157-b which would delay the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This proposed FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. The Company has not yet determined the effect of SFAS No. 159 on its consolidated financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), “Business Combinations”. SFAS No. 141R replaces SFAS 141. This statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. This statement applies prospectively to business combinations for which the acquisition dates are on or after the start of the first year beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 141R on its consolidated financial position, results of operations or cash flows.
NOTE 3
DEBT
On December 26, 2007, the Company entered into a $700,000 uncollateralized convertible promissory note with an officer and director, bearing interest at 6% per annum, payable on December 31, 2008. The note becomes immediately payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the Company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.07 per share at any time. In connection with this note, the Company issued warrants to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.07 per share. The warrants expire in seven years. The relative fair value of the warrants amounting to $179,163 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the year ended December 31, 2007, the Company recognized $2,890 of amortized discount in interest expense. The unamortized discount as of December 31, 2007 amounted to $176,273.

F-1-17

National Quality Care, Inc.
Notes to Consolidated Financial Statements
December 31, 2007
NOTE 4
INCOME TAXES
Income taxes have been recorded under SFAS No. 109, “Accounting for Income Taxes.” There is no significant income tax expense for 2007 and 2006 due to losses incurred by the Company. Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and tax reporting purposes. At December 31, 2007 the Company’s deferred tax assets are comprised of the following items:

Deferred tax assets (liabilities)
Net operating loss carryforwards	$5,923,000
Share-based compensation	634,000
Other	73,000

6,630,000
Less valuation allowance	(6,630,000)

Net deferred tax assets	$—

In assessing realization of the deferred tax asset, management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on the Company’s analysis in 2007, management concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, the Company has established a full reserve against this asset.
A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total for income taxes at December 31, 2007 and 2006 follows:

		Percent of		Percent of
		Pre-tax		Pre-tax
	2007	Income	2006	Income
Expected tax at 34%	$(1,112,000)	(34.00)%	$(522,000)	(34.00)%
State income tax, net of federal tax	(190,000)	(5.80)%	(89,000)	(5.80)%
Change in valuation allowance	1,621,000	49.60%	569,000	37.00%
Non deductible expenses and other	(319,000)	(9.80)%	42,000	2.80%

	$—	0.00%	$—	0.00%

At December 31, 2007, the Company had net operating loss carryforwards of approximately $15,868,000 for federal tax purposes, expiring through 2027. The federal net operating loss carryforwards include $3,700,000, which are limited by IRC Section 1502; however, the annual effects of such limitations have not been determined. In addition, the Company had net operating loss carryforwards of approximately $9,065,000 for state tax purposes, which begin to expire in 2017.

F-1-18

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY
Common stock — 2006 activity
During November 2006, the Company issued 20,000 shares of its common stock with a fair market value of $9,000 to a consultant at $0.10 per share, or $2,000, in exchange for consulting services. The difference between the amount paid and the fair market value of the common stock amounted to $7,000 and was recorded to outside service compensation expense.
During August 2006, the Company issued 530,303 shares of common stock to an officer and director at $0.33 per share, or $175,000. The officer and director purchased the shares using a bonus payable of the same amount owed the director by the Company.
During July 2006, the Company issued 364,584 shares of common stock with a fair market value of $91,146 to two officers and directors for purchasing convertible debt. The $91,146 fair market value of the common stock was recorded as prepaid interest and was amortized to interest expense over the life of the related convertible debt. For the years ended December 31, 2007 and 2006, the Company recognized $13,050 and $78,096 of amortization in interest expense, respectively.
During July 2006, the Company issued 10,000 shares of common stock with a fair market value of $2,500 to an employee at $0.10 per share, or $1,000, in exchange for services. The difference between the amount paid and the fair market value of the common stock amounted to $1,500 and was recorded to compensation expense.
During July 2006, the Company issued 4,000,000 shares of common stock to directors, two of whom are officers, at a fair market value of $0.30 per share, or $1,200,000. The directors purchased the shares using debt of the same amount owed them by the Company.
During July 2006, the Company issued 200,000 shares of its common stock with a fair market value of $112,000 to the then CFO as a bonus.
During the second quarter 2006, one of the Company’s officers and director successfully negotiated settlements with various creditors that resulted in the extinguishment of $372,413 of long-term debt, and $21,940 of accounts payable. The officer and director was issued 443,126 shares of common stock at a market price of $0.50 per share during May 2006 as compensation totaling $221,563. The extinguished debt and accounts payable totaled $172,790 net of the compensation cost and is included in other income on the statement of operations. Of the net amount, $9,877 is from continuing operations, and $162,913 is from discontinued operations.
During May 2006, the Company issued 2,000,000 shares of its common stock to consultants at $0.50 per share in exchange for $1,000,000 of consulting services.
(Continued)

F-1-19

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY (CONTINUED)
Common stock — 2006 activity (Continued)
During April 2006, the Company issued 41,667 shares of its common stock to an investor at $0.60 per share, or $25,000. In conjunction with this issuance of shares, the Company issued warrants to purchase 20,833 shares of common stock. These warrants have an exercise price of $1.25 per share, vest immediately upon issuance, and expire March 31, 2007.
During February 2006, the Company issued 31,250 shares of its common stock in a private placement to an investor representing a one-half Unit under the same terms as the April 2005 private placement for proceeds of $16,900 net of offering costs of $1,850. In conjunction with this issuance of shares, the Company issued warrants to purchase 15,625 shares of common stock.
During 2006, the Company issued an aggregate of 1,869,220 shares of its common stock to employees and consultants upon the exercise of stock options at exercise prices of $0.05, $0.07, and $0.10 per share. The Company received $163,372 of proceeds, net of costs and fees.
During 2006, the Company issued an aggregate of 1,500,000 shares of its common stock to employees and an officer and director upon the exercise of warrants at $0.20 per share. The Company received $300,000 of proceeds, net of costs and fees.
Common stock — 2007 activity
On June 22, 2007, the Company completed a private placement of an aggregate of 5,756,250 Units (the “Units”) at a purchase price of $0.16 per Unit, for a total purchase price of $921,000. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.16 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance, (ii) the closing of a firmly underwritten public offering or (iii) upon a sale of the Company.
The purchase price for the Units was paid one third in cash at closing, with the balance thereof satisfied through delivery of a promissory note. One half of the principal amount of each such promissory note, together with accrued and unpaid interest thereunder, was due and payable September 22, 2007, and the remaining principal balance, together with accrued and unpaid interest thereunder, was due and payable December 22, 2007. The unpaid principal amount under each promissory note bears interest at the rate of 4.84% per annum. As of December 31, 2007, these notes receivable from stockholders amounted to $6,500 and are classified in stockholders’ equity on the consolidated balance sheet. The Company accrued $11,489 of interest on these notes receivable during the year ended December 31, 2007. These notes receivable were paid during the first quarter of 2008.
The purchasers of the Units are: Robert M. Snukal, director and CEO, 5,625,000 Units; Jose Spiwak, director, 37,500 Units; The Leonardo Berezovsky Charitable Trust, 46,875 Units; and The Karen and Sonia Berezovsky Charitable Trust, 46,875 Units. Leonardo Berezovsky is the CFO and a director of the Company and trustee of The Leonardo Berezovsky Charitable Trust and The Karen and Sonia Berezovsky Charitable Trust.
(Continued)

F-1-20

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY (CONTINUED)
Common stock — 2007 activity (Continued)
During the second quarter of 2007, the Company settled a dispute with a consultant whereby the consultant satisfied the terms of the settlement by returning 484,220 shares of the Company’s common stock with a fair market value of $87,160 on the date of the settlement.
Derivative Liability
The Company has issued common stock with detachable warrants under private placement offerings and accounts for such securities in accordance with Emerging Issues Task Force (“EITF”) Issue Nos. 00-19 and 05-04, and Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”). In 2005 and 2006, certain common stock and warrants sold by the Company granted the holder’s mandatory registration rights which were contained in the terms governing the private placement offerings. The mandatory rights provision results in share settlement not being controlled by the Company, accordingly they qualify as derivative instruments in accordance with EITF 00-19. At each balance sheet date, the Company adjusts the derivative financial instruments to their estimated fair value and analyzes the instruments to determine their classification as a liability or equity.
As of December 31, 2007, the derivative liability is comprised of $43,750 representing the aggregate amount of proceeds received from the issuance of common stock under the private placement offerings. During the second quarter 2007, the Company began reclassification of the derivative liability to equity as the underlying mandatory registration rights for each purchase expire on the date on which the shares may be resold pursuant to an exemption under Rule 144(k) promulgated under the Securities Act. In accordance with Rule 144(k), holders may resell their shares beginning two years after purchase regardless of whether a registration statement has been filed. During the year ended December 31, 2007, the Company reclassified $581,250 from derivative liability to additional paid-in capital. Of the $43,750 remaining derivative liability, $18,750, and $25,000 is expected to be reclassified to additional paid-in capital at March 31, 2008, and June 30, 2008, respectively. A portion of this liability previously represented the fair value of warrants issued with common stock under the private placement offering. However, the fair value of these warrants was determined to be zero at December 31, 2006 primarily due to the warrants expiring on March 31, 2007 and having an exercise price in excess of the stock price. Another portion of this liability previously represented the fair value of the excess of common shares required to settle all outstanding contracts as of each period end over the number of authorized but unissued shares at each period end. Outstanding contracts include stock options, warrants, and convertible notes payable. During the third quarter of 2006, the Company increased the authorized number of common shares from 50,000,000 to 125,000,000 which eliminated the excess of common shares required to settle all outstanding contracts as of each period end over the number of authorized but unissued shares at each period end. The Company recognized a gain from change in derivative liability during the year ended December 31, 2006 in the amount of $785,999.
(Continued)

F-1-21

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY (CONTINUED)
Derivative Liability (Continued)
Components of the derivative liability are presented below for years ending December 31, 2007 and 2006.

	December 31,	December 31,
	2007	2006
Derivative Liability
Issuance of common stock under private placement during 2005	$—	$581,248
Issuance of common stock under private placement during three months ending March 31, 2006 at date of issuance	18,750	18,750
Issuance of common stock under similar terms as the private placement during three months ending June 30, 2006 at date of issuance	25,000	25,000

Total Derivative Liability	$43,750	$624,998

Receivables from Stockholders
Notes Receivable
As of December 31, 2007, the Company was owed $43,027 from an entity controlled by a shareholder of the Company. This note receivable is presented in the accompanying balance sheet as an offset to shareholders’ equity. Interest earned on this note receivable amounted to $832 and $7,399 for the years ended December 31, 2007 and 2006, respectively.
As of December 31, 2007, the Company was owed $6,788, including accrued interest of $288, from three stockholders and directors who participated in the private placement as described above in this footnote under the section entitled “Common stock — 2007 activity”. Interest earned on these subscription receivables amounted to $11,489 for the year ended December 31, 2007. These subscription receivables were paid during the first quarter of 2008.
See Note 6 for a description of the Company’s share-based compensation including the stock option activity during the years ended December 31, 2007 and 2006. A summary of the Company’s stock option activity and related information is as follows:

	2007		2006
		Wt		Wt
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding — beginning of year	5,150,000	$0.56	10,671,720	$0.84
Granted	990,000	$0.24	4,130,000	$0.63
Exercised	—	$—	(1,869,220)	$0.09
Forfeited	(470,000)	$0.08	(680,000)	$0.20
Converted	—	$—	—	$—
Expired	(250,000)	$1.25	(7,102,500)	$1.17
Canceled	—	$—	—	$—

Outstanding — end of year	5,420,000	$0.51	5,150,000	$0.56

F-1-22

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY (CONTINUED)
Stock options activity
The following table summarizes the number of option shares, the weighted average exercise price, and weighted average life (by years) by price range for both total outstanding options and total exercisable options as of December 31, 2007:

	Total Outstanding			Total Exercisable
		Wt			Wt
		Average			Average
	# of	Exercise		# of	Exercise
Price Range	Shares	Price	Life	Shares	Price	Life
$0.07 – $0.35	1,440,000	$0.20	6.66	1,130,000	$0.21	7.57
$0.36 – $0.99	3,980,000	$0.63	8.30	3,942,500	$0.63	8.29

	5,420,000	$0.51	7.86	5,072,500	$0.54	8.13

Stock warrant activity
See Note 6 for a description of the Company’s share-based compensation including the stock warrant activity relating to third party compensation during the years ended December 31, 2007 and 2006.
During 2006, the Company issued 15,625 warrants to stockholders under the April 2005 private placement. These warrants had an exercise price of $1.25 per share, vested immediately upon issuance and expired March 31, 2007.
During April 2006, the Company issued 41,667 shares of its common stock to an investor at $0.60 per share, or $25,000. In conjunction with this issuance of shares, the Company issued warrants to purchase 20,833 shares of common stock. These warrants had an exercise price of $1.25 per share, vested immediately upon issuance, and expired March 31, 2007.
As described above in this footnote under the section entitled “Common stock — 2007 activity”, on June 22, 2007, the Company completed a private placement of an aggregate of 5,756,250 Units (the “Units”) at a purchase price of $0.16 per Unit, for a total purchase price of $921,000. Each Unit consists of one share of common stock of the company and one warrant to purchase one-half of a share of common stock of the Company, 2,878,125 in total, at an exercise price of $0.16 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance, (ii) the closing of a firmly underwritten public offering or (iii) upon a sale of the Company.
As described in Note 3, Debt, the Company issued warrants to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.07 per share in connection with entering into a $700,000 uncollateralized convertible promissory note with an officer and director. The warrants expire in seven years. The relative fair value of the warrants amounting to $179,163 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the year ended December 31, 2007, the Company recognized $2,890 of amortized discount in interest expense. The unamortized discount as of December 31, 2007 amounted to $176,273.
(Continued)

F-1-23

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 5
STOCKHOLDERS’ EQUITY (CONTINUED)
Stock warrant activity (Continued)
A summary of the Company’s warrant activity and related information is as follows:

	2007		2006
		Wt		Wt
		Average		Average
		Exercise		Exercise
	Warrant	Price	Warrant	Price
Outstanding — beginning of year	1,420,834	$0.65	2,734,375	$0.39
Granted	7,878,125	$0.10	186,459	$0.90
Exercised	—	$—	(1,500,000)	$0.20
Forfeited	—	$—	—	$—
Converted	—	$—	—	$—
Expired	(520,834)	$1.25	—	$—
Canceled	—	$—	—	$—

Outstanding — end of year	8,778,125	$0.12	1,420,834	$0.65

The following table summarizes the number of warrants, the weighted average exercise price, and weighted average life (by years) by price range for both total outstanding warrants and total exercisable warrants as of December 31, 2007:

	Total Outstanding			Total Exercisable
		Wt			Wt
		Average			Average
	# of	Exercise		# of	Exercise
Price Range	Shares	Price	Life	Shares	Price	Life
$0.07 – $0.35	8,628,125	$0.11	6.55	8,628,125	$0.11	6.55
$0.36 – $0.99	100,000	$0.60	3.04	100,000	$0.60	3.04
$1.00 – $1.25	50,000	$1.25	3.04	50,000	$1.25	3.04

	8,778,125	$0.12	6.49	8,778,125	$0.12	6.49

F-1-24

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION
As of December 31, 2007, the Company has adopted 3 stock option plans for the benefit of officers, directors, employees, independent contractors and consultants of the Company. These plans include: (i) the 1998 Stock Option Plan, (ii) the 1996 Stock Option Plan, and (iii) the 1996 Employee Compensatory Stock Option Plan. In addition to these plans, from time to time the Company grants various other stock options and warrants directly to certain parties. The Company grants all such awards as incentive compensation to officers, directors, and employees, and as compensation for the services of independent contractors and consultants of the Company.
1998 Stock Option Plan
The Company’s 1998 Stock Option Plan, which was approved by the board of directors and stockholders, permits the grant of share options to officers, directors, employees, independent contractors and consultants of the Company for up to 1,000,000 shares of common stock. The board of directors has the right to amend, suspend or terminate the 1998 Stock Option Plan at any time. Unless sooner terminated by the board of directors, the 1998 Stock Option Plan will terminate on April 8, 2008.
1996 Stock Option Plan
The Company’s 1996 Stock Option Plan, which was approved by the board of directors and stockholders, permitted the grant of share options to officers, directors, employees, independent contractors and consultants of the Company for up to 1,000,000 shares of common stock. The 1996 Stock Option Plan terminated May 11, 2006.
1996 Employee Compensatory Stock Option Plan
The Company’s 1996 Employee Compensatory Stock Option Plan, which was approved by the board of directors, permitted the grant of share options to employees for up to 500,000 shares of common stock. The 1996 Employee Compensatory Stock Option Plan terminated February 7, 2000.
The Company’s share-based compensation to officers, directors, employees, independent contractors and consultants of the Company primarily consists of the following:
Stock options: The Company generally grants stock options to employees, directors and consultants at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock options may be granted throughout the year, vest immediately, vest based on years of continuous service, or vest upon completion of specified performance conditions, and expire over various terms ranging from 5 to 10 years. The Company recognizes compensation expense for the fair value of the stock options over the requisite service period for each separate vesting portion of the stock option award, or, for awards with performance conditions, when the performance condition is met.
Stock warrants: The Company generally grants stock warrants relating to compensation to consultants at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock warrants may be granted throughout the year, vest immediately, and expire over various terms of 5 or 7 years. The Company recognizes compensation expense for the fair value of the stock warrants over the requisite service period for each separate vesting portion of the stock warrant award.
(Continued)

F-1-25

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
Stock grants: The Company generally grants stock relating to compensation to employees, directors and consultants at prices equal to or below the fair market value of the Company’s stock at the date of grant. The Company recognizes compensation expense for the fair market value of the stock over the requisite service period.
The fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options and warrants. The expected dividend yield assumption is based on the Company’s expectation of dividend payouts. Expected volatilities are based on historical volatility of the Company’s stock. The average risk-free interest rate is based on the U.S. treasury yield curve in effect as of the grant date. The expected life is primarily determined using guidance from SAB 107. As such, the expected life of the options and warrants is the average of the vesting term and the full contractual term of the options and warrants. In addition to the assumptions in the table, the Company applies a forfeiture-rate assumption in its estimate of fair value that is primarily based on historical annual forfeiture rates of the Company.

2007
Expected dividend yield	0.00%
Expected volatility	72% to 74%
Average risk-free interest rate	4.58% to 4.8%
Expected life (in years)	5.3 to 5.8
During the year ended December 31, 2006:
•	$1,441,000 of employee and director compensation cost has been charged against income from the grant of options,

•	$204,000 of interest expense has been charged against income from the grant of options to two directors in conjunction with advances made to the Company,

•	$112,000 of CFO bonus compensation cost has been charged against income from the grant of common stock,

•	$1,000,000 of compensation to a consultant has been charged against income from the grant of common stock,

•	$221,563 of other expense has been charged against other income from the grant of common stock to a director for successfully negotiating reductions of liabilities,

•	$78,096 of interest expense has been charged against income from the grant of common stock to two directors for purchasing convertible debt,
(Continued)

F-1-26

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
•	$7,000 of compensation to a consultant has been charged against income from the sale of common stock at a discount,

•	$1,500 of employee compensation cost has been charged against income from the sale of common stock at a discount, and

•	$57,500 of compensation to a consultant has been charged against equity from the grant of stock warrants.
During the year ended December 31, 2007:
•	$142,724 of director compensation cost has been charged against income from the grant of options,

•	$8,270 of compensation to consultants has been charged against income from the grant of options,

•	$13,050 of interest expense has been charged against income from the grant of common stock to two directors for purchasing convertible debt during 2006.
As of December 31, 2007, there was $6,250 of total unrecognized compensation cost related to nonvested share-based compensation arrangements with employees and directors. This amount is expected to be recognized throughout 2008.
As of December 31, 2007, there was approximately $51,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements with third parties. Of this amount, $10,200 and $800 is expected to be recognized throughout 2008 and 2009, respectively, and $40,000 is expected to be recognized upon the Company obtaining government funding.
Stock Options and Warrants Issued to Third Parties for Services
The Company accounts for stock options and warrants issued to third parties for services in accordance with the provisions of the Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services”. Under the provisions of EITF 96-18, because none of the Company’s agreements have a disincentive for nonperformance, the Company records a charge for the fair value of the portion of the stock options and warrants earned from the point in time when vesting of the stock options and warrants becomes probable. Final determination of fair value of the stock options and warrants occurs upon actual vesting.
(Continued)

F-1-27

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
During 2005, the Company engaged a third party to provide certain advisory services to the Company. As part of its compensation for the services, on January 15, 2006, the Company issued to such party warrants to purchase 100,000 and 50,000 shares of its common stock at an exercise price of $0.60 per share and $1.25 per share, respectively, expiring January 15, 2011. Under the provisions of EITF No. 96-18, because none of the Company’s agreements have a disincentive for nonperformance, and because the warrants vested upon grant, the Company recorded a charge for the fair value of the warrants on the grant date. The fair value of these warrants was determined using the Black-Scholes option-pricing model. The value was derived using the following assumptions: (i) Expected term of 2.5 and 5 years, respectively; (ii) Volatility 81%; (iii) Risk free interest rate of 4.82% and 4.83%, respectively; and (iv) Dividend yield 0%. The warrants were issued for past services provided. As a result, the Company recorded $57,500 as offering costs in the equity section of the balance sheet on January 15, 2006.
The Company did not issue stock options to third parties for services during 2006. The Company did not issue stock warrants to third parties for services during 2007.
On August 9, 2007, the Company issued options to purchase 30,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over one year, have an exercise price of $0.12 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $2,359 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $983 relating to these options during the year ended December 31, 2007.
On August 9, 2007, the Company issued options to purchase 60,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over one year, have an exercise price of $0.12 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $4,719 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $1,967 relating to these options during the year ended December 31, 2007.
On February 12, 2007, the Company issued options to purchase 50,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over 2 years, have an exercise price of $0.36 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $12,163 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $5,320 relating to these options during the year ended December 31, 2007.
(Continued)

F-1-28

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
A summary of option activity relating to compensation to third parties for services as of December 31, 2007, and changes during the year then ended is presented below:

			Weighted-Average	Aggregate
Options relating to third		Weighted-Average	Remaining	Intrinsic
party compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2007	700,000	$0.11		$279,500
Granted	140,000	$0.21		—
Exercised	—	$—		—
Forfeited	(450,000)	$0.06		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—

Outstanding at December 31, 2007	390,000	$0.20	4.67	$—

Exercisable at December 31, 2007	92,500	$0.20	5.43	$—

The weighted average grant date fair value of options relating to third party compensation granted during the year ended December 31, 2007 was $0.14.
A summary of the status of the Company’s nonvested option shares relating to third party compensation as of December 31, 2007, and changes during the year then ended is presented below:

		Weighted-Average
Nonvested options relating to		Grant-Date
third party compensation	Shares	Fair Value
Nonvested at January 1, 2007	500,000	$0.17
Granted	140,000	$0.14
Vested	(42,500)	$0.24
Forfeited	(300,000)	$0.16
Expired	—	$—

Nonvested at December 31, 2007	297,500	$0.17

As of December 31, 2007, there was approximately $51,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements with third parties. Of this amount, $10,200 and $800 is expected to be recognized throughout 2008 and 2009, respectively, and $40,000 is expected to be recognized upon the Company obtaining government funding.
(Continued)

F-1-29

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
A summary of warrant activity relating to compensation to third parties for services as of December 31, 2007, and changes during the year then ended is presented below:

			Weighted-Average	Aggregate
Warrants relating to		Weighted-Average	Remaining	Intrinsic
third party compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2007	150,000	$0.82		$—
Granted	—	$—		—
Exercised	—	$—		—
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—

Outstanding at December 31, 2007	150,000	$0.82	3.04	$—

Exercisable at December 31, 2007	150,000	$0.82	3.04	$—

All of the Company’s warrants were fully vested upon grant.
Stock Options Issued to Employees and Directors for Compensation
In December 2004, the FASB issued SFAS 123R, “Share-Based Payment”, which revised SFAS 123, “Accounting for Stock-Based compensation”, and superseded APB 25, “Accounting for Stock Issued to Employees” and related interpretations. SFAS 123R requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period. The Company adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, the Company (1) did not restate any prior periods; (2) is recognizing compensation expense for all share-based payment awards that were outstanding, but not yet vested, as of January 1, 2006, based upon the same estimated grant-date fair values and service periods used to prepare the Company’s SFAS 123 pro-forma disclosures; and (3) is applying SFAS 123R to new awards and to awards modified, repurchased, or cancelled after the effective date. The Company recognizes the fair value of stock-based compensation awards in general and administrative expense, and research and development expense in the consolidated statement of operations on a straight line basis over the requisite service periods, or, for awards with performance conditions, when the performance condition is met.
(Continued)

F-1-30

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
Following is the Company’s stock option activity relating to employee and director compensation during the year ended December 31, 2007:
On May 3, 2007, the Company issued options to purchase 850,000 shares of common stock to the directors and executive officers pursuant to the 1998 Stock Option Plan. The options vest 41.67% on the date of grant and the remainder in seven equal monthly installments commencing June 1, 2007, have an exercise price of $0.25 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $136,473 and was recognized 41.67% on the date of grant and the remainder on a straight-line basis over the requisite service period. The Company recorded director and executive compensation of $136,473 relating to these options during the year ended December 31, 2007.
Following is the Company’s stock option activity relating to employee and director compensation during the year ended December 31, 2006:
On January 2, 2006, the Company issued options to purchase 25,000 shares of common stock to the directors. The options vested upon issuance, have an exercise price of $0.62 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $10,500 and was recorded to director compensation. These options were not issued as part of any of the Company’s Stock Option Plans.
On March 4, 2006, the Company issued options to purchase 600,000 shares of common stock to directors in conjunction with advances made to the Company by the two directors during 2005 and the first quarter of 2006. These advances were due on demand. The options vested upon issuance, have an exercise price of $0.52 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $204,000 and was recorded to interest expense. These options were not issued as part of any of the Company’s Stock Option Plans.
On April 3, 2006, the Company issued options to purchase 25,000 shares of common stock to the directors. The options vested upon issuance, have an exercise price of $0.62 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $10,750 and was recorded to director compensation. These options were not issued as part of any of the Company’s registered Stock Option Plans.
On April 19, 2006, the Company issued options to purchase 3,250,000 shares of common stock to three directors. The options vested upon issuance, have an exercise price of $0.65 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $1,397,500 and was recorded to director compensation. These options were not issued as part of any of the Company’s Stock Option Plans.
On May 3, 2006, the Company issued options to purchase 130,000 shares of common stock to employees. The options vest over 1 and 5 year periods, have an exercise price of $0.60 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $55,900 and was being recognized on a straight line basis over the requisite service periods. The Company recorded employee compensation of $15,409 relating to these options through September 30, 2006. The Company reversed the compensation recorded during the fourth quarter due to the pre-vesting termination of the employees on December 1, 2006. These options were not issued as part of any of the Company’s Stock Option Plans.
(Continued)

F-1-31

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
On June 30, 2006, the Company issued options to purchase 25,000 shares of common stock to the directors. The options vested upon issuance, have an exercise price of $0.62 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $8,500 and was recorded to director compensation. These options were not issued as part of any of the Company’s registered Stock Option Plans.
On October 1, 2006, the Company issued options to purchase 25,000 shares of common stock to the directors. The options vested upon issuance, have an exercise price of $0.62 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $7,500 and was recorded to director compensation. These options were not issued as part of any of the Company’s registered Stock Option Plans.
A summary of option activity relating to employee and director compensation as of December 31, 2007, and changes during the year then ended is presented below:

			Weighted-Average	Aggregate
Options relating to employee and		Weighted-Average	Remaining	Intrinsic
director compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2007	3,850,000	$0.65		$110,000
Granted	850,000	$0.25		—
Exercised	—	$—		—
Forfeited	(20,000)	$0.62		—
Converted	—	$—		—
Expired	(250,000)	$1.25		—
Canceled	—	$—		—

Outstanding at December 31, 2007	4,430,000	$0.54	8.10	$7,500

Exercisable at December 31, 2007	4,380,000	$0.55	8.18	$6,000

The weighted average grant date fair value of options relating to employee and director compensation granted during 2007 was $0.16.
(Continued)

F-1-32

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 6
SHARE-BASED COMPENSATION (CONTINUED)
A summary of the status of the Company’s nonvested option shares relating to employee and director compensation as of December 31, 2007, and changes during the year then ended is presented below:

		Weighted-Average
Nonvested options relating to employee		Grant-Date
and director compensation	Shares	Fair Value
Nonvested at January 1, 2007	100,000	$0.13
Granted	850,000	$0.16
Vested	(900,000)	$0.16
Forfeited	—	$—
Expired	—	$—

Nonvested at December 31, 2007	50,000	$0.13

As of December 31, 2007, there was $6,250 of total unrecognized compensation cost related to nonvested share-based compensation arrangements with employees and directors. This amount is expected to be recognized throughout 2008.
A summary of option activity relating to interest expense from the grant of options to two directors in conjunction with advances made to the Company as of December 31, 2007, and changes during the year ended is presented below:

			Weighted-Average	Aggregate
Options relating to		Weighted-Average	Remaining	Intrinsic
interest expense to directors	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2007	600,000	$0.52		$—
Granted	—	$—		—
Exercised	—	$—		—
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—

Outstanding at December 31, 2007	600,000	$0.52	8.18	$—

Exercisable at December 31, 2007	600,000	$.52	8.18	$—

All of these options were fully vested as of December 31, 2007.

F-1-33

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 7
RELATED PARTY TRANSACTIONS
Receivables from Stockholders
Note Receivable
As of December 31, 2007 and 2006, the Company was owed $43,027 and $42,195, respectively, from Medipace Medical Group, Inc., a company in which the Company’s former chief financial officer and current shareholder of the Company is a majority shareholder. This note receivable is presented in the accompanying condensed consolidated balance sheet as an offset to stockholders’ equity. Interest earned on this note receivable amounted to $832 and $7,399 for the years ended December 31, 2007 and 2006, respectively.
Receivable
As of December 31, 2006, the Company was owed $4,200 from a stockholder. This receivable was presented in the accompanying balance sheet as an offset to stockholders’ equity and was paid during March 2007.
Subscription Receivables
As of December 31, 2007, the Company was owed $6,788, including accrued interest of $288, from three stockholders and directors who participated in the private placement as described in Note 5 under the section entitled “Common stock — 2007 activity”. Interest earned on these subscription receivables amounted to $11,489 for the year ended December 31, 2007. These subscription receivables were paid during the first quarter of 2008.
Office space
The Company leased its corporate administrative offices through December 1, 2006 on a month-to-month basis from Medipace Medical Group, Inc., a company in which the Company’s former chief financial officer and current shareholder of the Company is a majority shareholder. Total rent paid by the Company for the year ended December 31, 2006 amounted to $16,800.
Technology Purchase Agreement
In December 2001, the Company entered into an agreement for the purchase of certain technology from its then president, Victor Gura, M.D. The $100,000 purchase price was paid by a promissory note (See below, Sale of assets, for subsequent satisfaction of the promissory note during 2006). In connection with this agreement, Dr. Gura assigned his rights to two pending United States Patents Applications relating to a Wearable Peritoneal Dialysis System and a Wearable Renal Replacement Therapy Device. The Company issued to Dr. Gura options to purchase up to 5,000,000 shares of Common Stock, with an exercise price of $1.25 per share. Of the 5,000,000 options, 3,000,000 options had vested with the achievement of certain prospective milestones with respect to the development of a marketable product relating to the technology. The remaining options were to vest upon the achievement of further milestones. All of these options expired unexercised on December 17, 2006. In addition, the Company granted options to purchase up to 1,500,000 shares of Common Stock, with an exercise price of $1.25 per share, to employee Ronald P. Lang for his contributions to the development of the technology. Of the 1,500,000 options, 900,000 options had vested with the achievement of certain prospective milestones with respect to the development of a marketable product relating to the technology. The remaining options were to vest upon the achievement of further milestones. All of these options expired unexercised on December 17, 2006.
(Continued)

F-1-34

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 7
RELATED PARTY TRANSACTIONS (CONTINUED)
Laboratory services
Until the sale of the dialysis clinic (See Note 8), the Company obtained laboratory services from an entity controlled by a former officer and current shareholder of the Company. Laboratory service fees charged by the entity for the year ended December 31, 2006 amounted to $26,789 and is included in cost of medical services within income from operations of the discontinued component.
Due to stockholders — discontinued operations
As of December 31, 2007, the Company owed $4,854 to one of its stockholders which is due on demand. No interest is charged on this advance.
Interest
The Company incurs related party interest on several notes with stockholders that were outstanding during 2006 and 2007, the remainder of which are described in Note 3. As of December 31, 2007 and 2006, accrued expenses included $29,140 and $75,189 of accrued interest on related party notes payable, respectively. For the years ended December 31, 2007 and 2006, interest expense included $210,278 and $759,912 of interest charged on the related party notes payable, respectively, $28,450 of which is reported in income from operations of the discontinued component for the year ended December 31, 2006.
Sale of assets
As further described in Note 8, on June 15, 2006 the Company completed the sale of substantially all of its assets used in the acute care dialysis unit with a net book value of $36,030 for $131,005 to Dr. Victor Gura and Dr. Ronald Lang, stockholders, then directors, and then employees. The assets sold consisted of medical equipment, a pick-up truck, and inventory. The purchase price was satisfied by the Company’s obligation to Dr. Victor Gura of the same amount.
NOTE 8
DISCONTINUED OPERATIONS — DIALYSIS CLINIC
On May 31, 2006, Los Angeles Community Dialysis, Inc. (LACD) completed the sale of substantially all of its assets used in the chronic care dialysis clinic. On June 15, 2006, LACD completed the sale of the acute care dialysis unit. The assets sold included property and equipment with a net book value of $357,138 and inventory amounting to $47,165. The decision to sell the dialysis units was based on the determination that it is in the best interest of the stockholders to focus principally on completion of the development and eventual commercial marketing of the wearable artificial kidney for dialysis and other medical applications. The assets used for patients suffering from chronic kidney failure were sold to Kidney Dialysis Center of West Los Angeles, LLC (KDC) pursuant to a purchase and sale agreement for $3,000,000. Of the purchase price, $1,000,000 was received at close, and $2,000,000 was to be paid pursuant to a promissory note which was paid-in-full as of December 31, 2006. In addition to the purchase price, at close, KDC contributed $253,000 towards pay-off of a loan secured by dialysis equipment, and paid $33,767 representing the cost of inventory. The acute care dialysis unit was sold to Dr. Victor Gura and Dr. Ronald Lang for $131,005. The purchase price was satisfied by the Company’s obligation to Dr. Victor Gura of the same amount. As a result of the sale of LACD’s assets, the Company accounted for the business of LACD as a discontinued operation for all periods presented in accordance with SFAS No. 144. Included in income from operations of the discontinued component on the accompanying consolidated statements of operations for the year ended December 31, 2006 is $3,013,469 representing gain on disposal of assets as a result of the sale of LACD assets.

F-1-35

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 9
CONTINGENCIES
Litigation
The Company is a party in arbitration proceedings with Xcorporeal, Inc. and certain other parties whereby Xcorporeal alleges, among other things, breach of the Merger Agreement and improper termination of the License Agreement, as discussed in Note 1 under the caption “Nature of Business”. The Company is unable to estimate a possible loss because no damages have been specified in the arbitration. If the arbitration is decided against the Company, then the license agreement would remain in full effect and damages could result. The Company believes the arbitration claims are without merit and intends to vigorously defend its position.
On December 1, 2006, Xcorporeal filed a demand for arbitration at JAMS in Santa Monica, California against NQCI, alleging an unspecified anticipatory breach of a license agreement that the Company entered into with Xcorporeal on September 1, 2006. At the same time the Company entered into the license agreement, the Company entered into an interrelated and inter-dependent Merger Agreement with Xcorporeal. Effective as of December 29, 2006, the Company terminated the merger and license agreements due to Xcorporeal’s continuing, uncured and incurable breaches of the Merger Agreement and its fraudulent and other wrongful conduct related to the merger and license agreements and certain related matters. At the same time the Company terminated the Merger Agreement and the license agreement, the Company filed a lawsuit against Xcorporeal and against Victor Gura, a former officer and director of the Company. In the lawsuit, the Company alleges that Xcorporeal wrongfully induced Gura to become a member of Xcorporeal’s board of directors at the same time that he was an officer and director of NQCI, and that both parties have misappropriated the Company’s valuable rights and committed other wrongful acts in connection with the transactions and agreements with Xcorporeal that the Company ultimately terminated because of Xcorporeal’s fraud and misconduct. The Company alleges in the lawsuit that Xcorporeal, in its dealings with NQCI, has engaged in intentional interference with prospective economic advantage, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition and conversion. In addition, the Company made allegations against Gura of breach of contract, breach of fiduciary duty, intentional interference with contractual relations, misappropriation of trade secrets, unfair business practices, unfair competition, conversion and violation of California Labor Code Section 2860. Terren S. Peizer, Xcorporeal’s Chairman of the Board, and Gura have since stipulated to our filing of our claims against them as part of the arbitration proceeding related to the license agreement, and the Company has dismissed our lawsuit without prejudice.
(Continued)

F-1-36

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 9
COMMITMENTS AND CONTINGENCIES (CONTINUED)
Litigation (Continued)
On January 22, 2007, Xcorporeal filed a statement of claims in the arbitration proceeding. In this statement, Xcorporeal alleges that the Company breached several provisions of the Merger Agreement and engaged in interference with Xcorporeal’s contractual relations and prospective economic business advantage. In addition, Xcorporeal has alleged that the Company improperly terminated the license agreement and that it has retained the exclusive right to use the technology.
On February 5, 2007, the Company filed a response to Xcorporeal’s statement of claims denying that the Company breached the Merger Agreement and asserting, among other things, that the Company properly terminated the license agreement and that the license agreement does not by its own terms and the meaning of the agreements survive the success or failure of the merger or Xcorporeal’s issuance to NQCI of its shares. In this response, the Company asserted counterclaims against Xcorporeal for fraud, recission, reformation, breach of contract, unjust enrichment and defamation. The Company amended its response on March 9, 2007 to add its claims against Peizer and Gura. The Company believes that the termination of the license agreement was proper and the Company intends to vigorously pursue its rights and remedies in order to defeat Xcorporeal’s and Peizer’s attempt to acquire control of its technology through a license agreement that the Company believes to have been fraudulently obtained.
The arbitration was held from February 11, 2008 through February 29, 2008. At the conclusion of the arbitration, the arbitrator established a briefing schedule under which each party will submit post-hearing briefs by April 15, 2008. Each side may also submit a reply brief, which will be due not later than April 30, 2008. It is presently anticipated that the arbitrator will render his decision in or around late May, 2008. The Company expects that the arbitrator’s decision will determine the issues related to the status of the license agreement and the right to use the Company’s technology.
Deferred compensation plan
Effective August 9, 2007, the Company established the National Quality Care, Inc. Deferred Compensation Plan (the “Plan”) in recognition of services currently being performed without cash compensation by Robert Snukal in his capacity as Chief Executive Officer, and Leonardo Berezovsky in his capacity as Chief Financial Officer (the “Participants”), and to encourage their continued performance of services. In accordance with the Plan, each Participant shall become entitled to payment of a benefit upon the occurrence of a change in control or a qualified financing. A change in control is defined in the Plan as any of the following:
(1)	The direct or indirect transfer of the legal or equitable ownership of more than 50% of the Company’s outstanding common stock or any other class of stock representing more than 50% of the aggregate voting power of all classes of stock to an individual or entity;
(Continued)

F-1-37

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 9
COMMITMENTS AND CONTINGENCIES (CONTINUED)
Deferred compensation plan (Continued)
(2)	A merger or consolidation of the Company with any other company (other than a subsidiary of the Company) pursuant to which the resulting aggregate ownership of the Company (or of the parent or surviving company resulting from such merger or consolidation) held by or attributable to those persons who were stockholders of the Company immediately prior to such merger or consolidation is less than 50% of the common stock or any other class of stock representing less than 50% of the aggregate voting power of all classes of stock of the Company (or of the parent or surviving corporation resulting from such merger or consolidation) outstanding as a result of such merger or consolidation;

(3)	The sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets; or

(4)	The grant of an exclusive long-term license of the intellectual property of the Company.
A qualified financing is defined in the Plan as a debt or equity financing that yields at least $5,000,000 in net proceeds to the Company, or the receipt of at least $2,500,000 as the result of a settlement or favorable judgment in a litigation or arbitration proceeding. A benefit is defined in the Plan as the dollar amount payable to a Participant equal to the sum of his base amount plus his monthly amount multiplied by the number of full calendar months ending after the effective date of the Plan, August 9, 2007, that the Participant continues to perform services for the Company as an executive officer. The base amount and monthly amount for Robert Snukal is $240,000 and $12,000 respectively. The base amount and monthly amount for Leonardo Berezovsky is $76,000 and $8,000, respectively. Prior to the occurrence of a change in control or a qualified financing, a Participant may irrevocably waive his right to a benefit. In the event neither a change in control nor a qualified financing occurs on or before December 31, 2009, each Participant’s benefit will be forfeited.
The Company’s management performed an assessment of this contingent liability for the December 31, 2007 reporting period and determined that a change in control and/or a qualified financing are not probable of occurring at this time. Based on that determination, no accrual of benefits was made as of December 31, 2007.
NOTE 10
EMPLOYEE BENEFIT PLAN
The Company has a 401(k) and profit-sharing plan that covers substantially all employees who meet the eligibility requirements of the plan. Contributions to the profit-sharing plan are made at the discretion of management. No contributions were made to the plan for 2007 and 2006.

F-1-38

National Quality Care, Inc.
Notes To Consolidated Financial Statements
December 31, 2007
NOTE 11
SEGMENT INFORMATION
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The operating segments are managed separately because each operating segment represents a strategic business unit whose function and purpose differ from the other segments.
Prior to the discontinued operations discussed in Note 8, the Company’s reportable operating segments included dialysis services and development of a wearable artificial kidney. The Company currently operates in one segment, the development of a wearable artificial kidney. The accounting policies of the operating segment are the same as those described in the summary of significant accounting policies.
NOTE 12
SUBSEQUENT EVENT
During March 2008, the Chief Executive Officer exercised 5,000,000 warrants to purchase common stock at $0.07 per share for a total purchase price of $350,000.

F-1-39

NATIONAL QUALITY CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2008 and December 31, 2007

	September 30,	December 31,
	2008	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$17,937	$709,579
Prepaid expenses and other assets	14,129	45,038
Prepaid expenses and other assets — discontinued operations	31,330	31,330
Total current assets	63,396	785,947

OTHER ASSETS
Technology rights, net of accumulated amortization of $34,087 in 2008 and $30,442 in 2007	65,913	69,558
Total Assets	$129,309	$855,505

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,772,737	$1,210,865
Accounts payable and accrued expenses — discontinued operations	74,230	74,230
Due to stockholders — discontinued operations	4,854	4,854
Debt, net of discounts of $73,773 in 2008 and $176,273 in 2007	726,227	523,727
Derivative Liability	—	43,750
Total current liabilities	3,578,048	1,857,426

NOTE PAYABLE	120,000	—

CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value, 125,000,000 shares authorized; 63,916,252 shares issued and outstanding as of September 30, 2008 and 54,191,252 shares issued and outstanding as of December 31, 2007	639,162	541,913
Additional paid-in capital	12,072,183	11,343,306
Receivables from stockholders, net	(43,027)	(49,815)
Accumulated deficit	(16,237,057)	(12,837,325)
Total stockholders’ deficit	(3,568,739)	(1,001,921)
Total liabilities and stockholders’ deficit	$129,309	$855,505

See accompanying notes to condensed consolidated financial statements.

F-1-40

NATIONAL QUALITY CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OPERATING EXPENSES
General and administrative, including share-based compensation of $4,412 and $14,118 for the three and nine months ended September 30, 2008, respectively, and $38,382 and $112,025 for the three and nine months ended September 30, 2007, respectively	$371,041	$759,808	$2,831,813	$2,150,035
Research and Development, including share-based compensation of $84,279 for the three and nine months ended September 30, 2008	36,284	24,215	386,679	38,645
Total Operating Expenses	407,325	784,023	3,218,492	2,188,680

Loss from continuing operations	(407,325)	(784,023)	(3,218,492)	(2,188,680)

OTHER INCOME (EXPENSE)
Interest expense	(72,422)	(94)	(181,231)	(206,994)
Interest income	—	6,876	—	23,771
Other income (expense)	—	55,016	—	142,176

Total other income (expense)	(72,422)	61,798	(181,231)	(41,047)

Loss from continuing operations before taxes on income	(479,747)	(722,225)	(3,399,723)	(2,229,727)

TAXES ON INCOME	—	—	—	—

LOSS FROM CONTINUING OPERATIONS	(479,747)	(722,225)	(3,399,723)	(2,229,727)

Discontinued operations
Income (loss) from operations of the discontinued Component	10	35,904	(9)	(51,051)
Taxes on income	—	—	—	—
Net income (loss) on discontinued operations	—	35,904	(9)	(51,051)

NET LOSS	$(479,737)	$(686,321)	$(3,399,732)	$(2,280,778)

Loss per weighted average share of common stock outstanding — basic and diluted
From continuing operations	$(0.001)	$(0.01)	$(0.06)	$(0.04)
From discontinued operations	—	—	—	—
TOTAL BASIC AND DILUTED LOSS PER SHARE	$(0.001)	$(0.01)	$(0.06)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — Basic and Diluted	60,028,752	50,916,004	60,028,752	50,916,004

See accompanying notes to condensed consolidated financial statements.

F-1-41

NATIONAL QUALITY CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	Nine months ended
	September 30,
	2008	2007
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Continuing operations
Loss from continuing operations	$(3,399,723)	$(2,229,727)
Adjustments to reconcile loss from continuing operations to net cash used in continuing operating activities:
Amortization of technology rights	3,645	3,645
Amortization of loan discount	147,978	181,541
Stock-based compensation — consultants	93,708	4,980
Stock-based compensation — directors and employees	4,689	107,045
Amortization of prepaid interest	—	13,050
Legal settlement satisfied by return of common stock	—	(87,160
Consultant compensation settlement for note payable	120,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	30,909	(7,732)
Accounts payable and accrued expenses	1,561,871	555,064

Net cash used in continuing operations	(1,436,923)	(1,459,294)

Discontinued operations
Net loss on discontinued operations	(9)	(51,051
Adjustments to reconcile net loss from discontinued operations to net cash provided by (used in) discontinued operating activities:
Changes in discontinued operations operating assets and liabilities:
Accounts receivable	—	9,215
Prepaid expenses and other assets	—	99,616
Accounts payable and accrued expenses	—	(26,528)
Net cash provided by (used in) discontinued operations	(9)	31,252
Net cash used in operating activities	(1,436,932)	(1,428,042)

CASH FLOWS FROM INVESTING ACTIVITIES

Payments on notes receivable from stockholders	36,790	3,367

Net cash provided by investing activities	36,790	3,367
(Continued)
See accompanying notes to condensed consolidated financial statements.

F-1-42

NATIONAL QUALITY CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (CONTINUED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

	Nine months ended
	September 30,
	2008	2007
	(unaudited)	(unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	204,000	307,000
Exercise of stock options	17,500	—
Exercise of stock warrants	387,000	—
Proceeds from convertible notes payable — related parties	100,000	—
Repayment of long-term borrowings	—	(547,633)

Net cash provided by (used in) financing activities	708,500	(240,633)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(691,642)	(1,665,308)

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	709,579	1,730,907
CASH AND CASH EQUIVALENTS — END OF PERIOD	17,937	$65,599

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for
Interest	$—	$59,142
Income taxes	$1,600	$4,800
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During the first nine months of 2007, the Company entered into the following transactions:
•	The Company reclassified $581,250 of derivative liability as additional paid-in capital.

•	On June 22, 2007, the Company completed a private placement of an aggregate of 5,756,250 Units (the “Units”) at a purchase price of $0.16 per Unit for a total purchase price of $921,000. Of the purchase price, $307,000 was paid in cash, and $614,000 was recorded as notes receivable from stockholders. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.16 per share.
During the first nine months of 2008, the Company entered into the following transactions:
•	The Company reclassified $43,750 of derivative liability as additional paid-in capital.

•	During March 2008, the Company completed a private placement of an aggregate of 1,375,000 Units (the “Units”) at a purchase price of $0.08 per Unit for a total purchase price of $110,000. Of the purchase price, $80,000 was paid in cash, and $30,000 was recorded as a note receivable from one of the stockholders. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.08 per share.

•	On August 12, 2008, the Company issued a $150,000 uncollateralized convertible promissory note to our Chief Executive Officer and recorded a discount of $45,478 for the issuance of warrants in connection with this note.
See accompanying notes to condensed consolidated financial statements.

F-1-43

NATIONAL QUALITY CARE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2008
NOTE 1
ORGANIZATION
Nature of Business
National Quality Care, Inc., (the “Company”), is a research and development company. The Company’s platform technology is a wearable artificial kidney for dialysis and other medical applications. This device treats the blood of patients through a pulsating, dual-chambered pump. Continuous dialysis has always been possible for patients who are able to make several weekly visits to a dialysis clinic to be attached to a large machine for three to four hours at a time. With a wearable artificial kidney, patients would be able to have 24-hour dialysis, seven days a week, without having to spend long hours attached to a large machine at a clinic, allowing them to maintain a reasonable life style.
On September 1, 2006, the Company entered into a merger agreement (the “Merger Agreement”) with Xcorporeal, Inc. (“Xcorporeal”) which contemplated that either (i) the Company would enter into a triangular merger in which the Company would become a wholly-owned subsidiary of Xcorporeal, or (ii) Xcorporeal would issue the Company shares of its common stock in consideration of the assignment of the technology relating to the Company’s wearable artificial kidney and other medical devices (the “Technology Transaction”). In connection with the Merger Agreement, also on September 1, 2006, the Company entered into a license agreement (the “License Agreement”) with Xcorporeal granting an exclusive license for ninety-nine years or until the expiration of the Company’s proprietary rights in the technology, if earlier, to all technology relating to the Company’s wearable artificial kidney and other medical devices. Under the terms of the License Agreement, the Company is entitled to a minimum annual royalty of $250,000. Effective as of December 29, 2006, the Company purported to terminate the Merger Agreement and License Agreement and all transactions contemplated thereby. Xcorporeal consented to the termination of the Merger Agreement, but disputed our termination of the License Agreement. The parties submitted this dispute and certain related matters to an arbitration (See Note 10, litigation caption). In June 2008, the arbitrator issued an interim award finding that the Company was the prevailing party and ordering the Technology Transaction to proceed. The arbitrator issued a second interim award in August 2008 setting a schedule for the Technology Transaction and specifying the nature of the alternate relief to which the Company would be entitled if, among other things, the Technology Transaction does not occur. In the second interim award, the arbitrator determined that the License Agreement will remain in effect until the closing of the Technology Transaction or the arbitrator’s award to the Company of alternate relief. The arbitrator has issued “interim” awards to date in order to retain jurisdiction for the purpose of monitoring and supervising Xcorporeal’s performance in accordance with the remedial provisions mandated by the arbitrator. The arbitrator has stated that he will issue a single final, complete and self-contained award following the conclusion of such monitoring and supervision process.
In accordance with the terms of the License Agreement, Xcorporeal was obligated to reimburse the Company for research and development expenses and also for certain agreed-upon monthly expenses during the period from September 1, 2006 to the date of termination of or a closing under the Merger Agreement. Xcorporeal reimbursed the Company for expenses amounting to $1,182,359 during 2006. The Company has demanded that Xcorporeal pay approximately $690,000 in additional expenses incurred during 2007 and 2008, and that Xcorporeal pay the Company $500,000 in royalties incurred pursuant to the terms of the License Agreement in 2007 and 2008. As of September 30, 2008, no revenue has been recognized from the License Agreement and any amounts owed by Xcorporeal under the terms of the License Agreement have been fully reserved.
Pending final resolution of the arbitration with Xcorporeal (See Note 10, litigation caption), we suspended our research and development efforts with respect to the wearable artificial kidney and have no active business operations. However, because we anticipated prevailing on the merits of the arbitration, we have continued to prosecute our patents and have taken and continue to take other steps to protect and perfect our intellectual property rights.
Until May 31, 2006, the Company (through its subsidiary, Los Angeles Community Dialysis, Inc.) operated a dialysis clinic located in Los Angeles, California. In addition, until June 15, 2006, the Company provided dialysis services for patients suffering from acute kidney failure through a visiting nursing program contracted to several Los Angeles County hospitals. The assets of both the clinic and the acute care unit were sold to third parties (see Note 9), as a result of which, such activities have been accounted for as discontinued operations. These results are presented as net amounts in the Condensed Consolidated Statements of Operations.
NOTE 2
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited interim consolidated financial statements represent the financial activity of National Quality Care, Inc. and its subsidiary. The consolidated financial statements for the three and nine months ended September 30, 2008 have been prepared in accordance with generally accepted accounting principles for interim financial information in the US and in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to consolidated financial statements and footnotes thereto for the fiscal three and nine months ended September 30, 2008 included herein. The consolidated financial statements at September 30, 2008 include the accounts of the Company and its wholly owned subsidiary, Los Angeles Community Dialysis, Inc. All material inter-company accounts, transactions and profits have been eliminated in consolidation. The Company’s fiscal year ends on December 31 each year.

F-1-44

The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.
Going concern and liquidity
For the past several years, the Company has experienced net operating losses, and as of September 30, 2008 has an accumulated deficit of $16,237,057 and a working capital deficiency (defined as current assets minus current liabilities) of $3,514,652. In addition, total liabilities exceed total assets by $3,568,739. Such deficiencies indicate the Company will not be able to meet its current obligations as they come due without additional financing or positive cash flow from operating activities. Accordingly, our auditors in their report on our December 31, 2007 consolidated financial statements (included in our 2007 Annual Report on Form 10-KSB) have stated that these conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
We do not currently have sufficient working capital to meet our obligations. Therefore, we must obtain funding immediately from outside sources. Our cash flow needs for the nine months ended September 30, 2008 were satisfied by:
•	the sale of common stock under a private placement (Note 4) to our Chief Executive Officer ($900,000), our Chief Financial Officer’s affiliates ($15,000) and a director ($6,000) in June 2007,

•	a $700,000 advance from our Chief Executive Officer in the form of an uncollateralized convertible promissory note in December 2007 (Note 3),

•	the sale of common stock under a private placement (Note 4) to our Chief Executive Officer ($60,000) and a director ($50,000) in March 2008,

•	the exercise of 5,000,000 warrants to purchase common stock at $0.07 per share for a total purchase price of $350,000 by our Chief Executive Officer in March 2008 (Note 4),

•	the sale of common stock under a private placement (Note 4) to an existing shareholder ($24,000) in May 2008, and

•	the sale of common stock under a private placement (Note 4) to our Chief Executive Officer ($50,000) in June 2008,

•	the exercise of 250,000 options to purchase common stock at $0.07 per share and 625,000 warrants to purchase common stock at $0.04 per share for a total purchase price of $42,500 by our Chief Executive Officer in June 2008 (Note 4),

•	the sale of common stock under a private placement (Note 4) to an existing shareholder ($50,000) in July 2008,

•	a $150,000 loan from our Chief Executive Officer in the form of an uncollateralized convertible promissory note in August 2008,

•	the exercise of 200,000 warrants to purchase common stock at $0.06 per share for a total purchase price of $12,000 by an existing shareholder in August 2008.
We cannot assure you that we will be successful now or in the future in obtaining any additional capital on terms favorable to us or at all. The failure to obtain such cash will have a material adverse effect on our financial condition and operations.
Cash and cash equivalents
The Company considers all highly liquid investments purchased with a maturity of three months or less when acquired to be cash equivalents.
Derivative liabilities
The Company has issued common stock with detachable warrants under a private placement offering and accounts for such securities in accordance with Emerging Issues Task Force (“EITF”) Issue Nos. 00-19 and 05-04, and Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”). In 2005 and 2006, certain common stock and warrants sold by the Company granted the holders mandatory registration rights which were contained in the terms governing the private placement offering. The mandatory rights provision results in share settlement which is not controlled by the Company, accordingly they qualify as derivative instruments in accordance with EITF 00-19. At each balance sheet date, the Company adjusts the derivative financial instruments to their estimated fair value and analyzes the instruments to determine their classification as a liability or equity.

F-1-45

Convertible debt with stock purchase warrants
The Company has issued convertible debt with non-detachable conversion features and detachable warrants. The values assigned to the warrants and embedded conversion feature of the debt is based on the guidance of EITF No. 98-5, “Accounting for convertible Securities with Beneficial Conversion Features or contingently Adjustable Conversion Ratios”, EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and EITF No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments of the FASB’s Emerging Issues Task Force”. The non-detachable conversion feature and detachable warrants are recorded as a discount to the related debt either as additional paid-in capital or a derivative liability, depending on the guidance, using the intrinsic value method or relative fair value method, respectively. The debt discount associated with the warrants and embedded beneficial conversion feature, if any, is amortized to interest expense over the life of the debenture or upon earlier conversion of the debenture using either the effective yield method or the straight-line method, as appropriate.
Revenue recognition
The Company complies with the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements” and recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured.
Income taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statement.
Contingencies
The Company’s management assesses contingent liabilities, and such assessment inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.
Concentration of credit risk
The Company has placed its cash with one major financial institution. At times, the cash in the financial institution exceeds the amount insured by the Federal Deposit Insurance Corporation (FDIC).
Research and development
Research and development costs are charged to expense as incurred.
Impairment of long-lived assets and long-lived assets to be disposed of
The Company accounts for the impairment of long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets.” SFAS No. 144 establishes the accounting for impairment of long-lived tangible and intangible assets other than goodwill and for the disposal of a business. Pursuant to SFAS No. 144, the Company periodically evaluates, at least annually, whether facts or circumstances indicate that the carrying value of its long-lived assets to be held and used, including intangible assets, may not be recoverable. The carrying value of a long-lived asset is considered impaired when the anticipated discounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

F-1-46

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company evaluates its estimates on an on-going basis, including those related to provisions for doubtful accounts, valuation of derivative instruments, valuation of warrants and options, analysis of deferred taxes and provision for income taxes, contingencies and litigation.
Share-based compensation
In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), which revised SFAS 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations. SFAS 123R requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period. The Company adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, the Company (1) did not restate any prior periods; (2) is recognizing compensation expense for all share-based payment awards that were outstanding, but not yet vested, as of January 1, 2006, based upon the same estimated grant-date fair values and service periods used to prepare the Company’s SFAS 123 pro-forma disclosures; and (3) is applying SFAS 123R to new awards and to awards modified, repurchased, or cancelled after the effective date. The Company recognizes the fair value of stock-based compensation awards in general and administrative expense, and research and development expense in the condensed consolidated statement of operations on a straight line basis over the requisite service periods, or, for awards with performance conditions, when the performance condition is met.
Reclassifications
Certain amounts in the 2007 financial statements have been reclassified to conform to the 2008 presentation. These reclassifications had no effect on previously reported results of operations or retained earnings.
Fair Value of Financial Instruments
The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the nature of the item and their short maturities. The amounts shown for long-term debt also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.
Earnings (loss) per share
The Company utilizes SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share are computed by dividing earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common shares available upon exercise of stock options and warrants, and conversion of convertible debt, using the treasury stock method, except for periods of operating loss for which no common share equivalents are included because their effect would be anti-dilutive. For the three and nine months ended September 30, 2008 and 2007, 24,164,425 and 9,198,125 potentially dilutive securities are excluded from the computation because they are anti-dilutive.
Technology rights
Purchased technology rights for a wearable artificial kidney are being amortized over an estimated useful life of approximately 20 years. Amortization is included in general and administrative expense and amounted to $1,215 and $3,645 for each of the three and nine months ended September 30, 2008 and 2007, respectively. Amortization expense will be approximately $4,860 each year for the next five succeeding years.
Recent accounting pronouncements
In March 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 161, “Disclosures about Derivative Instruments and Hedging Activities, and amendment of FASB Statement No. 133”. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company has not yet determined the effect of SFAS No. 161 on its consolidated financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin (ARB) No. 51”. SFAS No. 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary, which was previously referred to as the minority interest, and also establishes standards of accounting for the deconsolidation of a subsidiary. This statement is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

F-1-47

In February 2007, FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No. 159 amends SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 applies to all entities, including not-for-profit organizations. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This statement is effective as of the beginning of each reporting entity’s first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008. The adoption had no affect on the Company’s financial statement.
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. It applies under other accounting pronouncements that require or permit fair value measurements, the board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. This statement is effective for all financial instruments issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. However, on February 12, 2008, the FASB issued FASB Staff Position (FSP) FIN 157-2, “Effective Date of FASB Statement No. 157”, which delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. The Company has not yet determined the effect of SFAS No. 157 on its consolidated financial position, results of operations or cash flows.
In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), “Business Combinations”. SFAS No. 141R replaces SFAS 141. This statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. This statement applies prospectively to business combinations for which the acquisition dates are on or after the start of the first year beginning on or after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect of SFAS No. 141R on its consolidated financial position, results of operations or cash flows.
NOTE 3
DEBT
Note Payable:
The Company was party to a contract dispute with a consultant claiming additional compensation due in relation to an agreement dated January 6, 2002, as amended. During August 2008, the Company and consultant reached an agreement whereby the Company executed and delivered a promissory note in the amount of $120,000, bearing interest at 2.54% per annum, and payable on August 7, 2010. In addition, the Company and consultant entered into a mutual general release agreement. Accordingly, the additional compensation has been charged to operations in research and development and the note payable recorded. Additionally, on June 21, 2008, the Company issued options to purchase 1,500,000 shares of common stock to this consultant (Note 6). Also in August 2008, this consultant was elected as a Director and was appointed to serve as the Company’s Chief Scientific Officer and, in connection with such election and appointment, received an additional 1,000,000 options to purchase shares of common stock.
Debt, net of discount:
On August 12, 2008, the Company issued a $150,000 uncollateralized convertible promissory note to its Chief Executive Officer, bearing interest at 6% per annum, payable on December 31, 2008. The note becomes immediately payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the Company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.12 per share at any time. In connection with this note, the Company issued warrants to purchase 625,000 shares of the Company’s common stock at an exercise price of $0.12 per share, which was the closing price of the Company’s stock on the date of issuance. The relative fair value of the warrants amounting to $45,478 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the three and nine months ended September 30, 2008, the Company recognized $16,013 of amortized discount in interest expense related to the note. The unamortized discount as of September 30, 2008 amounted to $29,465.

F-1-48

On December 26, 2007, the Company entered into a $700,000 uncollateralized convertible promissory note with an officer and director, bearing interest at 6% per annum, payable on December 31, 2008. The note becomes immediately payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the Company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. Under the terms of the note, at the option of the holder through maturity, the principal amount plus any accrued interest thereon may be converted into shares of the Company’s common stock at a conversion price of $0.07 per share at any time. In connection with this note, the Company issued warrants to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.07 per share. The warrants were exercised in March 2008. The relative fair value of the warrants amounting to $179,163 was determined at the time of issuance using the Black-Scholes option-pricing model, was recorded as additional paid-in capital, reduced the initial carrying value of the note, and is being amortized to interest expense over the term of the note using the straight-line method. For the three and nine months ended September 30, 2008, the Company recognized $44,309 and $131,965, respectively, of amortized discount in interest expense. The unamortized discount as of September 30, 2008 and December 31, 2007 amounted to $44,309 and $176,273, respectively.
NOTE 4
STOCKHOLDERS’ EQUITY
During July 2008, the Company completed a private placement to an existing shareholder of an aggregate of 625,000 shares of common stock at a purchase price of $0.08 per share, for a total purchase price of $50,000.
On June 30, 2008, the Company issued 875,000 shares of its common stock to the director and CEO upon the exercise of 250,000 options at $0.07 per share and 625,000 warrants at $0.04 per share. The Company received $42,500 of proceeds.
During June 2008, the Company completed a private placement of an aggregate of 1,250,000 Units (the “Units”) at a purchase price of $0.04 per Unit, for a total purchase price of $50,000. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.04 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance or (ii) upon a sale of the Company or substantially all of its assets.
During May 2008, the Company completed a private placement of an aggregate of 400,000 Units (the “Units”) at a purchase price of $0.06 per Unit, for a total purchase price of $24,000. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.06 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance or (ii) upon a sale of the Company or substantially all of its assets. The purchaser of the Units is Robert M. Snukal, director and CEO.
During March 2008, the Company completed a private placement of an aggregate of 1,375,000 Units (the “Units”) at a purchase price of $0.08 per Unit, for a total purchase price of $110,000. Each Unit consists of one share of common stock of the Company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.08 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance, (ii) the closing of a firmly underwritten public offering or (iii) upon a sale of the Company.
The $60,000 purchase price for 750,000 Units was paid in cash at closing. The $50,000 purchase price for 625,000 Units was paid $20,000 in cash at closing, with the balance thereof satisfied through delivery of a promissory note. The principal amount of the promissory note, together with accrued and unpaid interest thereunder, was due and payable in three equal installments of $10,000 due April 30, 2008, May 30, 2008, and June 30, 2008. The unpaid principal amount under the promissory note bears interest at the rate of 1.85% per annum. This note receivable from stockholder was classified in stockholders’ equity on the consolidated balance sheet and was paid as of September 30, 2008.
The purchasers of the Units are: Robert M. Snukal, director and CEO, 750,000 Units; and Jose Spiwak, director, 625,000 Units.
During March 2008, the Company issued 5,000,000 shares of its common stock to a director and the CEO upon the exercise of warrants at $0.07 per share. The Company received $350,000 of proceeds.
On June 22, 2007, the Company completed a private placement of an aggregate of 5,756,250 Units (the “Units”) at a purchase price of $0.16 per Unit, for a total purchase price of $921,000. Each Unit consists of one share of common stock of the company and one warrant to purchase one-half of a share of common stock of the Company at an exercise price of $0.16 per share. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance, (ii) the closing of a firmly underwritten public offering or (iii) upon a sale of the Company.
The purchase price for the Units was paid one third in cash at closing, with the balance thereof satisfied through delivery of a promissory note. One half of the principal amount of each such promissory note, together with accrued and unpaid interest thereunder, was due and payable September 22, 2007, and the remaining principal balance, together with accrued and unpaid interest thereunder, was due and payable December 22, 2007. The unpaid principal amount under each promissory note bears interest at the rate of 4.84% per annum. As of December 31, 2007, these notes receivable from stockholders amounted to $6,500 and are classified in stockholders’ equity on the consolidated balance sheet. These notes receivable were paid during the first quarter of 2008.

F-1-49

The purchasers of the Units are: Robert M. Snukal, director and CEO, 5,625,000 Units; Jose Spiwak, director, 37,500 Units; The Leonardo Berezovsky Charitable Trust, 46,875 Units; and The Karen and Sonia Berezovsky Charitable Trust, 46,875 Units. Leonardo Berezovsky is the CFO and a director of the Company and trustee of The Leonardo Berezovsky Charitable Trust and The Karen and Sonia Berezovsky Charitable Trust.
During the second quarter of 2007, the Company settled a dispute with a consultant whereby the consultant satisfied the terms of the settlement by returning 484,220 shares of the Company’s common stock with a fair market value of $87,160 on the date of the settlement.
NOTE 5
DERIVATIVE LIABILITY
The Company has issued common stock with detachable warrants under private placement offerings and accounts for such securities in accordance with Emerging Issues Task Force (“EITF”) Issue Nos. 00-19 and 05-04, and Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended (“SFAS 133”). In 2005 and 2006, certain common stock and warrants sold by the Company granted the holders mandatory registration rights which were contained in the terms governing the private placement offerings. The mandatory rights provision results in share settlement not being controlled by the Company, accordingly the shares of common stock and warrants qualify as derivative instruments in accordance with EITF 00-19. At each balance sheet date, the Company adjusts the derivative financial instruments to their estimated fair value and analyzes the instruments to determine their classification as a liability or equity.
As of December 31, 2007, the derivative liability is comprised of $43,750 representing an aggregate amount of proceeds received from the issuance of common stock under the private placement offerings. During the second quarter 2007, the Company began reclassification of the derivative liability to equity as the underlying mandatory registration rights for each purchase expire on the date on which the shares may be resold pursuant to an exemption under Rule 144(k) promulgated under the Securities Act. In accordance with Rule 144(k), holders may resell their shares beginning two years after purchase regardless of whether a registration statement has been filed. During the nine months ended September 30, 2008, the Company reclassified $43,750 from derivative liability to additional paid-in capital. A portion of this liability previously represented the fair value of warrants issued with common stock under the private placement offerings. However, the fair value of these warrants was determined to be zero at December 31, 2006 primarily due to the warrants expiring on March 31, 2007 and having an exercise price in excess of the stock price. Another portion of this liability previously represented the fair value of the excess of common shares required to settle all outstanding contracts as of each period-end over the number of authorized but unissued shares at each period end. Outstanding contracts include stock options, warrants, and convertible notes payable. During the third quarter of 2006, the Company increased the authorized number of common shares from 50,000,000 to 125,000,000 which eliminated the excess of common shares required to settle all outstanding contracts as of each period end over the number of authorized but unissued shares at each period end.
Components of the derivative liability are presented below as of December 31, 2007. There was no derivative liability at September 30, 2008.

December 31, 2007
Derivative Liability
Issuance of common stock under private placement during three months ending March 31, 2006 at date of issuance	$18,750
Issuance of common stock under similar terms as the private placement during three months ending June 30, 2006 at date of issuance	25,000

Total Derivative Liability	$43,750
NOTE 6
SHARE-BASED COMPENSATION
As of September 30, 2008, the Company has adopted 3 stock option plans for the benefit of officers, directors, employees, independent contractors and consultants of the Company. These plans include: (i) the 1998 Stock Option Plan, (ii) the 1996 Stock Option Plan, and (iii) the 1996 Employee Compensatory Stock Option Plan. In addition to these plans, from time to time the Company grants various other stock options and warrants directly to certain parties. The Company grants all such awards as incentive compensation to officers, directors, and employees, and as compensation for the services of independent contractors and consultants of the Company.

F-1-50

1998 Stock Option Plan
The Company’s 1998 Stock Option Plan, which was approved by the board of directors and stockholders, permits the grant of share options to officers, directors, employees, independent contractors and consultants of the Company for up to 1,000,000 shares of common stock. The board of directors has the right to amend, suspend or terminate the 1998 Stock Option Plan at any time. The 1998 Stock Option Plan terminated with respect to future grants on April 8, 2008.
1996 Stock Option Plan
The Company’s 1996 Stock Option Plan, which was approved by the board of directors and stockholders, permitted the grant of share options to officers, directors, employees, independent contractors and consultants of the Company for up to 1,000,000 shares of common stock. The 1996 Stock Option Plan terminated with respect to future grants on May 11, 2006.
1996 Employee Compensatory Stock Option Plan
The Company’s 1996 Compensatory Stock Option Plan, which was approved by the board of directors, permitted the grant of share options to employees for up to 500,000 shares of common stock. The 1996 Employee Compensatory Stock Option Plan terminated with respect to future grants on February 7, 2000.
The Company’s share-based compensation to officers, directors, employees, independent contractors and consultants of the Company primarily consists of the following:
Stock options: The Company generally grants stock options to employees, directors and consultants at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock options may be granted throughout the year, vest immediately, vest based on years of continuous service, or vest upon completion of specified performance conditions, and expire over various terms ranging from 5 to 10 years. The Company recognizes compensation expense for the fair value of the stock options over the requisite service period for each separate vesting portion of the stock option award, or, for awards with performance conditions, when the performance condition is met.
Stock warrants: The Company generally grants stock warrants relating to compensation to consultants at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Stock warrants may be granted throughout the year, vest immediately, and expire over various terms of 5 or 7 years. The Company recognizes compensation expense for the fair value of the stock warrants over the requisite service period for each separate vesting portion of the stock warrant award.
Stock grants: The Company generally grants stock relating to compensation to employees, directors and consultants at prices equal to the fair market value of the Company’s stock at the date of grant. The Company recognizes compensation expense for the fair market value of the stock over the requisite service period.
The fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes option-pricing model that uses the assumptions noted in the following table. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options and warrants. The expected dividend yield assumption is based on the Company’s expectation of dividend payouts. Expected volatilities are based on historical volatility of the Company’s stock. The average risk-free interest rate is based on the U.S. treasury yield curve in effect as of the grant date. Through December 31, 2007, the expected life was primarily determined using guidance from SAB 107. As such, the expected life of the options and warrants was the average of the vesting term and the full contractual term of the options and warrants. Beginning in 2008, the expected life of the options and warrants will be determined using guidance from SAB 110. As permitted by SAB 110, the Company will continue to determine the expected life using guidance from SAB 107 because it has been concluded that historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. In addition to the assumptions in the table, the Company applies a forfeiture-rate assumption in its estimate of fair value that is primarily based on historical annual forfeiture rates of the Company.

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
Expected dividend yield	0.00%	0.00%
Expected volatility	87.82%	72% to 74%
Average risk-free interest rate	3.6% to 3.7%	4.58% to 4.80%
Expected life (in years)	5 to 5.75	5.34 to 5.75
During the three and nine months ended September 30, 2008, $1,563 and $4,689, respectively, of director compensation cost has been charged against income from the grant of options. During the three and nine months ended September 30, 2008, $2,849 and $93,708, respectively, of compensation to consultants has been charged against income from the grant of options.
As of September 30, 2008, there was approximately $1,600 of total unrecognized compensation cost related to share-based compensation arrangements with employees and directors which is expected to be recognized throughout the remainder of 2008.

F-1-51

During the three and nine months ended September 30, 2007, $35,682 and $107,045, respectively, of director compensation cost has been charged against income from the grant of options. During the three and nine months ended September 30, 2007, $2,700 and $4,980, respectively, of compensation to a consultant has been charged against income from the grant of options.
Stock Options and Warrants Issued to Third Parties for Services
The Company accounts for stock options and warrants issued to third parties for services in accordance with the provisions of the Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services”. Under the provisions of EITF 96-18, because none of the Company’s agreements have a disincentive for nonperformance, the Company records a charge for the fair value of the portion of the stock options and warrants earned from the point in time when vesting of the stock options and warrants becomes probable. Final determination of fair value of the stock options and warrants occurs upon actual vesting.
The Company did not issue stock warrants to third parties for services during the three and nine months ended September 30, 2008 and 2007.
On June 21, 2008, the Company issued options to purchase 1,500,000 shares of common stock to a consultant. The options have an exercise price of $0.08 per share, expire in 10 years, and became fully vested during August 2008 on the date the Company and optionee entered into a settlement and release agreement with respect to a dispute that had arisen between them with respect to a consulting agreement dated as of January 6, 2002, as amended. As such, the Company recorded consultant compensation of $84,279 relating to these options during the nine months ended September 30, 2008. With respect to the dispute, during August 2008, the Company executed and delivered a promissory note in the amount of $120,000, and entered into a mutual general release agreement, with the consultant (Note 3). Also, in August 2008, this consultant was elected as a Director and was appointed to serve as the Company’s Chief Scientific Officer.
On June 21, 2008, the Company issued options to purchase 100,000 shares of common stock to a consultant. The options vest over two years, have an exercise price of $0.08 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $5,901 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $738 relating to these options during the three and nine months ended September 30, 2008.
On August 9, 2007, the Company issued options to purchase 30,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over one year, have an exercise price of $0.12 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $2,359 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $197 and $1,376 relating to these options during the three and nine months ended September 30, 2008, respectively. The Company recorded consultant compensation of $393 relating to these options during the three and nine months ended September 30, 2007.
On August 9, 2007, the Company issued options to purchase 60,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over one year, have an exercise price of $0.12 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $4,719 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $394 and $2,753 relating to these options during the three and nine months ended September 30, 2008, respectively. The Company recorded consultant compensation of $787 relating to the se options during the three and nine months ended September 30, 2007.
On February 12, 2007, the Company issued options to purchase 50,000 shares of common stock to a consultant pursuant to the 1998 Stock Option Plan. The options vest over 2 years, have an exercise price of $0.36 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $12,163 and is being recognized on a straight-line basis over the requisite service period. The Company recorded consultant compensation of $1,520 and $4,560 relating to these options during the three and nine months ended September 30, 2008, respectively. The Company recorded consultant compensation of $1,520 and $3,800 relating to these options during the three and nine months ended September 30, 2007, respectively.
A summary of option activity relating to compensation to third parties for services as of September 30, 2008, and changes during the nine months then ended is presented below:

			Weighted-Average	Aggregate
Options relating to third		Weighted-Average	Remaining	Intrinsic
party compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2008	390,000	$0.20		$—
Granted	1,600,000	$0.08		—
Exercised	—	$—		—
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—
Outstanding at September 30, 2008	1,990,000	$0.10	8.84	$8,000

Exercisable at September 30, 2008	1,677,500	$0.19	6.21	$—

F-1-52

The weighted average grant date fair value of options relating to third party compensation granted during 2008 was $0.06.
A summary of the status of the Company’s nonvested option shares relating to third party compensation as of September 30, 2008, and changes during the nine months then ended is presented below:

		Weighted-Average
Nonvested options relating to		Grant-Date
third party compensation	Shares	Fair Value
Nonvested at January 1, 2008	297,500	$0.17
Granted	1,600,000	$0.06
Vested	(1,585,000)	$0.13
Forfeited	—	$—
Expired	—	$—
Nonvested at September 30, 2008	,312,500	$0.07

As of September 30, 2008, there was approximately $130,800 of total unrecognized compensation cost related to nonvested share-based compensation arrangements with third parties. Of this amount, $2,200, $24,500 and $22,300 is expected to be recognized throughout the remainder of 2008, and throughout 2009 and 2010, respectively, and $40,000 is expected to be recognized upon the Company obtaining government funding.
A summary of warrant activity relating to compensation to third parties for services as of September 30, 2008, and changes during the three months then ended is presented below:

			Weighted-Average	Aggregate
Warrants relating to		Weighted-Average	Remaining	Intrinsic
third party compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2008	150,000	$0.82		$—
Granted	—	$—		—
Exercised	—	$—		—
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—
Outstanding at September 30, 2008	150,000	$0.82	2.55	$—

Exercisable at September 30, 2008	150,000	$0.82	2.55	$—

All of the Company’s warrants were fully vested upon grant.
Stock Options Issued to Employees and Directors for Compensation
In December 2004, the FASB issued SFAS 123R, “Share-Based Payment”, which revised SFAS 123, “Accounting for Stock-Based Compensation”, and superseded APB 25, “Accounting for Stock Issued to Employees” and related interpretations. SFAS 123R requires the grant-date fair value of all share-based payment awards that are expected to vest, including employee share options, to be recognized as employee compensation expense over the requisite service period. The Company adopted SFAS 123R on January 1, 2006 and applied the modified prospective transition method. Under this transition method, the Company (1) did not restate any prior periods; (2) is recognizing compensation expense for all share-based payment awards that were outstanding, but not yet vested, as of January 1, 2006, based upon the same estimated grant-date fair values and service periods used to prepare the Company’s SFAS 123 pro-forma disclosures; and (3) is applying SFAS 123R to new awards and to awards modified, repurchased, or cancelled after the effective date. The Company recognizes the fair value of stock-based compensation awards in general and administrative expense, and research and development expense in the condensed consolidated statement of operations on a straight-line basis over the requisite service periods, or, for awards with performance conditions, when the performance condition is met.

F-1-53

Following is the Company’s stock option activity relating to employee and director compensation during the three and nine months ended September 30, 2008:
On August 8, 2008, the Company issued options to purchase 1,000,000 shares of common stock to the director. The options vest in eight equal semi-annual installments commencing on February 8, 2009 and continuing on each August 8 and February 8 thereafter until the Option becomes fully vested on the fourth anniversary of the Date of Grant. The fair value of these options on the date of grant amounted to $83,823 will be recognized starting February 2009. The Company will record Director compensation starting 2009. The options expire in 10 years.
Following is the Company’s stock option activity relating to employee and director compensation during the three and nine months ended September 30, 2007:
On May 3, 2007, the Company issued options to purchase 850,000 shares of common stock to the directors and executive officers pursuant to the 1998 Stock Option Plan. The options vest 41.67% on the date of grant and the remainder in seven equal monthly installments commencing June 1, 2007, have an exercise price of $0.25 per share, and expire in 10 years. The fair value of these options on the date of grant amounted to $136,473 and is being recognized 41.67% on the date of grant and the remainder on a straight-line basis over the requisite service period. The Company recorded director and executive compensation of $34,119 and $102,356 relating to these options during the three and nine months ended September 30, 2007, respectively.
A summary of option activity relating to employee and director compensation as of September 30, 2008, and changes during the nine months then ended is presented below:

			Weighted-Average	Aggregate
Options relating to employee and		Weighted-Average	Remaining	Intrinsic
director compensation	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2008	4,430,000	$0.54		$7,500
Granted	—	$—		—
Exercised	(250,000)	$0.07		3,750
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—
Outstanding at September 30, 2008	4,180,000	$0.57	8.02	$—

Exercisable at September 30, 2008	4,180,000	$0.57	8.02	$—

A summary of the status of the Company’s nonvested option shares relating to employee and director compensation as of September 30, 2008, and changes during the nine months then ended is presented below:

		Weighted-Average
Novested options relating to employee and director		Grant-Date
compensation	Shares	Fair Value
Nonvested at January 1, 2008	50,000	$0.13
Granted	1,000,000	$0.12
Vested	(50,000)	$0.13
Forfeited	—	$—
Nonvested at September 30, 2008	1,000,000	$0.12

F-1-54

A summary of option activity relating to interest expense from the grant of options to two directors in conjunction with advances made to the Company as of September 30, 2008, and changes during the nine months then ended is presented below:

			Weighted-Average	Aggregate
Options relating to interest expense to		Weighted-Average	Remaining	Intrinsic
directors	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2008	600,000	$0.52		$—
Granted	—	$—		—
Exercised	—	$—		—
Forfeited	—	$—		—
Converted	—	$—		—
Expired	—	$—		—
Canceled	—	$—		—
Outstanding at September 30, 2008	600,000	$0.52	7.68	$—

Exercisable at September 30, 2008	600,000	$0.52	7.68	$—

NOTE 7
SEGMENT INFORMATION
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The operating segments are managed separately because each operating segment represents a strategic business unit whose function and purpose differ from the other segments.
Prior to the discontinued operations discussed in Note 9, the Company’s reportable operating segments included dialysis services and development of a wearable artificial kidney. The Company currently operates in one segment, the development of a wearable artificial kidney. The accounting policies of the operating segment are the same as those described in the summary of significant accounting policies.
NOTE 8
RELATED PARTY TRANSACTIONS
Receivables from Stockholders
Note Receivable
As of September 30, 2008 and December 31, 2007, the Company was owed $43,027 from Medipace Medical Group, Inc., a company in which the Company’s former chief financial officer and current shareholder of the Company is a majority shareholder. This note receivable is presented in the accompanying condensed consolidated balance sheet as an offset to stockholders’ equity. Interest earned on this note receivable amounted to $832 for the nine months ended September 30, 2007.
Subscriptions Receivable
As of December 31, 2007, the Company was owed $6,788, including accrued interest of $288, from three stockholders and directors who participated in the June 2007 private placement as described in Note 4. These subscription receivables were paid during the first quarter of 2008.
Due to stockholders — discontinued operations
As of September 30, 2008 and December 31, 2007, the Company owed $4,854 to one of its stockholders which is due on demand. No interest is charged on this advance.
Interest
The Company incurs related party interest on several notes with stockholders that were outstanding during 2007 and 2008, the remainder of which are described in Note 3. As of September 30, 2008 and December 31, 2007, accrued expenses included $50,083 and $29,140 of accrued interest on related party notes payable, respectively. For the nine months ended September 30, 2008 and 2007, interest expense included $108,597 and $206,268 of interest charged on the related party notes payable, respectively.

F-1-55

NOTE 9
DISCONTINUED OPERATIONS — DIALYSIS CLINIC
On May 31, 2006, Los Angeles Community Dialysis, Inc. (LACD) completed the sale of substantially all of its assets used in the chronic care dialysis clinic to Kidney Dialysis Center of West Los Angeles, LLC. On June 15, 2006, LACD completed the sale of the acute care dialysis unit to stockholders Dr. Victor Gura and Dr. Ronald Lang. The decision to sell the dialysis units was based on the determination that it would be in the best interest of the stockholders to focus principally on completion of the development and eventual commercial marketing of the wearable artificial kidney for dialysis and other medical applications. As a result of the sale of LACD’s assets, the Company accounted for the business of LACD as a discontinued operation for all periods presented in accordance with SFAS No. 144.
NOTE 10
CONTINGENCIES
Litigation
The Company is a party to arbitration proceedings with Xcorporeal, Inc. and certain other parties (see Note 1). The arbitration has centered on whether the License Agreement is temporary and revocable if none of the transactions set forth in the Merger Agreement are completed, or whether the License Agreement survived the failure of the merger transaction. Xcorporeal had sought a declaration that the License Agreement is binding and prospectively enforceable, and that the merger transaction and Technology Transaction set forth in the Merger Agreement were properly terminated.
The arbitrator issued an interim award on June 9, 2008 in which he ruled against Xcorporeal and issued an award requiring specific performance of the Technology Transaction. The arbitrator further stated in the interim award that the Company was the prevailing party in the arbitration and entitled to recovery of its attorneys’ fees and certain other costs of the arbitration. The Company applied for an award of approximately $3.9 million in attorneys’ fees and costs against Xcorporeal and an award of approximately $105,000 in attorneys’ fees against another party to the arbitration, Victor Gura. Such amounts included fees and costs of the Company’s attorney’s, experts and certain witnesses, as well as the costs and fees of the arbitration service, court reporters and litigation support services. Dr. Gura filed a separate application against the Company for approximately $617,000 in fees and costs. Because the Company had prevailed on some, but not all, of its claims, the arbitrator awarded the Company approximately $1.87 million in fees and costs. The arbitrator rejected the Company’s fee application against Dr. Gura and Dr. Gura’s fee application against the Company.
On August 4, 2008, the arbitrator issued a second interim award in which he established a schedule for completion of the Technology Transaction, as well as for the filing of a registration statement with respect to the resale of the shares of Xcorporeal to be issued to the Company at the closing (the “Registration Statement”). In the second interim award, the arbitrator clarified that the only conditions to the closing of the Technology Transaction are the filing and mailing of information statements by the parties as required by law, and the filing by Xcorporeal of the Registration Statement. The arbitrator further confirmed that the Company is entitled to 9,230,000 shares of Xcorporeal, Inc. (AMEX: XCR) upon closing of the Technology Transaction.
Under the schedule established by the arbitrator, Xcorporeal was required to file an information statement or a proxy statement with respect to the Technology Transaction not later than August 22, 2008. Xcorporeal filed a preliminary proxy statement on August 22, 2008 seeking approval of its stockholders for the issuance of common stock in connection with the Technology Transaction. Xcorporeal has further been directed to close the Technology Transaction promptly following satisfaction of statutory requirements regarding information statements or proxy statements, as the case may be, and to file the Registration Statement within 30 days of closing. The Registration Statement is required to become effective within 90 days of filing. In the event that the Technology Transaction is not approved by Xcorporeal’s shareholders, the Company will receive an alternate award in which all of the technology covered by the License Agreement shall be decreed to be the sole and exclusive property of the Company. In such an event, the arbitrator will hold additional hearings to determine whether the portable artificial kidney technology currently under development by Xcorporeal is included in the technology under the License Agreement that would revert to the Company, and whether the Company would be entitled to compensatory damages.
The arbitrator further ordered in the second interim award that the License Agreement will remain in effect until the closing of the Technology Transaction, or until the arbitrator determines that no such closing will occur and that instead the alternate award described above will apply. By issuing “interim” awards to date, the arbitrator has retained jurisdiction to oversee either the closing of the Technology Transaction or the implementation of the alternate award. The arbitrator has stated that he will issue a single final, complete and self-contained award following the conclusion of his monitoring and supervision of the provisions of the second interim award.
Deferred compensation plan
Effective August 9, 2007, the Company established the National Quality Care, Inc. Deferred Compensation Plan (the “Plan”) in recognition of services currently being performed without cash compensation by Robert Snukal in his capacity as Chief Executive Officer, and Leonardo Berezovsky in his capacity as Chief Financial Officer (the “Participants”), and to encourage their continued performance of services. In accordance with the Plan, each Participant shall become entitled to payment of a benefit upon the occurrence of a change in control or a qualified financing. A change in control is defined in the Plan as any of the following:
(1) The direct or indirect transfer of the legal or equitable ownership of more than 50% of the Company’s outstanding common stock or any other class of stock representing more than 50% of the aggregate voting power of all classes of stock to an individual or entity;

F-1-56

(2) A merger or consolidation of the Company with any other company (other than a subsidiary of the Company) pursuant to which the resulting aggregate ownership of the Company (or of the parent or surviving company resulting from such merger or consolidation) held by or attributable to those persons who were stockholders of the Company immediately prior to such merger or consolidation is less than 50% of the common stock or any other class of stock representing less than 50% of the aggregate voting power of all classes of stock of the Company (or of the parent or surviving corporation resulting from such merger or consolidation) outstanding as a result of such merger or consolidation;
(3) The sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets; or
(4) The grant of an exclusive long-term license of the intellectual property of the Company.
A qualified financing is defined in the Plan as a debt or equity financing that yields at least $5,000,000 in net proceeds to the Company, or the receipt of at least $2,500,000 as the result of a settlement or favorable judgment in a litigation or arbitration proceeding. A benefit is defined in the Plan as the dollar amount payable to a Participant equal to the sum of his base amount plus his monthly amount multiplied by the number of full calendar months ending after the effective date of the Plan, August 9, 2007, that the Participant continues to perform services for the Company as an executive officer. The base amount and monthly amount for Robert Snukal is $240,000 and $12,000 respectively. The base amount and monthly amount for Leonardo Berezovsky is $76,000 and $8,000, respectively. Prior to the occurrence of a change in control or a qualified financing, a Participant may irrevocably waive his right to a benefit. In the event neither a change in control nor a qualified financing occurs on or before December 31, 2009, each Participant’s benefit will be forfeited.

F-1-57

Index to Xcorporeal’s Financial Statements

Page
Number
Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2-2

Balance Sheets at December 31, 2007 and December 31, 2006	F-2-3

Statements of Operations for the years ended December 31, 2007 and December 31, 2006 and the period between May 4, 2001 (date of inception) and December 2007	F-2-4

Statements of Stockholder’s Equity for the period between May 4, 2001 (date of inception) and December 2007	F-2-5

Statements of Cash Flows for the years ended December 31, 2007 and December 31, 2006 and the period between May 4, 2001 (date of inception) and December 2007	F-2-7

Notes to Financial Statements	F-2-8

Interim Financial Statements:

Balance Sheets at September 30, 2008 and December 31, 2007	F-2-21

Statements of Operations for the nine months ended September 30, 2008 and September 30, 2007 and for the nine months ended on September 30, 2008 and September 2007 and for the period between May 4, 2001 (date of inception) and September 30, 2008
F-2-22

Statements of Cash Flows for the nine months ended on September 30, 2008 and September 2007 and for the period between May 4, 2001 (date of inception) and September 30, 2008	F-2-23

Statements of Stockholder’s Equity for the period between May 4, 2001 (date of inception) and December 2007	F-2-24

Notes to Interim Financial Statements	F-2-25

F-2-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Xcorporeal, Inc.
(a development stage company)
(formerly CT Holdings Enterprises, Inc.)
Los Angeles, California
We have audited the accompanying balance sheets of Xcorporeal, Inc., a development stage company, as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity, and cash flows for each of the two years in the period then ended and the period from inception (May 4, 2001) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xcorporeal, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period then ended and the period from inception (May 4, 2001) through December 31, 2007 , in conformity with accounting principles generally accepted in the United States of America.
BDO Seidman, LLP
Los Angeles. California
March 24, 2008

F-2-2

XCORPOREAL, INC.
(a Development Stage Company)
BALANCE SHEETS

	Years ended
	December 31,
	2007	2006

ASSETS
Current
Cash and cash equivalents	$106,495	$27,440,987
Marketable securities, at fair value	16,401,898	—
Restricted cash	68,016	—
Prepaid Expenses & Other Current Assets	408,303	90,228
Total current assets	16,984,712	27,531,215

Property and equipment, net	266,912	3,328

Other assets	922	1,000

Total Assets	$17,252,546	$27,535,543

LIABILITIES
Current
Accounts payable	$1,125,239	$143,606
Accrued compensation	196,541	105,969
Accrued placement agent fees	—	1,348,470
Accrued professional fees	425,228	312,208
Accrued royalties	83,333	83,333
Accrued other liabilities	68,946	15,221
Payroll liabilities	11,926	9,275
Other current liabilities	115,400	115,400
Total Current Liabilities	2,026,613	2,133,482

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common Stock, $0.0001 par value, 40,000,000 shares authorized, 14,372,472 and 14,200,050 outstanding on December 31, 2007 and December 31, 2006, respectively	1,437	1,420
Additional paid-in capital	36,822,316	29,924,410
Deficit accumulated during the development stage	(21,597,820)	(4,523,769)
Total Stockholders’ Equity	15,225,933	25,402,061
Total Liabilities & Stockholders’ Equity	$17,252,546	$27,535,543
See accompanying notes to these financial statements.

F-2-3

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF OPERATIONS

			May 4, 2001
			(Date
	Years ended		of Inception) to
	December 31,		December 31,
	2007	2006	2007

Operating Expenses:
Selling, general and administrative	$11,084,040	$3,174,995	$14,402,692
Research and development	7,141,170	1,287,322	8,428,492
Depreciation and amortization	32,171	95	32,266
Loss before other income and income taxes	(18,257,381)	(4,462,412)	(22,863,450)

Interest and other income	1,184,930	82,200	1,267,230

Loss before income taxes	(17,072,451)	(4,380,212)	(21,596,220)

Income taxes	1,600	—	1,600

Net Loss	$(17,074,051)	$(4,380,212)	$(21,597,820)

Basic and diluted loss per share	$(1.20)	$(0.67)

Weighted average number of shares outstanding	14,206,489	6,542,312
See accompanying notes to these financial statements.

F-2-4

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
For the Period May 4, 2001 (Inception) to December 31, 2007

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Common stock issued for cash at $0.01 per share	2,500,000	$250	$24,750		$25,000

Net Loss for the year ended December 31, 2001				$(40,255)	(40,255)

Balance as of December 31, 2001	2,500,000	250	24,750	(40,255)	(15,255)

Common stock issued for cash at $0.05 per share	1,320,000	132	65,868		66,000

Net Loss for the year ended December 31, 2002				(31,249)	(31,249)

Balance as of December 31, 2002	3,820,000	382	90,618	(71,504)	19,496

Net Loss for the year ended December 31, 2003				(12,962)	(12,962)

Balance as of December 31, 2003	3,820,000	382	90,618	(84,466)	6,534

Net Loss for the year ended December 31, 2004				(23,338)	(23,338)

Balance as of December 31, 2004	3,820,000	382	90,618	(107,804)	(16,804)

Net Loss for the year ended December 31, 2005				(35,753)	(35,753)

Balance as of December 31, 2005	3,820,000	382	90,618	(143,557)	(52,557)

Common stock issued for a licence rights at $0.0001 per share	9,600,000	960	40		1,000

Capital stock cancelled	(3,420,000)	(342)	342		—

Warrants granted for consulting fees			2,162,611		2,162,611

Forgiveness of related party debt			64,620		64,620

Common stock issued for cash at $7.00, net of placement fees of $2,058,024	4,200,050	420	27,341,928		27,342,348

Stock-based compensation expense			264,251		264,251

Net loss for the period				(4,380,212)	(4,380,212)

Balance as of December 31, 2006	14,200,050	1,420	29,924,410	(4,523,769)	25,402,061
(continued)

F-2-5

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY) (Continued)
For the Period May 4, 2001 (Inception) to December 31, 2007

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Capital stock cancelled	(200,000)	(20)	20		—

Common stock issued pursuant to consulting agreement at $4.90 per share	20,000	2	97,998		98,000

Recapitalization pursuant to merger	352,422	35	(37,406)		(37,371)

Warrants granted for consulting services			2,917,309		2,917,309

Stock-based compensation expense			3,721,485		3,721,485

Additional Proceeds from the Sale of Common Stock in 2006			198,500		198,500

Net loss for the period				(17,074,051)	(17,074,051)

Balance as of December 31, 2007	14,372,472	$1,437	$36,822,316	$(21,597,820)	$15,225,933
See accompanying notes to these financial statements.

F-2-6

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF CASH FLOWS

			May 4, 2001
			(Date
	Years ended		of Inception) to
	December 31,		December 31,
	2007	2006	2007

Cash flows used in operating activities
Net Loss for the Period	$(17,074,051)	$(4,380,212)	$(21,597,820)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Non-employee Stock Based Compensation	2,917,309	2,162,611	5,079,920
Stock Based Compensation	3,721,485	264,251	3,985,736
Common Stock Issuance pursuant to consulting agreement	98,000	—	98,000
Depreciation and amortization	32,093	95	32,188
Net Change in assets and liabilities:
Prepaid Expenses & Other Current Assets	(318,075)	(90,228)	(408,303)
Other Assets	78	(1,000)	(922)
Accounts Payable and Accrued Liabilities	(144,241)	1,999,750	1,873,840
Other Current Liabilities	—	115,401	115,401
Net Cash (Used in)/Provided By Operating Activities	(10,767,402)	70,668	(10,821,960)

Cash Flows from Investing Activities
Capital Expenditures	(295,676)	(3,423)	(299,100)
Restricted Cash	(68,016)	—	(68,016)
Purchase of marketable securities	(25,000,000)	—	(25,000,000)
Sale of marketable securities	8,598,102	—	8,598,102
Net Cash (Used in) Investing Activities	(16,765,590)	(3,423)	(16,769,014)

Cash Flows from Financing Activities
Capital Stock issued	—	27,343,349	27,434,349
Advances from related party	—	30,393	64,620
Additional Proceeds from the Sale of Common Stock in 2006	198,500	—	198,500
Net Cash Provided by Financing Activities	198,500	27,373,742	27,697,469

Increase/(decrease) in cash during the period	(27,334,492)	27,440,987	106,495
Cash, beginning of the period	27,440,987	—	—
Cash, end of the period	$106,495	$27,440,987	$106,495

Supplemental disclosure of cash flow information; cash paid for:
Interest	$—	$—	$—
Income taxes	$—	$—	$—

See accompanying notes to these financial statements.

F-2-7

XCORPOREAL, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
1. NATURE AND CONTINUANCE OF OPERATIONS
On October 12, 2007, pursuant to a Merger Agreement with Xcorporeal, Inc. (referred to hereinafter as pre-merger Xcorporeal),our newly-formed wholly-owned merger subsidiary merged with and into pre-merger Xcorporeal, which became our wholly-owned subsidiary and changed its name to “Xcorporeal Operations, Inc.” We changed our name from CT Holdings Enterprises, Inc. to “Xcorporeal, Inc.” and amended our certificate of incorporation and bylaws to read substantially as pre-merger Xcorporeal. As a result, our authorized common stock changed from 60,000,000 shares to 40,000,000 common shares, and our authorized preferred stock changed from 1,000,000 shares to 10,000,000 shares, resulting in total authorized capital stock of 50,000,000 shares.
Immediately prior to the merger, we caused a one-for-8.27 reverse split of our common stock. Each share of pre-merger Xcorporeal common stock was then converted into one share of our common stock. In addition, we assumed all outstanding pre-merger Xcorporeal options and warrants to purchase pre-merger Xcorporeal common stock.
In this merger, CTHE is considered to be the legal acquirer and Xcorporeal to be the accounting acquirer. As the former shareholders of pre-merger Xcorporeal own over 97% of the outstanding voting common stock of CTHE after the merger and CTHE is a public shell company, pre-merger Xcorporeal is considered the accounting acquirer and the transaction is considered to be a recapitalization of pre-merger Xcorporeal.
Historical financial statements prior to the merger were restated to be those of pre-merger Xcorporeal. The merger is accounted for as if it were an issuance of the common stock of pre-merger Xcorporeal to acquire our net assets, accompanied by a recapitalization. Historical stockholders’ equity of pre-merger Xcorporeal is retroactively restated for the equivalent number of shares received in the merger, after giving effect to the difference in par value with an offset to paid-in capital. The assets and liabilities of pre-merger Xcorporeal are carried forward at their predecessor carrying amounts. Retained deficiency of pre-merger Xcorporeal is carried forward after the merger. Operations prior to the merger are those of pre-merger Xcorporeal. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by pre-merger Xcorporeal’s stockholders. The costs of the transaction will be expensed to the extent they exceed cash received from CTHE.
As a result of the merger, we transitioned to a development stage company focused on researching, developing and commercializing technology and products related to the treatment of kidney failure.
2. DEVELOPMENT STAGE COMPANY
We are a development stage company, devoting substantially all of our efforts to the research, development and commercialization of kidney failure treatment technologies.
As mentioned above, the final product design of the PAK is scheduled to be completed by mid 2008 and units will undergo final verification and validation prior to a 510(k) submission to the FDA for clinical use under direct medical supervision. We intend to submit this 510(k) filing during the fourth quarter of 2008. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. We expect that our monthly expenditures will decrease as we reduce our spending on research and development costs as well as labor and material costs relating to the Aubrey agreement, and shift resources towards developing a marketing plan for the PAK.

F-2-8

Risks and Uncertainties — We operate in an industry that is subject to intense competition, government regulation and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.
We will need additional financing to maintain and expand our business, and such financing may not be available on favorable terms, if at all. We may finance our business through the private placement or public offering of equity or debt securities. If we raise additional funds by issuing equity securities, such financing may result in further dilution to our stockholders. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise additional funds by issuing additional debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our common stock, and the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we might be required to relinquish significant rights to our technology or products, or to grant licenses on terms that are not favorable to us. Additional financing may not be available on favorable terms, if at all. If we need funds and cannot raise them on acceptable terms, we may not be able to execute or business plan and our shareholders may lose substantially all of their investment.
3. SUMMARY OF ACCOUNTING POLICIES
Cash and Cash Equivalents — Cash equivalents are comprised of certain highly liquid investments with original maturities of less than three months.
Marketable Securities — We classify investments with maturity dates greater than three months when purchased as marketable securities. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution.
Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and amortization, which are calculated using the straight-line method over the shorter of the estimated useful lives of the related assets (generally ranging from three to five years), or the remaining lease term when applicable. Gains and losses on disposals are included in results of operations at amounts equal to the difference between the book value of the disposed assets and the proceeds received upon disposal. There were no gains or losses on disposals from inception through the end of 2007. Expenditures for replacements and leasehold improvements are capitalized, while expenditures for maintenance and repairs are expensed as incurred.
Research and Development — Research and development is expensed as incurred. Upfront and milestone payments made to third parties in connection with research and development collaborations prior to regulatory approval are expensed as incurred. Payments made to third parties subsequent to regulatory approval are capitalized and amortized over the shorter of the remaining license or product patent life. At December 31, 2007, we had no such capitalized research and development costs.
Income Taxes — Under SFAS 109, “Accounting for Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carry-forwards. We record a valuation allowance for deferred tax assets when, based on management’s best estimate of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax assets may not be realized.

F-2-9

Earnings per Share — Under SFAS 128, “Earnings per Share,” basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As we had net losses for all periods presented, basic and diluted loss per share are the same, as any additional common stock equivalents would be anti-dilutive.
Share-Based Compensation — Effective January 1, 2006, we adopted FASB Statement No. 123R, Share-Based Payment (“FAS 123R”) (see Note 14). FAS 123R requires all share-based payments to employees to be expensed over the requisite service period based on the grant-date fair value of the awards and requires that the unvested portion of all outstanding awards upon adoption be recognized using the same fair value and attribution methodologies previously determined under FASB Statement No. 123, Accounting for Stock-Based Compensation . We continue to use the Black-Scholes valuation method and applied the requirements of FAS 123R using the modified prospective method. Prior to January 1, 2006, there was no share-based compensation expense.
Use of Estimates — The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and, accordingly, include certain amounts that are based on management’s best estimates and judgments. Estimates are used in determining such items as provisions for sales discounts and returns, depreciable and amortizable lives, recoverability of inventories produced in preparation for product launches, amounts recorded for contingencies, environmental liabilities and other reserves, pension and other postretirement benefit plan assumptions, share-based compensation, acquisitions and taxes on income. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.
Reclassifications — Certain reclassifications have been made to prior year amounts to conform with the current year presentation.
Recently Issued Accounting Standards
In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. We have adopted FIN 48 in January 2007. There was no impact on our results of operations and financial position upon adoption.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB staff issued a staff position that delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities except for those recognized or disclosed annually. The FASB also issued FAS-157-1, “application of FASB Statement No. 157 to FASB Statement No. 13 and other Accounting Pronouncements that address Fair Value Measurements for Purposes of Lease Classifications or Measurements under SFAS Statement No. 13”. We are required to adopt the provision of SFAS 157, as applicable, beginning in fiscal year 2008. We are currently in the process of evaluating the expected effect of SFAS 157 on our results of operations and financial position.
In February 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities” ( “SFAS No. 159” ). SFAS No. 159 permits an entity to choose to measure many financial instruments and certain items at fair value. The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reporting earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. Entities will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, which for us would be our fiscal year beginning January 1, 2008. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply to provision of FASB Statement No. 157, “Fair Value Measurements.” We are currently evaluating the impact that the adoption of SFAS No. 159 will have on our consolidated financial statements.

F-2-10

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “Business Combinations”, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS 141(R) expands on the disclosures previously required by SFAS 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. SFAS 141(R) also requires an acquirer to record an adjustment to income tax expense for changes in valuation allowances or uncertain tax positions related to acquired businesses. SFAS 141(R) is effective for all business combinations with an acquisition date in the first annual period following December 15, 2008; early adoption is not permitted. We will adopt this statement as of January 1, 2009. The impact of SFAS 141(R) will have on our consolidated financial statements will depend on the nature and size of acquisitions we complete after we adopt SFAS 141(R).
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (SFAS 160). SFAS 160 requires that non-controlling (or minority) interests in subsidiaries be reported in the equity section of the company’s balance sheet, rather than in a mezzanine section of the balance sheet between liabilities and equity. SFAS 160 also changes the manner in which the net income of the subsidiary is reported and disclosed in the controlling company’s income statement. SFAS 160 also establishes guidelines for accounting for changes in ownership percentages and for deconsolidation. SFAS 160 is effective for financial statements for fiscal years beginning on or after December 1, 2008 and interim periods within those years. The adoption of SFAS 160 is not expected to have a material impact on our financial position, results of operations or cash flows.
4. PROPERTY AND EQUIPMENT
Property and equipment consist of the following at December 31, 2007:

Property and equipment	$299,100
Accumulated depreciation	(32,188)
Property and equipment, net	$266,912
Depreciation expense for the years ended December 31, 2007 and 2006 was $32,093 and $95, respectively.
5. LEASES
As of December 31, 2007, our corporate office was located in Los Angeles with a monthly rent of $10,969. For this facility, we paid total rent of $114,783 in 2007 and none in 2006.
Subsequently, as of February 22, 2008, we moved the corporate office to Los Angeles. The total lease payments will be $1,096,878 over a 5 year period.
On September 7, 2007, we subleased office and warehouse space from Aubrey Group, Inc. for our product development team with a monthly rent of $2,863. In 2007, we paid total rent of $11,071.

F-2-11

Subsequently, on January 14, 2008, we extended the sublease through December 31, 2008 and acquired additional office and warehouse space. $82,129 will be the total lease payments over the 1 year period.
Our Chief Medical and Scientific Officer maintains an office, a related party transaction, located in Beverly Hills, CA where he performs his duties as our Chief Medical and Scientific Officer. Pursuant to the reimbursement agreement effective January 29, 2008, we will reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement shall commence on April 23, 2007, date of the office lease agreement, and continue until the date on which our Chief Medical and Scientific Officer ceases to use the remote office. The 50% rent reimbursement in 2007 totaled $10,648.
In addition to our operating facilities, we leased, commencing in 2007, two corporate apartments, located in Irvine, CA for combined monthly rent of $3,760. The cumulative rent expenditure for the corporate apartments as of December 31, 2007 was $13,619.
6. LICENSE EXPENSES
As part of our License Agreement with National Quality Care, Inc. (NQCI) dated September 1, 2006, we agreed to pay reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices, during the period September 1, 2006 until the date of closing or termination of the Merger Agreement, which occurred on December 31, 2006.
As of December 31, 2007, we paid $1,182,359 on four invoices totaling $1,494,567 and the disputed balance is included under the caption ‘ Accrued professional fees ’ in the accompanying balance sheet as of December 31, 2006.
7. NON-CASH TRANSACTIONS
Investing and financing activities during the year ended December 31, 2007 that do not have a direct impact on current cash flows has been excluded from the statements of cash flows as follows:
a) Pre-merger Xcorporeal cancelled 200,000 shares of common stock pursuant to a settlement agreement with one of our stockholders.
b) Immediately prior to the effectiveness of the merger, we caused a reverse split of our common stock, whereby each 8.27 issued and outstanding shares of our common stock were converted into one share of common stock.
Investing and financing activities during the year ended December 31, 2006 that do not have a direct impact on current cash flows have been excluded from the statements of cash flows as follows:
a) Pre-merger Xcorporeal cancelled 3,420,000 shares of common stock.
b) Pre-merger Xcorporeal issued 9,600,000 shares of common stock to acquire the right, title and interest to the name “Xcorporeal,” related trademarks and domain names, and the right to enter into the License Agreement to obtain the rights to technology relating to congestive heart and kidney failure treatment and other devices. The value of the stock was recorded at $1,000, the carryover basis of pre-merger Xcorporeal’s 96% stockholder immediately following the transaction.
c) A former director of pre-merger Xcorporeal forgave $64,620 of unpaid advances and management fees.
d) The Company assumed $37,372 of unpaid liabilities pursuant to the merger.
e) The Company issued common stock for consulting service totaling $98,000 in 2007.

F-2-12

8. LOSS PER COMMON SHARE
The following table sets forth the computation of basic and diluted loss per common share:

	Years ended
	December 31,
	2007	2006
Numerator:
Net Loss	$(17,074,051)	$(4,380,212)
Denominator:
Weighted average outstanding shares of common stock	14,206,489	6,542,312
Loss per common share:
Basic	(1.20)	(0.67)
Diluted	$(1.20)	$(0.67)

Diluted loss per common share for the years ended December 31, 2007 and 2006 does not include the effect of stock options and warrants (see Note 15. Stock Options and Warrants to Non-Employees) since their effect would be anti-dilutive. Options and warrants outstanding at December 31, 2007 and 2006 were approximately 4.7 million and 1.9 million, respectively.
9. INCOME TAXES
The provision for income taxes for the years ending December 31, 2007 and 2006 are summarized as follows (in thousands):

	2007	2006
Current:
Federal	$—	$—
State	2	—
	2	—
Deferred:
Federal	—	—
State	—	—

Total income tax provision	$2	$—

F-2-13

Deferred tax assets (liabilities) are comprised of the following (in thousands):

	2007	2006
Deferred tax assets:
Stock based compensation	$3,611	$967
Accrued liability	124	—
Total deferred tax assets	3,735	967

Deferred tax liabilities:
Fixed assets	6	—
Prepaid expenses	155	—
Total deferred tax liabilities	161	—

	3,574	967
Net operating loss	4,834	778
Research & development credits	599	172

	9,007	1,917
Valuation allowance	(9,007)	(1,917)
Net deferred tax assets or (liabilities)	$—	$—

Valuation Allowance on Deferred Taxes

	2007	2006
Beginning balance	$1,917	$—
Additions	7,090	1,917
Ending balance	$9,007	$1,917
Rate Reconciliation for the U.S. federal statuary rate and the effective tax rate:

	Years ended
	12/31/07 (%)	12/31/06 (%)
Federal statutory rate	(34.00)	(34.00)
State and local income taxes, net of federal tax benefits	(5.83)	(5.83)
Permanent differences	0.68	0.00
Research & development credits	(2.72)	(3.92)
Effective tax benefit	(41.87)	(43.75)
Valuation allowance	41.87	43.75
	0.00	0.00
Based upon the Company’s development stage status and history of operating losses, realization of its deferred tax assets does not meet the criteria under SFAS 109, and accordingly a valuation allowance for the entire deferred tax asset amount has been recorded at December 31, 2007 and 2006.
The valuation allowance had an increase of $7.1 million and $1.9 million in 2007 and 2006 respectively.

F-2-14

Pursuant to Sections 382 and 383 of the Internal Revenue Code, the utilization of net operating losses and other tax attributes may be subject to substantial limitations if certain ownership changes occur during a three-year testing period (as defined). In 2007 the Company determined that an ownership change occurred under Section 382 of the Internal Revenue Code. The utilization of the Company’s federal net operating loss carryforwards, capital loss carryforwards and other tax attributes related to CTHE will be limited to zero. Accordingly, the Company has reduced its net operating loss, capital loss and minimum tax credit carryforwards to the amount that the Company estimates that it would be able to utilize in the future, if profitable, considering the above limitations.
At December 31, 2007, the Company had net operating loss carry forwards for federal and state income tax purposes of approximately $12.2 million and $12.0 million, respectively. The NOLs for federal and state income tax purposes begin to expire in 2021.
In addition. the Company has research and development tax credits for Federal and state income tax purposes of approximately $342,402 end $256,802 respectively. The federal credits begin to expire in 2026 and state credits do not expire for California purposes.
During the year ended December 31, 2007, the Company adopted FIN 48 which clarifies the accounting for income taxes by prescribing the minimum threshold a tax position is required to meet before being recognized in the financial statements as well as guidance on de-recognition, measurement, classification and disclosure of tax positions. The adoption of FIN 48 by the Company did not have an effect on the Company’s financial condition or results of operations and resulted in no cumulative effect of accounting change being recorded as of January 1, 2007.
10. LICENSE AGREEMENT
On August 31, 2006, we entered into a Contribution Agreement with a company whose sole managing member is our current Chairman. We issued 9,600,000 shares of common stock in exchange for (a) the right, title, and interest to the name “Xcorporeal” and related trademarks and domain names, and (b) the right to enter into a License Agreement with National Quality Care, Inc. (NQCI) dated September 1, 2006 pursuant to which we obtained the exclusive rights to the technology relating to our kidney failure treatment and other medical devices. Pre-merger Xcorporeal was a shell corporation prior to the transaction. We valued the License Agreement at the carry-over basis of $1,000. As consideration for being granted the License, we agreed to pay a minimum annual royalty of $250,000, or 7% of net sales. We recorded $333,333 in royalty expenses covering the minimum royalties from commencement of the License Agreement through December 31, 2007. The License Agreement expires in 2105.
11. TERMINATED MERGER AGREEMENT
On September 1, 2006, Pre-merger Xcorporeal entered into a Merger Agreement with our licensor, NQCI, which contemplated that we would either (i) acquire it as a wholly owned subsidiary pursuant to a triangular merger, or (ii) issue shares of our common stock in consideration of the assignment of the licensed technology. The Merger Agreement expired by its own terms on December 31, 2006. In addition, on December 29, 2006, NQCI served written notice that it was terminating the Merger Agreement, and on January 2, 2007, we consented to the termination. Accordingly, the Merger Agreement is now terminated. We will not be proceeding with any merger with NQCI. The termination of the Merger Agreement had no effect on the License Agreement, the Contribution Agreement, or the shares we issued to CNL.
12. COMMITMENTS AND CONTINGENCIES
On December 1, 2006, we initiated arbitration against National Quality Care, Inc. (NQCI) for its failure to fully perform its obligations under our License Agreement. On December 29, 2006, NQCI filed suit against us in Los Angeles County Superior Court entitled National Quality Care, Inc. v. Victor Gura, M.D., et al. , Case No. BC364140. On January 5, 2007, we filed a petition to compel arbitration, and NQCI subsequently stipulated to resolve all claims in the pending arbitration. On March 20, 2007, the lawsuit was dismissed without prejudice. The arbitration hearing was completed on February 29, 2008, briefing should be completed by late April, and the arbitrator is expected to render an award next quarter. Based on the evidence presented at the hearing, we do not believe there is any reasonable likelihood that NQCI will prevail on its claims.

F-2-15

13. STOCKHOLDERS’ EQUITY
During the fourth quarter of 2006, we completed a private placement of an aggregate of 4,200,050 unregistered shares of our common stock. Our shares were issued to approximately 100 institutional and accredited investors, priced at $7.00 per share, for net proceeds of approximately $27.3 million, net of placement agent fees of $2.1 million. Purchasers included affiliates of our board members Marc Cummins and Jay Wolf. We accounted for the placement agent fees as a reduction in the gross proceeds of the private placement and a credit to additional paid-in capital. In addition, we issued 3-year warrants to purchase 100,000 and 29,221 shares of our common stock to two placement agents at $7.00 and $7.25 per share (“Placement Agent Warrants”), respectively. The fair value of the Placement Agent Warrants issued is $615,810 and was determined using the Black-Scholes option-pricing model.
On August 31, 2006, we issued immediately-exercisable, five-year warrants to purchase an aggregate of 325,000 shares of common stock (see Note 15. Stock Options and Warrants). The fair value for the consulting services provided of approximately $2,162,611 was recorded as a credit to additional paid-in capital and a debit to selling, general and administrative expenses. The fair value of these Warrants was determined using the Black-Scholes option-pricing model.
The private placement was exempt from registration pursuant to Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended, as a transaction not involving a public offering. We entered into registration rights agreements with each of the purchasers, obligating us to use best efforts to file a registration statement covering the purchased shares. The shares were registered in a Form S-4 registration statement which became effective on October 12th, 2007 in conjunction with the merger between Xcorporeal, Inc. and CT Holdings Enterprises, Inc.
On August 10, 2007, pre-merger Xcorporeal cancelled 200,000 shares of common stock pursuant to a settlement agreement with one of our stockholders.
Immediately prior to the effectiveness of the merger, we caused a reverse split of our common stock, whereby each 8.27 issued and outstanding shares of our common stock were converted into one share of common stock.
14. STOCK OPTIONS AND WARRANTS
Incentive Compensation Plan
On October 12, 2007, we adopted the Xcorporeal, Inc. 2007 Incentive Compensation Plan and the related form of option agreement that are substantially identical to the 2006 Incentive Compensation Plan in effect at pre-merger Xcorporeal immediately prior to the merger.
The plan authorizes the grant of stock options, restricted stock, restricted stock units and stock appreciation rights. Effective February 28, 2007, there are 3,900,000 shares of common stock reserved for issuance pursuant to the plan (subject to adjustment in accordance with the provisions of the plan). The plan will continue in effect for a term of up to ten years.
On October 12, 2007, we also assumed options to purchase up to 3,880,000 shares of common stock that were granted by pre-merger Xcorporeal under its 2006 Incentive Compensation Plan.

F-2-16

Stock Options
The Compensation Committee of our Board of Directors determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the vesting period. Options generally vest over five years and have a maximum life of ten years.
On August 10, 2007 and August 15, 2007, pre-merger Xcorporeal granted options to purchase an aggregate of 470,000 and 325,000 shares, respectively, of common stock to employees, which we assumed as part of the merger. The options vest ratably over 4 or 5 years, are exercisable at $7.00 per share, the fair market value of our common stock on the grant date, and expire in 2017. The fair value of such stock options was $4.8 million.
In connection with his August 10, 2007 resignation as an officer, Daniel Goldberger forfeited options to purchase 200,000 shares of common stock. He will retain his remaining 200,000 options as he continues to serve as a member of the board of directors.
On November 26, 2007, Nicholas Lewin was not reelected to the Board of Directors. Pursuant to the Resolution on Consent of the Compensation Committee, Mr. Lewin will provide on-going consulting services to us. In exchange for his services, the Compensation Committed amended his Grant to allow Mr. Lewin to continue to vest and exercise his options. The amendment causes a modification in his options which changes the vesting provisions from improbable to probable as well as the fair value.
We reported $3,721,485 and $264,251 in stock-based compensation expense for employees, officers and directors for the years ended December 31, 2007 and 2006, respectively.
All compensation expense for stock options granted has been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the years ended December 31,
	2007	2006
Expected dividend yields	zero	zero
Expected volatility	110-136%	110-135%
Risk-free interest rate	4.18-4.68%	4.57-4.60%
Expected terms in years	6.25-10 years	5-10 years
Warrants
On August 10, 2007 and August 15, 2007, pre-merger Xcorporeal also issued stock options to two consultants to purchase 20,000 and 10,000 shares of common stock, respectively, in exchange for consulting services, which we also assumed. These stock options vest ratably over 5 years so long as the consultant continues to provide services, are exercisable at $7.00 per share, the fair market value of our common stock on the grant date and expire 2017. The resulting fair value of such stock options was $0.2 million.
We reported $2,917,309 and $2,162,611 in stock-based compensation expense for consultants for the years ended December 31, 2007 and 2006, respectively.
Compensation for options granted to non-employees has been determined in accordance with SFAS No. 123, EITF 96-18, and EITF 00-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Accordingly, compensation is determined using the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.
For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by Financial Accounting and Standards Board (“FASB”) Emerging Issues Task Force No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring or In Conjunction With Selling Goods Or Services.”

F-2-17

All charges for warrants granted have been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the years ended December 31,
	2007	2006
Expected dividend yields	zero	zero
Expected volatility	117-136%	110-120%
Risk-free interest rate	3.45-4.65%	4.60-4.70%
Expected terms in years	4.80-9.62years	3-5years
The following tables summarize information concerning outstanding options at December 31, 2007 and 2006:

		Weighted
		Average
	Stock Options	Exercise Price

Outstanding at December 31, 2004	—	$—
Granted	—	—
Exercised	—	—
Cancelled or forfeited	—	—
Outstanding at December 31, 2005	—	—
Granted	1,600,000	5.00
Exercised	—	—
Cancelled or forfeited	—	—
Outstanding at December 31, 2006	1,600,000	5.00
Granted	2,872,500	7.00
Exercised	—	—
Cancelled or forfeited	(675,000)	6.41
Outstanding at December 31, 2007	3,797,500	6.26
Exercisable at December 31, 2006	—	—
Exercisable at December 31, 2007	440,000	$5.61
The following tables summarize information concerning outstanding warrants at December 31, 2007 and 2006:

		Weighted
		Average
	Warrants	Exercise Price
Outstanding at December 31, 2004	—	$—
Granted	—	—
Exercised	—	—
Cancelled or forfeited	—	—
Outstanding at December 31, 2005	—	—
Granted	454,221	2.72
Exercised	—	—
Cancelled or forfeited	—	—
Outstanding at December 31, 2006	454,221	2.72
Granted	422,500	7.29
Exercised	—	—
Cancelled or forfeited	—	—
Outstanding at December 31, 2007	876,721	4.92
Exercisable at December 31, 2006	454,221	2.72
Exercisable at December 31, 2007	754,221	$4.42

F-2-18

The weighted average grant-date estimated fair value of stock options granted in 2006 and 2007 approximated $10.3 million and 12.7 million or $6.42 and $5.79 per share, respectively. The weighted average grant-date estimated fair value of warrants granted in 2006 and 2007 approximated $2.8 million and $2.4 million or $6.11 and $5.63 per share, respectively. At December 31, 2007, the unamortized compensation charges related to outstanding stock options and warrants were $17,818,693 and $410,049, respectively. No stock options or warrants were exercised during the two years ended December 31, 2007.

	Stock Options
	and	Unamortized
	Warrants	Compensation
	Outstanding	Expense

January 1, 2007	2,054,221	$10,002,154
Granted in the period	3,295,000	19,433,213
Forfeited in the period	(675,000)	(3,884,935)
Expensed in the period	—	(7,321,700)
December 31, 2007	4,674,221	$18,228,732

		Weighted
	Number of	Average
	Options and	Exercise
Stock Options and Warrants	Warrants	Price
Balance at January 1, 2007	2,054,221	$4.50
Granted	3,295,000	7.04
Exercised	—	—
Forfeited	(675,000)	6.41
Balance at December 31, 2007	4,674,221	6.01
Options and warrants exercisable at December 31, 2007	4,674,221	$6.01

The weighted average remaining contractual life of the stock options that are exercisable as of December 31, 2007 are approximately 7.04 years. The weighted average remaining contractual life of the warrants that are exercisable as of December 31, 2007 approximates 3.80 years.

F-2-19

15. RELATED PARTY TRANSACTIONS
We were charged the following by a former director:

			May 2, 2001
			(Date of
	Year ended		Inception) to
	December 31,		December 31,
	2007	2006	2007
Administrative services	$—	$3,000	$12,000
On August 7, 2007, CTHE issued 500,000 (60,460 post reverse split) shares of restricted common stock to Steven B. Solomon, CTHE’s then Chief Executive Officer, in connection with his services to CTHE and further advances of funds. CTHE issued the restricted common stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, pursuant to a transaction to one accredited investor not involving any public offering.
Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, director, will provide consulting services as a management consultant to us with a devotion of at least 80 hours per month of services. In consideration of the services, we shall pay Mr. Goldberger $15,000 per month during the first two months and $12,500 per month thereafter. The term of the services is effective December 1, 2007 and will continue on a month to month basis.
Our Chief Medical and Scientific Officer maintains an office located in Beverly Hills, CA. Pursuant to the reimbursement agreement effective January 29, 2008, we will reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement shall commence on April 23, 2007, date of the office lease agreement, and continue until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer. The 50% rent reimbursement in 2007 totaled $10,648.
16. SUBSEQUENT EVENTS
Lease for Corporate Headquarters
Effective February 22, 2008, we entered into a five year lease for our corporate office of 4,352 square feet for a total of monthly rent of $17,408 per month for the first year, $18,104, $18,844, $19,584, and $20,367 per month for 2009, 2010, 2011, and 2012, respectively. The total lease payments will be $1,096,878 over a 5 year period.

F-2-20

XCORPOREAL, INC.
(a Development Stage Company)
BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS
Current
Cash and cash equivalents	$253,042	$106,495
Marketable securities, at fair value	5,756,685	16,401,898
Restricted cash	67,788	68,016
Prepaid Expenses & Other Current Assets	300,473	408,303
Total current assets	6,377,988	16,984,712

Property and equipment, net	304,749	266,912

Other assets	877	922

Total Assets	$6,683,614	$17,252,546

LIABILITIES
Current
Accounts payable	$1,180,138	$1,125,239
Accrued professional fees	3,049,015	425,228
Accrued royalties	270,833	83,333
Accrued compensation	139,564	196,541
Accrued other liabilities	120,330	68,946
Payroll liabilities	10,955	11,926
Deferred rent	40,929	—
Other current liabilities	115,400	115,400
Total Current Liabilities	4,927,164	2,026,613

Shares issuable	4,615,000	—

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, none outstanding	—	—
Common Stock, $0.0001 par value, 40,000,000 shares authorized, 14,704,687 and 14,372,472 outstanding on September 30, 2008 and December 31, 2007, respectively	1,470	1,437
Additional paid-in capital	41,526,283	36,822,316
Deficit accumulated during the development stage	(44,386,303)	(21,597,820)
Total Stockholders’ (Deficit) Equity	(2,858,550)	15,225,933
Total Liabilities & Stockholders’ (Deficit) Equity	$6,683,614	$17,252,546
See accompanying notes to interim financial statements.

F-2-21

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

					May 4, 2001 (Date
	Three Months Ended		Nine Months Ended		of Inception) to
	September 30,		September 30,		September 30,
	2008	2007	2008	2007	2008

Operating Expenses:
Selling, general and administrative	$2,111,578	$2,664,405	$7,756,230	$8,254,693	$22,158,922
Research and development	12,694,055	2,087,753	18,900,027	4,775,887	27,328,519
Other expenses	1,871,430	—	1,871,430	—	1,871,430
Depreciation and amortization	27,253	9,243	75,837	14,626	108,103
Loss before other income, income taxes, and other expenses	(16,704,316)	(4,761,401)	(28,603,524)	(13,045,206)	(51,466,974)

Interest and other income	44,871	290,677	278,941	910,603	1,546,171
Change in fair value of shares issuable	5,538,000	—	5,538,000	—	5,538,000
Loss before income taxes and other expenses	(11,121,445)	(4,470,724)	(22,786,583)	(12,134,603)	(44,382,803)

Income taxes	300	—	1,900	—	3,500
Net Loss	$(11,121,745)	$(4,470,724)	$(22,788,483)	$(12,134,603)	$(44,386,303)

Basic and diluted loss per share	$(0.76)	$(0.32)	$(1.57)	$(0.86)

Weighted average number of shares outstanding	14,704,687	14,089,180	14,561,070	14,162,687
See accompanying notes to interim financial statements.

F-2-22

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			May 4, 2001 (Date
	Nine Months Ended		of Inception) to
	September 30,		September 30,
	2008	2007	2008
Cash flows used in operating activities
Net Loss for the Period	$(22,788,483)	$(12,134,603)	$(44,386,303)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Stock Based Compensation	3,813,158	2,233,238	7,798,894
Non-employee Stock Based Compensation	92,842	2,923,344	5,172,762
Common Stock Issuance for consulting services rendered	798,000	—	896,000
Increase in shares issuable	10,153,000	—	10,153,000
Mark to market of shares issuable	(5,538,000)	—	(5,538,000)
Depreciation	75,792	14,562	107,980
Net Change in assets and liabilities:
Decrease (increase) in Prepaid Expenses & Other Current Assets	107,830	(223,935)	(300,473)
Decrease (increase) in Other Assets	45	64	(877)
Increase in Accounts Payable and Accrued Liabilities	2,859,622	323,248	4,733,464
Increase in Deferred Rent	40,929	—	40,929
Increase in Other Current Liabilities	—	—	115,400
Net Cash Used in Operating Activities	(10,385,265)	(6,864,082)	(21,207,224)

Cash Flows from Investing Activities
Capital Expenditures	(113,629)	(207,321)	(412,729)
Restricted Cash	228	(87,996)	(67,788)
Purchase of marketable securities	(8,598,102)	(21,932,739)	(33,598,102)
Sale of marketable securities	19,243,315	2,323,422	27,841,417
Net Cash Provided by (Used in) Investing Activities	10,531,812	(19,904,634)	(6,237,202)

Cash Flows from Financing Activities
Capital Stock issued	—	—	27,434,348
Advances from related party	—	—	64,620
Additional Proceeds from the Sale of Common Stock in 2006	—	—	198,500
Net Cash Provided by Financing Activities	—	—	27,697,468

Increase/(decrease) in cash during the period	146,547	(26,768,716)	253,042
Cash, beginning of the period	106,495	27,440,987	—
Cash, end of the period	$253,042	$672,271	$253,042

Supplemental disclosure of cash flow information; cash paid for:
Interest	$—	$—	$—
Income taxes	$1,900	$—	$3,500

See accompanying notes to interim financial statements.

F-2-23

XCORPOREAL, INC.
(a Development Stage Company)
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Period May 4, 2001 (Inception) to September 30, 2008
(Unaudited)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Common stock issued for cash at $0.01 per share	2,500,000	$250	$24,750		$25,000
Net Loss for the year ended December 31, 2001				$(40,255)	(40,255)
Balance as of December 31, 2001	2,500,000	250	24,750	(40,255)	(15,255)
Common stock issued for cash at $0.05 per share	1,320,000	132	65,868		66,000
Net Loss for the year ended December 31, 2002				(31,249)	(31,249)
Balance as of December 31, 2002	3,820,000	382	90,618	(71,504)	19,496
Net Loss for the year ended December 31, 2003				(12,962)	(12,962)
Balance as of December 31, 2003	3,820,000	382	90,618	(84,466)	6,534
Net Loss for the year ended December 31, 2004				(23,338)	(23,338)
Balance as of December 31, 2004	3,820,000	382	90,618	(107,804)	(16,804)
Net Loss for the year ended December 31, 2005				(35,753)	(35,753)
Balance as of December 31, 2005	3,820,000	382	90,618	(143,557)	(52,557)
Common stock issued for a license rights at $0.0001 per share	9,600,000	960	40		1,000
Capital stock cancelled	(3,420,000)	(342)	342		—
Warrants granted for consulting fees			2,162,611		2,162,611
Forgiveness of related party debt			64,620		64,620
Common stock issued for cash at $7.00, net of placement fees of $2,058,024	4,200,050	420	27,341,928		27,342,348
Stock-based compensation expense			264,251		264,251
Net loss for the period				(4,380,212)	(4,380,212)
Balance as of December 31, 2006	14,200,050	1,420	29,924,410	(4,523,769)	25,402,061
Capital stock cancelled	(200,000)	(20)	20		—
Common stock issued pursuant to consulting agreement at $4.90 per share	20,000	2	97,998		98,000
Recapitalization pursuant to merger	352,422	35	(37,406)		(37,371)
Warrants granted for consulting services			2,917,309		2,917,309
Stock-based compensation expense			3,721,485		3,721,485
Additional Proceeds from the Sale of Common Stock in 2006			198,500		198,500
Net loss for the period				(17,074,051)	(17,074,051)
Balance as of December 31, 2007	14,372,472	1,437	36,822,316	(21,597,820)	15,225,933
Common stock issued as compensation for consulting services at $3.61 per share	200,000	20	721,980		722,000
Warrants granted for consulting services			75,489		75,489
Stock-based compensation expense			1,121,118		1,121,118
Net loss for the period				(6,350,365)	(6,350,365)
Balance as of March 31, 2008	14,572,472	1,457	38,740,903	(27,948,185)	10,794,175
Common stock issued as compensation for consulting services at $3.80 per share	20,000	2	75,998		76,000
Cashless exercise of warrants	112,215	11	(11)		0
Warrants granted for consulting services			9,256		9,256
Stock-based compensation expense			960,840		960,840
Net loss for the period				(5,316,373)	(5,316,373)
Balance as of June 30, 2008	14,704,687	1,470	39,786,986	(33,264,558)	6,523,898
Stock-based compensation expense			1,739,297		1,739,297
Net loss for the period				(11,121,745)	(11,121,745)
Balance as of September 30, 2008	14,704,687	$1,470	$41,526,283	$(44,386,303)	$(2,858,550)

See accompanying notes to interim financial statements.

F-2-24

XCORPOREAL, INC.
(a Development Stage Company)
NOTES TO INTERIM FINANCIAL STATEMENTS
September 30, 2008
(Unaudited)
Note 1 — Interim Reporting
While information presented in the accompanying interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations, and cash flows for the interim period presented.
The results of operations for the period ended September 30, 2008 are not necessarily indicative of the results that can be expected for the year ended December 31, 2008.
Note 2 — Nature of Operations and Going Concern Uncertainty
On October 12, 2007, pursuant to a merger agreement with Xcorporeal, Inc. (referred to hereinafter as Operations), our newly-formed wholly-owned merger subsidiary, merged with and into Operations, which became our wholly-owned subsidiary and changed its name to “Xcorporeal Operations, Inc.” We changed our name from CT Holdings Enterprises, Inc. (CTHE) to “Xcorporeal, Inc.” and amended our certificate of incorporation and bylaws to read substantially as Operations. As a result, our authorized common stock changed from 60,000,000 shares to 40,000,000 common shares, and our authorized preferred stock changed from 1,000,000 shares to 10,000,000 shares, resulting in total authorized capital stock of 50,000,000 shares.
Immediately prior to the merger, we caused a one-for-8.27 reverse split of our common stock. Each share of Operations common stock was then converted into one share of our common stock. In addition, we assumed all outstanding Operations options and warrants to purchase Operations common stock.
In this merger, CTHE is considered to be the legal acquirer and Xcorporeal to be the accounting acquirer. As the former shareholders of Operations owned over 97% of the outstanding voting common stock of CTHE immediately after the merger and CTHE was a public shell company, Operations is considered the accounting acquirer and the transaction is considered to be a recapitalization of Operations.
Historical financial statements prior to the merger were restated to be those of Operations. The merger is accounted for as if it were an issuance of the common stock of Operations to acquire our net assets, accompanied by a recapitalization. Historical stockholders’ equity of Operations is retroactively restated for the equivalent number of shares received in the merger, after giving effect to the difference in par value with an offset to paid-in capital. The assets and liabilities of Operations are carried forward at their predecessor carrying amounts. Retained deficiency of Operations is carried forward after the merger. Operations prior to the merger are those of Operations. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by Operations’s stockholders. The costs of the transaction will be expensed to the extent they exceed cash received from CTHE. References to “we,” “us, “our” and the “company” after consummation of the merger include CTHE and Operations.
As a result of the merger, we transitioned to a development stage company focused on researching, developing, and commercializing technology and products related to the treatment of kidney failure.
We expect to incur negative cash flows and net losses for the foreseeable future. Based upon our current plans, we believe that our existing cash reserves will not be sufficient to meet our operating expenses and capital requirements before we achieve profitability. Accordingly, we may seek to raise additional funds through public or private placement of shares of preferred or common stock or through public or private financing. Our ability to meet our cash obligations as they become due and payable will depend on our ability to sell securities, borrow funds, reduce operating costs, or some combination thereof. We may not be successful in raising necessary funds on acceptable terms, or at all. As a result of these conditions, there is substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-2-25

Upon receipt of the approximate $27.3 million raised through a private placement which closed in the fourth quarter of 2006, we strategically began our operating activities and research and development efforts which resulted in a net loss of $17.1 million in 2007, and $22.8 million in the nine months ended September 30, 2008 including a net $4.6 million fair value accrual of a potential 9.23 million shares issuance discussed in Note 4-Legal Proceedings below. In addition, we invested $25.0 million in high grade money market funds and marketable securities of which we sold $19.2 million of the investments, leaving a balance of $5.8 million as of September 30, 2008.
We are a medical device company developing an innovative extra-corporeal platform technology to be used in devices to replace the function of various human organs. The platform leads to three initial products: (i) a Portable Artificial Kidney (PAK) for hospital Renal Replacement Therapy, (ii) a PAK for home hemodialysis and (iii) a Wearable Artificial Kidney (WAK) for continuous ambulatory hemodialysis. Our rights to the WAK derive in part from a License Agreement dated September 1, 2006, between Operations and National Quality Care, Inc. (“NQCI”) pursuant to which we obtained the exclusive rights to the technology designated therein (the “License Agreement”). See Note 4-Legal Proceedings below.
We have focused much of our efforts on development of the PAK, which has not been derived from the technology covered by the License Agreement. Through the productive research and development efforts of the PAK, we have completed functional prototypes of our hospital and home PAKs that we plan to commercialize after 510(k) notification clearance from the Food and Drug Administration (FDA) which we plan to seek by next year. Prior to the 510(k) submission to the FDA for clinical use under direct medical supervision, the units will undergo final verification and validation. It generally takes 4 to 12 months from the date of a 510(k) submission to obtain clearance from the FDA, although it may take longer. As we begin to shift out of the phase of development and build of the prototype equipment, reducing the related spending on research and development costs as well as consulting and material costs, see Note 16-Product Development Agreement, we expect that our monthly expenditures will remain somewhat constant. With this transition, there will be a shift of resources towards verification and validation of our devices along with developing a marketing plan for the PAK.
In addition, we have used some of our resources for the development of the WAK which we have demonstrated a feasibility prototype. Commercialization of the WAK will require development of a functional prototype and likely a full pre-market approval by the FDA, which could take several years. Once the Technology Transaction has closed and the results of the arbitration proceeding described in Note 4-Legal Proceedings are final, we will determine whether to devote additional resources to development of the WAK.
Because neither the PAK nor the WAK is yet at a stage where it can be marketed commercially, we are not able to predict the portion of our future business which will be derived from each.
Note 3 — Development Stage Company
We are a development stage company, devoting substantially all of our efforts to the research, development, and commercialization of kidney failure treatment technologies.
Risks and Uncertainties— We operate in an industry that is subject to intense competition, government regulation, and rapid technological change. Our operations are subject to significant risk and uncertainties including financial, operational, technological, legal, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

F-2-26

Note 4 — Legal Proceedings
On December 1, 2006, Operations initiated arbitration against National Quality Care, Inc. (NQCI) for NQCI’s failure to fully perform its obligations under the License Agreement dated September 1, 2006. On September 1, 2006, Operations also entered into a Merger Agreement with NQCI which contemplated that Operations would acquire NQCI as a wholly owned subsidiary pursuant to a triangular merger, or would issue to NQCI shares of common stock in consideration of the assignment of the technology relating to the WAK and other medical devices which, as listed under “Technology” on the License Agreement, are “all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works and any other technology, invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices , specifically including any wearable artificial kidney, or Wearable Artificial Kidney, and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device” (the “Technology Transaction”). The merger was not consummated.
On January 3, 2008, the arbitrator issued an order denying NQCI’s motion to amend its counterclaim to add us as a successor company following the merger. However, in the Second Interim Award, the arbitrator found that we are the successor to Operations as a result of the merger, even though we are not a party to any of the agreements or the arbitration, and ordered that our shares should be issued to NQCI rather than shares of Operations.
On June 9, 2008, the arbitrator issued an Interim Award granting specific performance of the Technology Transaction. The Interim Award stated that the total aggregate shares of stock to be received by NQCI at the Closing should equal 48% of all Operations shares outstanding as of the date of the Merger Agreement. On September 1, 2006, there were 10,000,000 shares of Operations common stock outstanding. Copies of the License Agreement and Merger Agreement are attached as exhibits to our amended current report on Form 8-K/A filed with the Securities and Exchange Commission on June 11, 2008.
On August 4, 2008, the arbitrator issued a Second Interim Award, stating that 9,230,000 shares of our common stock should be issued to NQCI to effectuate the Technology Transaction. As of November 17, 2008, there were 14,704,687 shares of our common stock issued and outstanding. Accordingly, following Closing of the Technology Transaction, NQCI would be our largest stockholder and would own approximately 39% of our total outstanding shares.
The arbitrator has not ordered us to close the Technology Transaction. However, the arbitrator found that, with the exception of shareholder approval, virtually all conditions to Closing the Technology Transaction have been waived. The award further states that, if we or our stockholders do not approve the issuance of our stock to effectuate the Technology Transaction, all of the Technology covered by the License will be declared the sole and exclusive property of NQCI, and the arbitrator will schedule additional hearings to address whether the PAK technology is included within that Technology, and whether NQCI is entitled to compensatory damages and the amount of damages, if any, under these circumstances. Upon closing of the Technology Transaction, the License Agreement will terminate, and we will own all of the Technology.
The Second Interim Award also states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses, Licensor Expenses, under the License Agreement which were accrued under “Accrued professional fees” as of September 30, 2008. The Licensor Expenses was accrued in the three months ended June 30, 2008 with the expenditure recorded as Licensing Expense within research and development operating expenses. To date, we have not received any supporting backup of these alleged Licensor Expenses.
On August 15, 2008, the arbitrator awarded NQCI $1.87 million to settle over $4 million NQCI claimed in attorneys’ fees and costs, stating that NQCI’s lack of success and other factors warranted a substantial reduction in the sums claimed. The arbitrator stated in pertinent part: “National’s success in the arbitration has been only partial and this is directly relevant to the question of the quantum of attorneys’ fees which should be awarded. ... National sought eight or nine figure damages, but was awarded none. Further, National asserted claims for fraud, interference with contract, and other torts, all of which were rejected. This lack of success warrants a substantial reduction in the sums claimed.” NQCI asked for a total of $4.04 million in attorneys’ fees and costs. The arbitrator awarded NQCI a total of $1.87 million which have been accrued under “Accrued professional fees” as of September 30, 2008. The interim settlement of legal fees was accrued in the three and nine months ended September 30, 2008 with the expenditure recognized as “Other expenses” and payment pending to date.

F-2-27

In an August 29, 2008 Order Re Issuance of Xcorporeal Shares, the arbitrator stated that the shares should be issued directly to NQCI’s stockholders. However, on September 4, 2008, the arbitrator issued an order that we should issue and deliver the 9,230,000 shares directly to NQCI, rather than directly to NQCI stockholders, if we obtain stockholder approval and elect to proceed with the Technology Transaction.
The Second Interim Award requires that we file a registration statement under the Securities Act to register for resale the shares to be issued to NQCI within 30 days after the closing of the Technology Transaction. The arbitrator acknowledged that our obligation is to file the registration statement and to use reasonable efforts to have the shares registered and not to guarantee registration and resultant actual public tradability. However, the arbitrator nevertheless ordered that the registration statement must be declared effective within 90 days. We have no control over whether the registration statement will be declared effective by the Securities and Exchange Commission (SEC), and no way to predict what further action, if any, the arbitrator may order if it is not declared effective.
The Technology Transaction will be accounted for as a purchase of the Technology in exchange for shares of our common stock. In accordance with FASB Concepts Statement No. 7, Using Cash Flow Information and Present Value in Accounting Measurements , t he Technology Transaction will be measured based on the fair value of the shares surrendered on the date of issuance, which is clearly more evident than the fair value of the intellectual property. Through the evaluation of the components of the intellectual property and information pursuant to the arbitration suggesting it may not be proprietary, we have determined the intellectual property is not economically viable. However, continuing research on the technology will be useful in developing the prototype of our Wearable Artificial Kidney. In accordance with FASB 2, Accounting for Research and Development Costs , and its related interpretations, we will expense the value of the intellectual property, determined in process research and development, at the date of acquisition.
Pursuant to the Second Interim Award, stating that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, we accrued for the 9.23 million shares of our common stock. As the Second Interim Award states that a registration statement for any issued shares must be declared effective within 90 days, and such contingency is not within our control, we have recorded the issuance as a liability, rather than as equity. The fair value of the 9.23 million shares was measured using the closing price of our common stock on August 4, 2008, the date of the Second Interim Award, and revalued, marked to market, as of the end of this interim reporting period, September 30, 2008. The fair value of the accrued shares on August 4, 2008, was $10,153,000 which was revalued at $4,615,000 as of September 30, 2008, resulting in a $5,538,000 non-operating gain to the statement of operations for the three and nine months ended September 30, 2008. The net fair value of $4,615,000 was accrued under “Shares issuable” as of September 30, 2008. Stockholders’ approval and issuance of the shares are pending to date.
Although we may seek stockholder approval for the issuance of the 9.23 million shares of our common stock to effectuate the Technology Transaction, we are uncertain whether the SEC will approve a form of proxy to solicit stockholder approval of the transaction, our stockholders will vote to approve the transaction, shares will be issued to NQCI, or the SEC will declare effective a registration statement to register the shares for resale. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternate award, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award.
If the 9.23 million shares contemplated by the Second Interim Award are issuable pursuant to a shareholder vote and the shares are issued pursuant to either a registration of such shares or the waiver of the registration proposal by the arbitrator, then the $4.6 million contingent liability record on our balance sheet becomes an addition of 9.23 million shares to our outstanding common shares and increases stockholders’ equity by the 9.23 million shares multiplied by the trading price of our shares on that day.

F-2-28

The arbitrator has stated that he has not yet issued a final award that may be confirmed or challenged in a court of competent jurisdiction. A party to the arbitration could challenge the interim award in court, even after stockholders approve the transaction. In addition, the arbitrator could again change the award by granting different or additional remedies, even after stockholders approve the transaction. We cannot guarantee that the arbitrator would order that stockholders be given another opportunity to vote on the transaction, even if such changes are material. Arbitrators have broad equitable powers, and arbitration awards are difficult to challenge in court, even if the arbitrator makes rulings that are inconsistent or not in accordance with the law or the evidence.
The above legal proceedings are discussed in further detail below in Part II-Other Information, Item 1. Legal Proceedings.
Note 5 — Cash Equivalents and Marketable Securities
We invest available cash in short-term commercial paper, certificates of deposit, money market funds, and high grade marketable securities. We consider any liquid investment with an original maturity of three months or less when purchased to be cash equivalents. Investments, including certificates of deposit with maturity dates greater than three months when purchased and which have readily determined fair values, are classified as available-for-sale investments and reflected in current assets as marketable securities at fair market value. Our investment policy requires that all investments be investment grade quality and no more than ten percent of our portfolio may be invested in any one security or with one institution. At September 30, 2008, all of our cash was held in high grade money market funds and marketable securities.
Restricted cash represents deposits secured as collateral for a bank credit card program.
Note 6 — Fair Value Measurements
Effective January 1, 2008, we adopted SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies to other accounting pronouncements that require or permit fair value measurements. In February 2008, FSP FAS 157-2, “Effective Date of FASB Statement No. 157”, was issued, which delays the effective date of SFAS 157 to fiscal years and interim periods within those fiscal years beginning after November 15, 2008 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). We elected to defer the adoption of the standard for these non-financial assets and liabilities.
Fair value is defined under SFAS 157 as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a three-level hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

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Beginning January 1, 2008, assets and liabilities recorded at fair value in the balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Level inputs, as defined by SFAS 157, are as follows:
• Level I — inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
• Level II — inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
• Level III — unobservable inputs that reflect management’s best estimate of what market participants would use in pricing he asset or liability at the measurement date.
The following tables summarize fair value measurements by level at September 30, 2008 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total
Cash and cash equivalents	$253,042	$—	$—	$253,042
Marketable securities:
Commercial paper	3,708,821	—	—	3,708,821
Corporate securities fixed rate	651,811	—	—	651,811
Money market fund	1,396,053	—	—	1,396,053
Restricted cash	67,788	—	—	67,788
Total assets	$6,077,515	$—	$—	$6,077,515
Short-term investments classified as available-for-sale were as follows:

	September 30, 2008
	Aggregate Fair	Gross Unrealized	Estimated Fair
	Value	Gains / (Losses)	Value
Commercial paper	$3,708,821	$—	$3,708,821
Corporate securities fixed rate	651,811	—	651,811

Total	$4,360,632	$—	$4,360,632

Xcorporeal reviews impairments associated with the above in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” to determine the classification of the impairment as temporary or other-than-temporary. Xcorporeal considers these investments not to be temporarily impaired as of September 30, 2008.
There were no gross unrealized gains or losses as of September 30, 2008.
Note 7 — Property and Equipment
Property and equipment consist of the following at September 30, 2008:

Property and equipment	$412,729
Accumulated depreciation	(107,980)
Property and equipment, net	$304,749
Depreciation expense for the three and nine months ended September 30, 2008 and 2007 was $27,238 and $75,792, and $9,229 and $14,562, respectively.

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Note 8 — Shares Issuable
Pursuant to the August 4, 2008, Second Interim Award, stating that, if the Technology Transaction is submitted to and approved by our stockholders, 9,230,000 shares of our common stock should be issued to NQCI to effectuate the transaction, , we accrued for the 9,230,000 shares of our common stock. As the Second Interim Award states that a registration statement for any issued shares must be declared effective within 90 days, and such contingency is not within out control,we have recorded the issuance as a liability, rather than as equity. Until issuance, the shares issuable will be recorded at fair value in accordance with EITF 00-19, with subsequent changes in fair value recorded as non-operating gain or loss to our statement of operations. The fair value of the shares will be measured using the closing price of our common stock on the reporting date. The measured fair value of $10,153,000 for the accrued 9.23 million shares on August 4, 2008, the date of the Second Interim Award, was accrued under “Shares issuable” and expensed to “Research and development”. From marking to market, the fair value of the shares issuable was revalued at $4,615,000 as of September 30, 2008. The resulting non-operating gain of $5,538,000 to the statement of operations for the three and nine months ended September 30, 2008 was recognized as “Change in fair value of shares issuable”. Stockholder approval and issuance of the shares are pending to date.
Although we may seek stockholders’ approval for the issuance of 9.23 million shares of our common stock to effectuate the Technology Transaction, we are uncertain whether the SEC will approve the form of proxy to solicit stockholder approval of the transaction, our stockholders will vote to approve the transaction, shares will be issued to NQCI, or the SEC will declare effective the registration statement to register the shares for resale. If the Technology Transaction does not close, the arbitrator may issue alternative relief. In the event of an alternate award, the above accrual may be adjusted and the accrual or the actual settlement will be recorded to coincide with the alternate award.
Note 9 — Leases
As of February 22, 2008, we entered into a 5 year lease agreement and relocated our corporate office to a location in Los Angeles, CA. The total lease payments will be $1,096,878 over a 5 year period. As of September 30, 2008, our remaining total lease payments are $1,009,838.
The following is a schedule by years of future minimum lease payments required under the 5-year corporate office lease as of September 30, 2008:

Year ending December 31:
2008	$52,224	(1)
2009	215,859
2010	224,650
2011	233,528
2012	242,842
2013	40,735	(2)
Total minimum payments required	$1,009,838

(1)	excludes lease payments made through September 30, 2008

(2)	initial term of the lease agreement ends February 2013
On May 15, 2008, we executed the second amendment to the sublease agreement for office and warehouse space from Aubrey Group, Inc. (Aubrey). Pursuant to the amendment, we acquired additional office and warehouse space. In addition, our monthly sublease rent increased to $8,715 through December 31, 2008. As of September 30, 2008, our remaining total sublease payments are $17,429 for the remaining time we will occupy the subleased space from Aubrey which we have given notice to vacate by the end of November 2008.

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Note 10 — Interest Income
Interest income of $44,871 and $278,941, and $290,677 and $910,603 was reported for the three and nine months ended September 30, 2008 and 2007, respectively.
Note 11 — Other Expenses
On August 15, 2008, the arbitrator in the NQCI arbitration issued another interim award, awarding NQCI a total of $1,871,430 in attorney’s fees and costs. Pursuant to the award, we accrued the liability under “Accrued professional fees” and captured the expenditure in “Other expenses” in the three and nine months ended September 30, 2008.
Note 12 — Related Party Transactions
In connection with the contribution of the assets to our company, on August 31, 2006 we issued to Consolidated National, LLC (CNL), of which Terren Peizer, who beneficially owns 42.4% of our outstanding common stock, is the sole managing member and beneficial owner, an aggregate of 9,600,000 shares of common stock of which 6,232,596 shares are still held by CNL.
The Chief Medical and Scientific Officer of our Company, Dr. Victor Gura, owns 15,497,250 shares of common stock of NQCI (or approximately 20.9% of NQCI’s common stock outstanding as of October 17, 2008 with whom we entered into the License Agreement. Such shares include 800,000 shares owned by Medipace Medical Group, Inc., an affiliate of Dr. Gura, and 250,000 shares subject to warrants held by Dr. Gura which are currently exercisable.
Pursuant to a consulting agreement effective December 1, 2007, Daniel S. Goldberger, then a director, provided consulting services as interim Chief Executive Officer. In consideration of the services, we paid Mr. Goldberger $15,000 per month during the first two months and $12,500 per month thereafter during the term of the consulting agreement. From execution through September 30, 2008, Mr. Goldberger was compensated $130,000 for his services. Mr. Goldberger resigned as interim Chief Executive Officer on October 6, 2008, and as a director on October 7, 2008, and remains a strategic consultant to the Company thru the end of 2008. Mr. Goldberger will receive an additional $22,500 in compensation for such services.
Dr. Gura maintains an office located in Beverly Hills, California. Pursuant to a reimbursement agreement effective January 29, 2008, we reimburse 50% of the rental and 50% of his monthly parking. The term of the agreement commenced on April 23, 2007, the date of the office lease agreement, and continue until the date on which he ceases to use the remote office to perform his duties as our Chief Medical and Scientific Officer. From commencement through September 30, 2008, we reimbursed our Chief Medical and Scientific Officer $1,507 and $31,187 for 50% of the monthly parking and rental, respectively.

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Note 13 — License Agreement
On August 31, 2006, we entered into a Contribution Agreement with a company whose sole managing member, Terren Peizer, who beneficially owns 42.4% of our outstanding common stock. We issued 9,600,000 shares of common stock in exchange for (a) the right, title, and interest to the name “Xcorporeal” and related trademarks and domain names, and (b) the right to enter into a License Agreement with National Quality Care, Inc. (NQCI) dated September 1, 2006 pursuant to which we obtained the exclusive rights to the technology relating to our kidney failure treatment and other medical devices which, as listed under “Technology” on the License Agreement, are “all existing and hereafter developed Intellectual Property, Know-How, Licensor Patents, Licensor Patent Applications, Derivative Works and any other technology, invented, improved or developed by Licensor, or as to which Licensor owns or holds any rights, arising out of or relating to the research, development, design, manufacture or use of (a) any medical device, treatment or method as of the date of this Agreement, (b) any portable or continuous dialysis methods or devices , specifically including any wearable artificial kidney, or Wearable Artificial Kidney, and related devices, (c) any device, methods or treatments for congestive heart failure, and (d) any artificial heart or coronary device.” Operations was a shell corporation prior to the transaction. We valued the License Agreement at the carry-over basis of $1,000. As consideration for being granted the License, we agreed to pay to NQCI a minimum annual royalty of $250,000, or 7% of net sales. We recorded $520,833 in royalty expenses covering the minimum royalties from commencement of the License Agreement through September 30, 2008. The License Agreement expires in 2105. As of September 30, 2008, we had made one payment of the minimum annual royalty of $250,000 in November 2008.
The License Agreement also stipulates the reimbursement of reasonable and necessary expenses incurred in the ordinary course of business consistent with past practices (“Licensor Expenses”) until the Closing or the termination of the Merger Agreement. The Second Interim Award from the arbitration with NQCI states that the License Agreement will remain in full force and effect until the Technology Transaction closes or the arbitrator determines that it will never close. As such, NQCI has made a claim for reimbursement of approximately $690,000 in alleged expenses under the License Agreement which were accrued under “Accrued professional fees” as of September 30, 2008. To date, we have not received any supporting backup of this alleged Licensor Expenses. See Note 4-Legal Proceedings for further additional information related to this License Agreement.
Note 14 — Stock Options and Warrants
Incentive Compensation Plan
On October 12, 2007, we adopted the Xcorporeal, Inc. 2007 Incentive Compensation Plan and the related form of option agreement that are substantially identical to the 2006 Incentive Compensation Plan in effect at Operations immediately prior to the merger.
The plan authorizes the grant of stock options, restricted stock, restricted stock units, and stock appreciation rights. Effective February 28, 2007, there are 3,900,000 shares of common stock reserved for issuance pursuant to the plan (subject to adjustment in accordance with the provisions of the plan). The plan will continue in effect for a term of up to ten years.
On October 12, 2007, we also assumed options to purchase up to 3,880,000 shares of common stock, net 980,000 of which have since been forfeited, canceled, or expired, that were granted by Operations under its 2006 Incentive Compensation Plan.
As of September 30, 2008, there were 129,500 optioned shares outstanding and 3,770,500 shares available under the 2007 Incentive Compensation Plan.

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Stock Options to Employees, Officer and Directors
The Compensation Committee of our Board of Directors determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the vesting period. Options generally vest over five years and have a maximum life of ten years.
In the three months ended September 30, 2008, an aggregate of 338,000 options were forfeited as a result of employee terminations and resignations. In addition, 200,000 options were cancelled pursuant to a Director’s voluntary forfeiture with no other concurrent replacement award or other valuable consideration as his services as a Director remained and continued on the date of his voluntary forfeiture.
We reported $1,731,200 and $3,813,158 in stock-based compensation expense for employees, officers, and directors for the three and nine months ended September 30, 2008, respectively. For the three and nine months ended September 30, 2007, we reported $749,774 and $2,233,238 in stock-based compensation expense for employees, officers, and directors, respectively.
All compensation expense for stock options granted has been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the nine months ended
September 30, 2008
Expected dividend yields	zero
Expected volatility	136%
Risk-free interest rate	3.53-3.81%
Expected terms in years	3.12–8.88 years
Warrants and Stock Options to Non-Employees
During the nine months ended September 30, 2008, there was no issuance of warrants. However, there were cashless exercises of warrants during the three months ended June 30, 2008.
We reported $8,097 and $92,842 in stock-based compensation expense for consultants for the three and nine months ended September 30, 2008, respectively. We reported $128,220 and $2,923,344 in stock-based compensation expense for consultants for the three and nine months ended September 30, 2007, respectively.
Compensation for options granted to non-employees has been determined in accordance with SFAS No. 123R, EITF 96-18, and EITF 00-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Accordingly, compensation is determined using the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured.
For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by Financial Accounting and Standards Board (“FASB”) Emerging Issues Task Force No. 96-18 “Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring or In Conjunction With Selling Goods Or Services.”

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All charges for warrants granted have been determined under the fair value method using the Black-Scholes option-pricing model with the following assumptions:

For the nine months ended
September 30, 2008
Expected dividend yields	zero
Expected volatility	136%
Risk-free interest rate	2.36-4.69%
Expected terms in years	1.14–4.05 years
The following table shows the change in unamortized compensation expense for stock options and warrants issued to employees, officers, directors and non-employees during the nine months ended September 30, 2008:

	Stock Options and
	Warrants		Unamortized Compensation
	Outstanding		Expense

January 1, 2008	4,674,221		$18,228,742

Granted in the period	55,000		207,448

Forfeited & Cancelled in the period	(823,000	)(1)	(2,386,795)

Expensed in the period	—		(5,353,382)

Exercised in the period	(325,000	)(2)	—
September 30, 2008	3,581,221		$10,696,013

(1)	One of our Directors voluntarily forfeited his 200,000 options on September 8, 2008. Due to his continued services as a Director on the date of his voluntary forfeiture, this was treated as a cancellation and all unamortized expense of $924,021 was fully recognized in the period.

(2)	The cashless exercises of the granted 325,000 warrant shares resulted in the issuance of an aggregate of 112,215 shares of our common stock.

		Weighted
	Number of	Average
	Options and	Exercise
	Warrants	Price
Stock Options and Warrants
Balance at January 1, 2008	4,674,221	$6.01
Granted	55,000	7.00
Exercised	(325,000)	1.00
Forfeited & Cancelled	(823,000)	6.51
Balance at September 30, 2008	3,581,221	$6.37

Note 15 — Stockholders’ (Deficit) Equity
In response to the NQCI arbitration interim award associated to the Technology Transaction, we are planning to seek stockholders approval to issue 9,230,000 shares of our common stock directly to NQCI to effectuate the transaction. Upon issuance and delivery of the proposed shares, NQCI will be our largest stockholder, owning approximately 39% of our total outstanding shares.
As a result of the accrual for 9.23 million shares, discussed further in Note 4-Legal Proceedings and Note 8-Shares Issuable above, “Total Stockholders’ (Deficit) Equity” has a negative balance with our deficit accumulated during the development stage being greater than our additional paid in capital as of September 30, 2008.

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Note 16 — Product Development Agreement
In July 2007, we entered into an agreement with Aubrey Group, Inc., an FDA-registered third-party contract developer and manufacturer of medical devices for the design and development of a Portable Artificial Kidney (“PAK”). The PAK will be designed for use as an Intermittent as well as a Continuous Renal Replacement Therapy (CRRT) in the hospital with medical supervision. The development is expected to be completed by the end of 2008 and projected labor and material costs were estimated at approximately $5.1 million at the inception of the agreement and over the term. The agreement can be terminated at any time with 30 business days notice. From commencement through September 30, 2008, we incurred $3,063,798 in expense for the services rendered under this agreement and anticipate incurring approximately $200,000 for the remainder of 2008.
Note 17 — Subsequent Events
On October 2, 2008, Kelly J. McCrann was unanimously appointed Chairman of the Board of Directors and Chief Executive Officer. With his new role, Mr. McCrann resigned from the Audit Committee and Compensation Committee with Dr. Hans Polaschegg taking his place on the Compensation Committee. On October 6, 2008, effective October 2, 2008, we entered into an employment agreement with Mr. McCrann for a term of two years at an initial annual base salary of $325,000. He is eligible to receive discretionary bonuses based on achieving designated goals and milestones, and overall performance and profitability. Additionally, Mr. McCrann was granted 700,000 stock options at an exercise price of $1.50 per share under our 2007 Incentive Compensation Plan, which vest 25% on each of the first, second, third, and fourth anniversaries of the grant date, with anti-dilution protections. Further, if we issue shares to NQCI pursuant to the arbitration with NQCI, Mr. McCrann, shall, upon the date of such issuance to NQCI, be granted an additional option, number of shares to be determined, under the 2007 Incentive Compensation Plan to purchase such shares of our common stock, at an exercise price equal to the greater of (a) $1.50 per share or (b) the fair market value of a share of our common stock on the grant date, necessary to preserve Mr. McCrann’s ownership percentage of the company on a fully diluted basis, based upon the ownership percentage determined as of the date of initial grant. If Mr. McCrann is terminated without good cause or resigns for good reason, as defined in the employment agreement, we will obligated to pay Mr. McCrann twelve months’ base salary. A copy of Mr. McCrann’s employment agreement is attached as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2008.
To comply with the American Stock Exchange rule requiring that a majority of our directors be independent, Daniel Goldberger and Dr. Victor Gura resigned as members of our board of directors on October 7, 2008.
In lieu of Mr. Goldberger’s resignation as our interim CEO on October 6, 2008, we amended his consulting agreement. Pursuant to the amendment, Mr. Goldberger will provide the company with his services through year end. As consideration for his services, he will be paid $12,500 for October 2008 and $5,000 per month for each of November and December.
On October 6, 2008, with modification to the lease agreement on October 23, 2008, we entered into a 5 year lease agreement, commencing November 27, 2008 through November 26, 2013 with early possession on October 27, 2008, for our new operating facility in Lake Forest, CA. The monthly base rent will start at $23,540 per month and increase annually by approximately 3%. The total minimum lease, base rent, payments will be $1,515,120 over a 5 year period. As required by the agreement, we issued an 18 month, $300,000, letter of credit secured by a new CD account as collateral. Upon execution of the lease agreement, we notified Aubrey of our intent to vacate our current subleased space by the end of November 2008. A copy of the lease agreement is attached as Exhibit 10.1 to this quarterly report on Form 10-Q.
On August 10, 2007, Terren S. Peizer entered into an Executive Chairman Agreement with Operations for an initial term of three years with automatic one-year renewals, which Executive Chairman Agreement was assumed by us. His base compensation is $450,000 per annum as of July 1, 2007, with a signing bonus of $225,000. Mr. Peizer will be entitled to receive an annual bonus at the discretion of the board based on performance goals and targeted at 100% of his base compensation. He is also eligible to participate in any equity incentive plans adopted by us. In the event Mr. Peizer’s position is terminated without good cause or he resigns for good reason, we will be obligated to pay Mr. Peizer in a lump sum an amount equal to three years’ base compensation bonus plus 100% of the targeted bonus. At the request of Mr. Peizer, we stopped making payments to him under the agreement in August 2008 and Mr. Peizer voluntarily relinquished his role as Executive Chairman in October 2008.

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